                                                FILED PURSUANT TO RULE 424(b)(3)
                                                      REGISTRATION NO. 333-86049

PROSPECTUS SUPPLEMENT
DECEMBER 13, 2000
(TO PROSPECTUS DATED DECEMBER 3, 1999)

                                  $900,000,000

                           EL PASO ENERGY CORPORATION

                       MEDIUM TERM NOTES DUE NINE MONTHS
                            OR MORE FROM DATE ISSUED
                            ------------------------

     El Paso Energy Corporation may offer and sell in one or more offerings up to $900 million of medium term notes. The following terms may apply to the medium term notes, but we will provide specific terms of any series of medium term notes that we may offer in pricing supplements to this prospectus supplement. You should read this prospectus supplement, the accompanying prospectus, and any pricing supplements carefully before you invest in any of our securities. This prospectus supplement and the accompanying prospectus may not be used to consummate sales of our securities unless it is accompanied by a pricing supplement. If we sell other securities referred to in the accompanying prospectus, the amount of medium term notes that we may offer and sell under this prospectus supplement will be reduced.

     The terms of any series of medium term notes may include the following:

     - Maturity: A maturity date of nine months or more from the date of original issue.

     - Amortization: Either fixed amortization payments at specified intervals prior to maturity or payable in a single principal installment at maturity.

     - Interest Rate: A fixed or a floating interest rate, with the floating rate based upon one or more of the following:

      - the commercial paper rate;

      - prime rate;

      - federal funds effective rate;

      - LIBOR;

      - Treasury rate;

      - CMT rate;

      - CD rate;

      - Eleventh District Cost of Funds rate; or

      - a base rate or other interest rate formula specified in pricing supplement.

     - Interest Payment Dates: Daily, weekly, monthly, quarterly, semi-annually or annually on dates to be specified.

     - Form: Certificated or book entry.

     - Minimum Denominations: $1,000.

     - Other Terms: Subject to redemption and repurchase at our option or the option of the holder. Subject to remarketing features. Neither convertible nor subject to a sinking fund.

     YOU SHOULD CAREFULLY CONSIDER THE RISK FACTORS BEGINNING ON PAGE S-8 OF THIS PROSPECTUS SUPPLEMENT BEFORE INVESTING IN OUR MEDIUM TERM NOTES.

     NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR DETERMINED WHETHER THIS PROSPECTUS SUPPLEMENT OR THE ACCOMPANYING PROSPECTUS IS TRUTHFUL OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

     The medium term notes are being offered on a continuing basis through Banc of America Securities LLC, ABN AMRO Incorporated and Chase Securities Inc., which are acting as agents. Each agent has agreed to use its reasonable best efforts to solicit offers to purchase the medium term notes. The medium term notes may be sold at or above par or at a discount to any agent, acting as principal, for a commission as set forth under the caption "Plan of Distribution" that begins on page S-51 of this prospectus supplement or as otherwise mutually agreed. We may also sell the medium term notes directly to investors. No discount or commission will be paid to any agent for a direct sale of medium term notes by us. The medium term notes will not be listed on any securities exchange. You cannot be assured that the medium term notes offered by this prospectus supplement will be sold or that there will be a secondary market for the medium term notes.

BANC OF AMERICA SECURITIES LLC

                             ABN AMRO INCORPORATED
                                                    CHASE SECURITIES INC.

                               TABLE OF CONTENTS

                                                              PAGE
                                                              ----
                      PROSPECTUS SUPPLEMENT
About This Prospectus Supplement............................  S-2
Cautionary Statement Regarding Forward-Looking Statements...  S-3
Prospectus Supplement Summary...............................  S-5
Risk Factors................................................  S-8
Pricing Supplement..........................................  S-15
Use of Proceeds.............................................  S-15
Description of the Medium Term Notes........................  S-15
Certain United States Federal Income Tax Consequences.......  S-36
ERISA Matters...............................................  S-50
Plan of Distribution........................................  S-51
Validity of Securities......................................  S-52
                         BASE PROSPECTUS
Cautionary Statement Regarding Forward-Looking Statements...     3
Where You Can Find More Information.........................     3
El Paso Energy Corporation..................................     7
The Trusts..................................................     9
Use of Proceeds.............................................    10
Ratio of Earnings to Fixed Charges and Ratio of Earnings to
  Combined Fixed Charges and Preferred and Preference Stock
  Dividend Requirements.....................................    10
Description of the Debt Securities..........................    11
Description of Capital Stock................................    21
Description of the Trust Preferred Securities...............    24
Description of the Trust Guarantees.........................    25
Relationship Among the Trust Preferred Securities, the
  Subordinated Debt Securities and the Guarantees...........    28
Plan of Distribution........................................    30
Legal Matters...............................................    31
Experts.....................................................    31

     We have not authorized any dealer, salesperson or other person to give you written information other than this prospectus supplement and the prospectus or to make representations as to matters not stated in this prospectus supplement, any pricing supplement and the prospectus. You must not rely on unauthorized information. This prospectus supplement, any pricing supplement and the prospectus are not an offer to sell these securities or our solicitation of your offer to buy these securities in any jurisdiction where that would not be permitted or legal. Neither the delivery of this prospectus supplement, any pricing supplement or the prospectus nor any sales made hereunder after the date of this prospectus supplement, any pricing supplement and the prospectus shall create an implication that the information contained herein or the affairs of El Paso Energy have not changed since the date hereof.

                        ABOUT THIS PROSPECTUS SUPPLEMENT

     This prospectus supplement is part of a registration statement that we have filed with the Securities and Exchange Commission (SEC) utilizing a "shelf" registration process. Under this shelf process we have sold an aggregate of $600 million of medium term notes and, we may, over the next year, sell up to an additional $300 million of medium term notes in one or more offerings using this prospectus supplement and the accompanying prospectus and pricing supplement. This prospectus supplement provides you with a general description of the medium term notes we may offer. Each time we sell medium term notes, we will provide a pricing supplement that will contain specific information about the terms of that offering and the medium term notes offered by us in that offering. The pricing supplement may also add, update or change information in this prospectus supplement. You should read both this prospectus supplement, the accompanying prospectus and any pricing supplement together with the additional information described under the heading "Where You Can Find More Information" in the accompanying prospectus.

     In this prospectus supplement, unless the context indicates otherwise, when we refer to "El Paso Energy," "we," "us," "our" and "ours," we are describing El Paso Energy Corporation and its subsidiaries.

                                       S-2
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           CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

     We have made statements in this prospectus supplement, the accompanying prospectus and pricing supplement and in documents that are incorporated by reference into this document that constitute forward-looking statements, as that term is defined in the Private Securities Litigation Reform Act of 1995. These statements are subject to risks and uncertainties. Forward-looking statements include information concerning possible or assumed future results of our operations. These statements may relate to, but are not limited to, information or assumptions about earnings per share, capital and other expenditures, dividends, financing plans, capital structure, cash flow, pending legal proceedings and claims, including environmental matters, future economic performance, operating income, cost savings, management's plans, goals and objectives for future operations and growth and markets for our common stock. These forward-looking statements generally are accompanied by words such as "intend," "anticipate," "believe," "estimate," "expect," "should" or similar expressions. You should understand that these forward-looking statements are necessarily estimates reflecting the best judgment of our senior management, not guarantees of future performance. They are subject to a number of assumptions, risks and uncertainties that could cause actual results to differ materially from those expressed or implied in the forward-looking statements.

     Important factors that could cause actual results to differ materially from estimates or projections contained in forward-looking statements include, among others, the following:

     - the risk that revenues may be affected by fluctuating energy prices;

     - the risk that rates charged to customers may be reduced by governmental authorities;

     - the highly competitive nature of the natural gas transportation, gathering, processing and storage businesses, the oil and gas exploration and production business, the energy marketing and power generation industries, the crude oil refining and chemical production businesses and the coal mining business;

     - the risk of favorable customer contracts expiring or being renewed on less attractive terms;

     - the timing and success of our exploration and development drilling programs, which would affect production levels and reserves;

     - changes to our estimates of oil, gas and coal reserves;

     - the risk of financial losses arising out of hedging transactions;

     - risks incident to the drilling and operation of oil and gas wells;

     - risks incident to operating crude oil refineries, chemical plants and coal mines;

     - future drilling, production and development costs, including drilling rig rates;

     - the costs of environmental liabilities, regulations and litigation;

     - the impact of operational hazards;

     - the risk that required regulatory approvals for proposed pipeline, storage and power generation projects may be delayed or may only be granted on terms that are unacceptable or significantly less favorable than anticipated;

     - the risks associated with future weather conditions;

     - the risk that Coastal's businesses may not be successfully integrated with El Paso Energy's businesses;

     - the risk that we may not fully realize the benefits expected to result from the merger with Coastal;

     - the impact of the loss of key employees;

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     - the risk that other firms will further expand into markets in which we operate; and

     - other risks, uncertainties and factors discussed more completely in El Paso Energy's other filings with the Securities and Exchange Commission, including the El Paso Energy 1999 Annual Report on Form 10-K.

Other factors that could cause actual results to differ materially from estimates and projections contained in forward-looking statements are described in the documents that have been incorporated by reference into this document. You should not place undue reliance on forward-looking statements, which speak only as of the date of this prospectus supplement, or, in the case of documents incorporated by reference, the date of those documents.

     All subsequent written and oral forward-looking statements attributable to us or any person acting on our behalf are expressly qualified in their entirety by the cautionary statements contained or referred to in this section. We will not release publicly any revisions to these forward-looking statements reflecting events or circumstances after the date of this prospectus or reflecting the occurrence of unanticipated events, unless the securities laws require us to do so.

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                         PROSPECTUS SUPPLEMENT SUMMARY

     This summary highlights information appearing in other sections of this prospectus supplement or the accompanying prospectus. It is not complete and may not contain all of the information that you should consider before investing in the medium term notes. You should read the entire prospectus supplement, the accompanying prospectus and the pricing supplement carefully, including the "Risk Factors" section and the financial statements and the footnotes to those statements incorporated by reference in the accompanying prospectus.

                                  OUR BUSINESS

     We are a global energy company with a presence in all aspects of the rapidly evolving wholesale energy industry.

     Our principal operations include:

     - the interstate and intrastate transportation, gathering, processing and storage of natural gas;

     - the marketing of natural gas, power, and other energy-related commodities;

     - the generation of power;

     - the development and operation of energy infrastructure facilities worldwide; and

     - domestic exploration and production of oil and natural gas.

     We own or have interests in over 40,000 miles of interstate and intrastate pipeline connecting the nation's principal natural gas supply regions to five of the largest consuming regions in the United States: the Gulf Coast, California, the Northeast, the Midwest and the Southeast. Our interstate natural gas transmission operations represent the nation's largest and only integrated coast-to-coast mainline natural gas transmission system comprised of interests in the Florida Gas Transmission pipeline and the Portland Natural Gas Transmission pipeline system and six wholly owned interstate pipeline systems:

     - Tennessee Gas pipeline;

     - El Paso Natural Gas pipeline;

     - Southern Natural Gas pipeline;

     - South Georgia Natural Gas pipeline;

     - Midwestern Gas Transmission pipeline; and

     - Mojave pipeline systems.

     Through our subsidiary El Paso Merchant Energy, we are a major intermediary in the wholesale natural gas and electric power markets, and are engaged in buying and selling natural gas, pipeline capacity, natural gas storage, power and other energy commodities throughout North America. We have also become one of the largest non-utility owners of electric generating capacity in the United States. In our operations, we use sophisticated systems and financial modeling capabilities to evaluate and measure risks inherent in our markets, then intermediate those risks using our presence in and knowledge of the financial and physical commodity markets.

     Our international activities focus on the development and operation of international energy infrastructure projects. These activities include ownership interests in three major operating natural gas transmission systems in Australia and natural gas transmission systems and power generation facilities currently in operation or under construction in Argentina, Bangladesh, Bolivia, Brazil, Chile, China, the Czech Republic, Hungary, India, Indonesia, Korea, Mexico, Pakistan, Peru, the Philippines and the United Kingdom.

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     Through El Paso Field Services Company, we provide natural gas gathering, products extraction, dehydration, purification, compression, and intrastate transmission services. These services include gathering of natural gas from more than 10,000 natural gas wells with approximately 11,000 miles of gathering lines and 11 natural gas processing and treating facilities located in some of the most prolific and active production areas of the United States, including the San Juan and Permian Basins, east and south Texas, Louisiana, and the Gulf of Mexico. We conduct intrastate transmission operations through our interests in five intrastate systems, including the Oasis pipeline running from west Texas to Katy, Texas, the Channel pipeline extending from south Texas to the Houston Ship Channel, the Shoreline and Tomcat gathering systems which gather gas from the Texas Gulf Coast, and the Gulf States pipeline, which extends from the Texas border to Ruston, Louisiana. Through El Paso Energy Partners, L.P., a publicly traded limited partnership of which we are the general partner, we conduct natural gas and oil gathering, transmission, midstream and other related services, principally offshore in the Gulf of Mexico.

     Our natural gas and oil exploration and production activities include properties with approximately 2.8 million net acres under lease in 11 states, including Louisiana, Texas, Oklahoma, Arkansas, and New Mexico, as well as the Gulf of Mexico. At December 31, 1999, our proved reserves totaled approximately
1.5 trillion cubic feet of natural gas equivalent (Tcfe).

     We are pursuing a telecommunications strategy that will leverage our extensive North American natural gas pipeline system, our core competency in right-of-way development and, to the extent that bandwidth associated with fiber optic capacity becomes actively traded, our marketing and trading skills in newly-developed commodity products. We are currently installing a fiber-optic network along certain key segments of our pipeline system and may expand this network beyond our pipeline system through fiber capacity swaps with or leases from other third party fiber optic companies.

                              RECENT DEVELOPMENTS

MERGER WITH THE COASTAL CORPORATION

     In January 2000, we entered into a definitive agreement to merge a subsidiary with The Coastal Corporation. In the merger, we will convert each share of Coastal's common stock and Class A common stock into 1.23 shares of our common stock. We will exchange Coastal's outstanding convertible preferred stock for our common stock on the same basis as if the preferred stock had been converted into Coastal's common stock immediately prior to the merger. At September 30, 2000, the total value of the transaction was approximately $23 billion, including $7 billion of assumed debt and preferred equity. We will account for the transaction as a pooling of interests. On May 5, 2000, Coastal's stockholders approved and adopted the merger agreement and our stockholders approved the issuance of the common shares in connection with the merger. On July 26, 2000, the Federal Energy Regulatory Commission (FERC) approved the merger. We expect the transaction to close in late 2000 once we have received all necessary approvals, including the approval by the Federal Trade Commission
(FTC).

     Coastal is a diversified energy holding company. It is engaged, through its subsidiaries and joint ventures, in natural gas transmission, storage, gathering, processing and marketing; natural gas and oil exploration and production; and petroleum refining, marketing and distribution. It owns interests in approximately 18,000 miles of natural gas pipelines extending across the midwestern and the Rocky Mountain areas of the United States and has proved reserves of 3.6 Tcfe.

PURCHASE OF TEXAS MIDSTREAM OPERATIONS

     In January 2000, we entered into an agreement to purchase the natural gas and natural gas liquids businesses of PG&E Gas Transmission, Texas Corporation, and PG&E Gas Transmission Teco, Inc. The value of the transaction is approximately $840 million, including assumed debt of $561 million. On October 25, 2000, we signed an FTC consent decree to allow us to complete this acquisition. As part of

                                       S-6
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the normal review process, the consent decree must be approved by the FTC. We are also finalizing a similar agreement with the State of Texas. We expect both agreements to become final and the transaction to close in late 2000. We will account for the transaction as a purchase and will include the acquired assets and operations in our Field Services segment. Some of these acquired operations may be appropriate for acquisition by El Paso Energy Partners L.P., the master limited partnership of which we are the general partner.

     The businesses we are acquiring consist of 8,500 miles of intrastate natural gas transmission pipelines, nine natural gas processing plants that currently process 1.5 billion cubic feet (Bcf) per day, and a 7.2 Bcf natural gas storage field. They also own significant natural gas liquids pipelines and fractionation facilities.

MERGER COSTS

     As we complete our proposed Coastal and Texas Midstream transactions and begin to integrate the activities and operations of these businesses, we will incur transaction, severance, transition, and other merger-related charges that will have a significant impact on our results of operations and financial position. These costs may include, but are not limited to, write-offs or write-downs of duplicate assets, charges to relocate assets and employees, contract termination charges, and charges to align accounting policies and practices. During the third quarter of 2000, we announced a plan to combine our pipeline operations with Coastal's pipeline operations. Under the consolidation plan, El Paso Natural Gas Company's operations will be relocated from El Paso, Texas to Colorado Springs, Colorado, and ANR Pipeline Company, a subsidiary of Coastal, will be relocated from Detroit, Michigan, to Houston, Texas. In addition to merger-related charges, we will be required to sell assets as a condition of the FTC to complete these transactions.

     Under current accounting rules, some of our merger-related costs will be accrued at the merger date, while others will be expensed as incurred. All accrued merger-related costs in a pooling of interests transaction, such as our proposed merger with Coastal, will be recorded in our results of operations. In a purchase transaction, such as our proposed Texas Midstream acquisition, these costs will be included as a component of our purchase price.

     In October 2000, we entered into an agreement with a third-party to sell our interest in Oasis Pipeline Company. The sale is contingent upon the approval of the FTC and the Texas Attorney General. We expect to incur a loss on this transaction of approximately $20 million, net of income taxes. However, we do not expect this sale or any other required sales, individually or in total, to have a material adverse effect on our ongoing financial position, results of operations, or cash flows.

     Our principal executive offices are in the El Paso Energy Building, located at 1001 Louisiana Street, Houston, Texas 77002, and our telephone number at that address is (713) 420-2131.

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                                  RISK FACTORS

EL PASO ENERGY OPERATIONAL RISKS

  We are a holding company that depends on our subsidiaries to meet our debt service obligations.

     As a holding company, we conduct all of our operations exclusively through our subsidiaries and our only significant assets are the capital stock of our subsidiaries. This means that we are dependent on dividends or other distributions of funds from our subsidiaries to meet our debt service and other obligations, including the payment of principal and interest on the medium term notes. The senior indenture governing the medium term notes, subject to certain restrictions, permits us to incur additional secured indebtedness and permits our subsidiaries to incur additional secured and unsecured indebtedness, which would in effect be senior to the medium term notes. The senior indenture also permits certain of our subsidiaries to pledge assets in order to secure our indebtedness and to agree with lenders under any secured indebtedness to restrictions on repurchase of the medium term notes and on the ability of such subsidiaries to make distributions, loans, other payments or asset transfers to us. The total long-term indebtedness of our subsidiaries as of September 30, 2000, was approximately $2.8 billion on a historical basis and approximately $8.7 billion on a pro forma combined basis giving effect to our merger with Coastal.

RISKS RELATED TO THE PROPOSED MERGER WITH COASTAL AND COASTAL'S OPERATIONS

  We will be operating in highly competitive industries.

     Most of the natural gas and natural gas liquids we transport, gather, process and store are owned by third parties. As a result, the volume of natural gas and natural gas liquids involved in these activities depends on the actions of those third parties and is beyond our control. Further, the following factors, most of which are beyond our control, may unfavorably impact our ability to maintain or increase current transmission, storage, gathering, processing and sales volumes and rates, to renegotiate existing contracts as they expire or to remarket unsubscribed capacity:

     - future weather conditions, including those that favor hydroelectric generation or other alternative energy sources;

     - price competition;

     - drilling activity and supply availability;

     - the expiration of significant contracts; and

     - service competition, especially due to current excess pipeline capacity into California.

     If we are unable to compete with the services offered by other energy enterprises which may be larger, offer more services, and possess greater resources, the future profitability of the combined company may be negatively impacted.

  The revenues of our pipeline businesses are generated under contracts that must be renegotiated periodically.

     Substantially all of the revenues of the combined company's pipeline subsidiaries will be generated under natural gas transportation contracts which expire periodically and must be renegotiated and extended or replaced. Although we actively pursue the renegotiation, extension and/or replacement of the contracts, we cannot assure you that we will be able to extend or replace these contracts when they expire or that the terms of any renegotiated contracts will be as favorable as the existing contracts.

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     In particular, our ability to extend and/or replace transportation contracts could be harmed by factors we cannot control, including:

     - the proposed construction by other companies of additional pipeline capacity in the markets served by Tennessee Gas Pipeline Company and Southern Natural Gas Company and in the Wisconsin market served by ANR Pipeline Company;

     - changes in state regulation of local distribution companies, which may cause them to negotiate short-term contracts;

     - reduced demand due to higher natural gas prices;

     - the availability of alternative energy sources; and

     - the viability of our expansion projects.

     If we are unable to renew, extend or replace these contracts or if we renew them on less favorable terms, we may suffer a material reduction in our revenues and earnings.

  Fluctuations in energy commodity prices could adversely affect our business.

     If natural gas prices in the supply basins connected to our pipeline systems are higher than prices in other gas producing regions, especially Canada, our ability to compete with other transporters may be negatively impacted. Revenues generated by our gathering and processing contracts depend on volumes and rates, both of which can be affected by the prices of natural gas and natural gas liquids. The success of our expanding gathering and processing operations in the offshore Gulf of Mexico is subject to continued development of additional oil and gas reserves in the vicinity of our facilities and our ability to access these additional reserves to offset the natural decline from existing wells connected to our systems. A decline in energy prices could precipitate a decrease in these development activities and could cause a decrease in the volume of reserves available for gathering and processing through our offshore facilities. Fluctuations in energy prices, which may impact gathering rates and investments by third parties in the development of new oil and gas reserves connected to our gathering and processing facilities, are caused by a number of factors, including:

     - regional, domestic and international supply and demand;

     - the availability and adequacy of transportation facilities;

     - energy legislation;

     - federal and state taxes, if any, imposed on the sale or transportation of natural gas and natural gas liquids; and

     - the abundance of supplies of alternative energy sources.

     If there are reductions in the average volume of the natural gas and natural gas liquids we transport, gather and process for a prolonged period, our results of operations and financial position could be significantly negatively affected.

  The rates we are able to charge our customers may be reduced by governmental authorities.

     Our pipeline businesses are regulated by the FERC and various state and local regulatory agencies. In particular, the FERC generally limits the rates we are permitted to charge our customers for interstate natural gas transportation and, in some cases, sales of natural gas. If the rates we are permitted to charge our customers for use of our regulated pipelines are lowered, the profitability of our pipeline businesses may be reduced.

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  The success of our oil and gas exploration and production businesses is dependent on factors which cannot be predicted with certainty.

     The performance of our exploration and production businesses is dependent upon a number of factors that we cannot control. These factors include:

     - fluctuations in crude oil and natural gas prices;

     - the results of future drilling activity;

     - our ability to identify and precisely locate prospective geologic structures and to drill and successfully complete wells in those structures in a timely manner;

     - our ability to expand our leased land positions in desirable areas, which often are subject to intensely competitive leasing conditions;

     - risks incident to operations of natural gas and oil wells; and

     - future drilling, production and development costs, including drilling rig rates.

  Estimates of oil and gas reserves may change.

     Actual production, revenues, taxes, development expenditures and operating expenses with respect to the combined company's reserves will likely vary from our estimates of proved reserves of oil and gas included in this document and in documents we have incorporated by reference, and those variances may be material. The process of estimating oil and gas reserves is complex, requiring significant decisions and assumptions in the evaluation of available geological, geophysical, engineering and economic data for each reservoir or deposit. As a result, these estimates are inherently imprecise. Actual future production, oil and gas prices, revenues, taxes, development expenditures, operating expenses and quantities of recoverable oil and gas reserves may vary substantially from our estimates. In addition, we may be required to revise the reserve information, downward or upward, based upon production history, results of future exploration and development, prevailing oil and gas prices and other factors, many of which will be beyond the combined company's control.

  Our use of derivative financial instruments could result in financial losses.

     We expect that the non-regulated subsidiaries of the combined company will use futures and option contracts traded on the New York Mercantile Exchange, over-the-counter options and price and basis swaps with other gas merchants and financial institutions. These instruments are intended to reduce exposure to short-term volatility in changes in energy commodity prices. The combined company could, however, incur financial losses in the future as a result of volatility in the market values of the underlying commodities or if one of our counterparties fails to perform under a contract. Furthermore, because the valuation of these financial instruments can involve estimates, changes in the assumptions underlying these estimates can occur, changing the valuation of these instruments and potentially resulting in the combined company suffering financial losses.

  The success of our power generation and marketing activities depends on many factors, some of which may be beyond our control.

     The success of our international and domestic power projects and power marketing activities, and the amount of the related performance-based management fee paid to El Paso Energy in connection with the Chaparral Investors, L.L.C. financing structure could be adversely affected by factors beyond our control, including:

     - alternative sources and supplies of energy becoming available due to new technologies and interest in self generation and cogeneration;

     - uncertain regulatory conditions resulting from the recent deregulation of the electric industry in the United States and in foreign jurisdictions;

     - our ability to negotiate successfully and enter into, restructure or recontract advantageous long-term power purchase agreements; and

     - the possibility of a reduction in the projected rate of growth in electricity usage as a result of factors such as regional economic conditions and the implementation of conservation programs.

  Our telecommunications business strategy is unproven.

     Our experience in the telecommunications industry is limited, and we cannot assure you that our strategic communications objectives, such as marketing telecommunications capacity on our proposed fiber-optic network, will be successful. Our success depends in part on our ability to integrate and adapt our facilities and services to keep pace with advances in communications technologies and the new and improved devices and services that result from these changes. In addition, the market for fiber-optic networks and telecommunications services is rapidly evolving, and although we expect demand for these services to grow, we cannot assure you that this growth will occur. Additionally, the price of fiber optic capacity is expected to continue to decline because of increases in newly installed fiber optic capacity coming on the market and rapid fiber optic equipment technology improvements. Further, various critical issues, including security, reliability, ease and costs of access, uncertain governmental regulation, and quality of service remain unresolved and may adversely affect our business. We cannot assure you, therefore, that our telecommunications strategy will be successful.

  Our foreign investments involve special risks.

     Our activities in areas outside the United States are subject to the risks inherent in foreign operations, including:

     - loss of revenue, property and equipment as a result of hazards such as expropriation, nationalization, wars, insurrection and other political risks; and

     - the effects of currency fluctuations and exchange controls, such as the recent devaluation of the Indonesian and Brazilian currencies and other economic problems.

     These legal and regulatory events and other unforeseeable obstacles may be beyond our control or ability to manage.

  Costs of environmental liabilities, regulation and litigation could exceed our estimates.

     Our current and former operations involve management of regulated materials and are subject to various environmental laws and regulations. These laws and regulations obligate us to clean up various sites at which petroleum, chemicals, low-level radioactive substances or other regulated materials may have been disposed of or released. Some of these sites have been designated Superfund sites by the U.S. Environmental Protection Agency under the Comprehensive Environmental Response, Compensation and Liability Act. Each of us is also a party to legal proceedings involving environmental matters pending in various courts and agencies.

     It is not possible for us to estimate reliably the amount and timing of all future expenditures related to environmental matters because of:

     - the difficulty of estimating clean up costs;

     - the uncertainty in quantifying liabilities under environmental laws that impose joint and several liability on all potentially responsible parties; and

     - the nature of environmental laws and regulations.

     Although we believe we have established appropriate reserves for liabilities, including clean up costs, we could be required to set aside additional reserves in the future due to these uncertainties.

  Our operations are subject to operational hazards and uninsured risks.

     Our exploration, production, transportation, gathering, refining and processing operations are subject to the inherent risks normally associated with those operations, including explosions, pollution, release of toxic substances, fires and other hazards, each of which could result in damage to or destruction of our facilities or damage to persons and property. If any of these events were to occur, we could suffer substantial losses.

     While we maintain insurance against these types of risks to the extent and in amounts that we believe are reasonable, our financial condition and operations could be adversely affected if a significant event occurs that is not fully covered by insurance.

  El Paso Energy's senior management has limited experience operating refineries and chemical plants and in the coal production business, and key Coastal personnel necessary to operate these businesses could terminate their employment with the combined company.

     Our senior management has limited experience in the operation of refineries and chemical plants and in the coal production businesses, all of which are currently engaged in by Coastal. We cannot assure you that any of Coastal's current personnel involved with those operations and businesses will remain with the combined company after we complete the merger.

     Thirteen of Coastal's executive officers are parties to individual employment agreements and one additional executive officer or employee may become a party to an employment agreement prior to the merger. Each of those persons will have the right to receive substantial payments if their employment is terminated by the combined company, or if they terminate their employment for good reason after the effective time of the merger. In addition, several Coastal executive officers will be eligible to participate in a voluntary early retirement incentive window program. The window program will provide enhanced retirement benefits that employees may consider to be of significant value. Accordingly, we expect that a substantial number of Coastal executive officers and other key employees will likely terminate their employment within one to three years following the effective time of the merger.

  We cannot assure you that our two companies will be successfully combined into a single entity.

     If we cannot successfully combine our operations we may experience a material adverse effect on our business, financial condition or results of operations. The merger involves the combining of two companies that have previously operated separately. The combining of companies such as Coastal and El Paso Energy involves a number of risks, including:

     - the diversion of management's attention to the combining of operations;

     - difficulties in the combining of operations and systems;

     - difficulties in the assimilation and retention of employees;

     - challenges in keeping customers; and

     - potential adverse short-term effects on operating results.

     Among the factors considered by the board of directors of each company in approving the merger agreement were the opportunities for economies of scale and scope, opportunities for growth and operating efficiencies that could result from the merger. Although we expect the combined company to achieve significant annual savings in operating costs as a result of the merger, we may not be able to maintain the levels of operating efficiency that we each previously achieved or might achieve if we remain separate. Because of difficulties in combining operations, we may not be able to achieve the cost savings and other size-related benefits that we hope to achieve after the merger.

  The companies could be required to effect significant divestitures or comply with other regulatory requirements.

     We cannot complete the merger until the waiting period under the Hart Scott Rodino Antitrust Improvements Act of 1976 (the "HSR Act") has expired or terminated. We are also required to obtain the approval of the FERC in order to complete the merger.

     We are both obligated under the terms of the merger agreement to use our reasonable best efforts to take all actions to ensure that the waiting period under the HSR Act and all extensions of that period expire or are terminated and other required approvals are obtained. Neither of us is obligated, however, to sell any portion of its business or take actions that would reasonably be likely to have a material adverse effect on the business, financial condition, or results of operations of the combined company after the merger. El Paso Energy is also not required to take any action that would be reasonably likely to have a material adverse effect on El Paso Energy's subsidiary, Tennessee Gas Pipeline Company, or Coastal's subsidiary, ANR Pipeline Company. Coastal may not make any sale or take any of the other actions described above without El Paso Energy's approval. Governmental authorities could require the companies to effect significant divestitures as a condition to approving the transaction or impose other conditions that would affect subsequent operations of the combined company. In some cases, the FERC has conditioned its approval of a merger, including requiring restrictions on affiliate transactions and on sales of electric generation capacity. Even after the FERC approves the merger, the FERC will have continuing jurisdiction over the combined company's pipelines and power marketing business to affect the rates, terms and conditions of its service and to affect its dealings with affiliates.

     We cannot assure you that these and any other required regulatory approvals will be obtained or, if they are obtained, as to the terms, conditions and timing of these approvals. These requirements for regulatory approvals could delay completion of the merger for a significant period.

RISKS RELATING TO FOREIGN CURRENCY NOTES AND INDEXED NOTES

  Foreign Currency Notes -- Risks of Payment Currency

     Except as set forth in the applicable pricing supplement, if payment on a medium term note is required to be made in a specified currency other than U.S. dollars and such currency is unavailable due to the imposition of exchange controls or other circumstances beyond our control, or is no longer used by the government of the country issuing such currency or for the settlement of transactions by public institutions of or within the international banking community, then all payments with respect to such medium term note will be made in U.S. dollars until such currency is again available or so used. The amount so payable on any date in such foreign currency will be converted into U.S. dollars at a rate determined by the exchange rate agent on the basis of the most recently available market exchange rate or as otherwise determined in good faith by us if the foregoing is impracticable. Any payment in respect of such medium term note made under such circumstances in U.S. dollars will not constitute an Event of Default under the senior indenture.

     All determinations referred to in the preceding paragraph made by the exchange rate agent will be at its sole discretion (except to the extent expressly provided herein that any determination is subject to our approval). In the absence of manifest error, such determinations will be conclusive for all purposes and binding on holders of the medium term notes and the exchange rate agent will have no liability therefor.

  Foreign Currency Notes -- Judgments

     New York courts in the United States customarily have not awarded judgments for money damages denominated in any currency other than U.S. dollars. If a medium term note is denominated in a specified currency other than U.S. dollars, we believe that any judgment under New York law will be rendered in U.S. dollars, the amount of which would be determined by converting the foreign currency for the underlying obligation into U.S. dollars at a rate of exchange prevailing on the date the cause of action arose or the date of the entry of the judgment or decree.

  Foreign Currency Notes -- Exchange Rates and Exchange Controls

     If appropriate, pricing supplements relating to Indexed Notes (as defined on page S-29 of this prospectus supplement) or medium term notes denominated in a specified currency other than U.S. dollars will contain information concerning historical exchange rates for such specified currency against the U.S. dollar, a description of the currency, any exchange controls as of the date of the applicable pricing supplement affecting such currency and any risk factors relating thereto. The information therein concerning exchange rates is furnished as a matter of information only and you should not regard it as indicative of the range of or trends in fluctuations in currency exchange rates that may occur in the future.

  Risks Relating to Indexed Notes

     An investment in Indexed Notes presents certain significant risks not associated with other types of securities. Certain risks associated with a particular Indexed Note may be set forth more fully in the applicable pricing supplement. Indexed Notes may present a high level of risk, and investors in certain Indexed Notes may lose their entire investment. The risks associated with Indexed Notes include the following:

     - Uncertain U.S. Federal Income Tax Treatment. The treatment of Indexed Notes for U.S. federal income tax purposes is often unclear due to the absence of any authority specifically addressing the issues presented by any particular Indexed Note. As a result, investors in Indexed Notes should, in general, be capable of independently evaluating the federal income tax consequences applicable in their particular circumstances of purchasing an Indexed Note.

     - Loss of Principal or Interest. The principal amount of an Indexed Note payable at maturity, and/or the amount of interest payable on an interest payment date, will be determined by reference to one or more currencies (including baskets of currencies), one or more commodities (including baskets of commodities), one or more securities (including baskets of securities) and/or any index. The direction and magnitude of the change in the value of the relevant index will determine either or both the principal amount of an Indexed Note payable at maturity or the amount of interest payable on an interest payment date. The terms of a particular Indexed Note may or may not include a guaranteed return of a percentage of the face amount at maturity or a minimum interest rate. As a result, the holder of an Indexed Note may lose all or a portion of the principal invested in an Indexed Note and may receive no interest thereon.

     - Volatility. Certain indices are highly volatile. The expected principal amount at maturity of, or the interest rate on, an Indexed Note based on a volatile index may vary substantially from time to time. Because the principal amount payable at the maturity of, or interest payable on, an Indexed Note is generally calculated based on the value of the relevant index on a specified date or over a limited period of time, volatility in the index increases the risk that the return on the Indexed Notes may be adversely affected by a fluctuation in the level of the relevant Index.

         The volatility of an index may be affected by political or economic events, including governmental actions, or by the activities of participants in the relevant markets. All such events are beyond our control and the occurrence of any of these events could adversely affect the value of an Indexed Note.

     - Availability and Composition of Indices. Certain indices reference several different currencies, commodities, securities or other financial instruments. The compiler of such an index typically reserves the right to alter the composition of the index and the manner in which the value of the index is calculated. Such an alteration may result in a decrease in the value of or return on an Indexed Note which is linked to that particular index.

         An index may become unavailable due to factors such as war, natural disasters, cessation of publication of the index, or suspension of or disruption in trading in the applicable currency or currencies, commodity or commodities, security or securities or other financial instrument or instruments comprising or underlying such index. If an index becomes unavailable, the determination of principal of or interest on an Indexed Note may be delayed or an alternative method may be used to determine the value of the unavailable index. Alternative methods of valuation are generally intended to produce a value similar to the value resulting from reference to the relevant index. However, it is unlikely that such alternative methods of valuation will produce values identical to those which would be produced were the relevant index to be used. An alternative method of valuation may result in a decrease in the value of or return on an Indexed Note.

         Certain Indexed Notes may be linked to indices that are not commonly utilized or have been recently developed. The lack of a trading history may make it difficult to anticipate the volatility or other risks to which such an Indexed Note is subject. In addition, there may be less trading in such indices or instruments underlying such indices, which could increase the volatility of the particular indices and decrease the value of or return on Indexed Notes that utilize the particular index to determine the amount of principal (and premium, if any) and interest payable.

     Other risks, uncertainties and factors which may adversely affect El Paso Energy are discussed more completely under the caption "Risk
Factors -- Cautionary Statement For Purposes of the Safe Harbor Provisions of the Private Securities Litigation Reform Act of 1995" in El Paso Energy's 1999 Annual Report on Form 10-K.

                               PRICING SUPPLEMENT

     The pricing supplement for each offering of medium term notes will contain the specific information and terms for that offering. The pricing supplement may also add, update or change information contained in this prospectus supplement and the accompanying prospectus. It is important for you to consider the information contained in this prospectus supplement, the prospectus and the pricing supplement before you make your investment decision.

                                USE OF PROCEEDS

     We will use the net proceeds we receive from the sale of the medium term notes for general corporate purposes unless we specify otherwise in an applicable pricing supplement. We may invest any funds we do not require immediately for general corporate purposes in marketable securities and short-term investments.

                      DESCRIPTION OF THE MEDIUM TERM NOTES

     The following description of the particular terms of the medium term notes (which represent a new series of, and are referred to in the accompanying prospectus as, the "debt securities"), supplements and, to the extent inconsistent therewith, replaces the description of the general terms and provisions of the debt securities set forth in the accompanying prospectus. This description will apply to the medium term notes unless otherwise specified in the applicable pricing supplement. The particular terms of the medium term notes offered by this prospectus supplement and each pricing supplement will be described herein and therein.

     The medium term notes will constitute a series of our direct, senior unsecured general obligations and will be issued under our senior indenture, dated May 10, 1999 between El Paso Energy and The Chase Manhattan Bank, as trustee. The senior indenture is filed as an exhibit to the Registration Statement of which this prospectus supplement constitutes a part. Terms of a particular series of medium term notes may be varied in the related pricing supplement to this prospectus.

     We have summarized below or in the accompanying prospectus selected provisions of the senior indenture and the terms of our medium term notes, subject to changes that may be made in a pricing supplement. The descriptions set forth below and in the accompanying prospectus under the caption

"Description of the Debt Securities" contain a summary of the material provisions of the senior indenture. We do not restate the senior indenture agreements in their entirety. We urge you to read the senior indenture because it, and not these descriptions, defines your rights as a holder of our medium term notes.

GENERAL

     The medium term notes will be our direct, unsecured obligations. The medium term notes will rank equally with all of our other senior and unsubordinated debt.

     The senior indenture provides that debt securities may be issued thereunder from time to time in one or more series and does not limit the aggregate principal amount of such debt securities except as may be otherwise provided with respect to any particular series of debt securities. The medium term notes will constitute a part of a series of debt securities, unlimited as to aggregate principal amount.

     Each medium term note will be issued in fully registered form and, unless otherwise specified in the applicable pricing supplement, notes denominated in U.S. dollars will be represented by a global medium term note (referred to as a "global note") registered in the name of a nominee of The Depository Trust Company ("DTC"). A single global note will represent all medium term notes issued on the same day and having the same terms, including, without limitation, the same Interest Payment Dates, rate of interest, maturity and redemption or repayment provisions (if any). A beneficial interest in a global note will be shown on, and transfers thereof will be effected only through, records maintained by DTC (with respect to interests of participants) and its participants (with respect to interests of persons other than participants). Payments of principal, premium, if any, and interest on medium term notes represented by a global note will be made through The Chase Manhattan Bank to the Depository (as defined below in this prospectus supplement). See
"-- Book-Entry Notes" below.

     The medium term notes will be offered on a continuing basis and each medium term note will have a stated maturity that is at least nine months from the date of issue, as selected by the purchaser and agreed to by us and as specified in the applicable pricing supplement.

PAYING AGENT

     Until we repay the medium term notes or provide for their repayment, we will at all times have appointed an agent (referred to as the "Paying Agent") authorized to pay the principal of (and premium, if any) or interest on any of the medium term notes on our behalf and having an office or agency in the Borough of Manhattan, The City of New York where the medium term notes may be presented or surrendered for payment and notices, demands or requests in respect of medium term notes may be served. We have initially appointed The Chase Manhattan Bank as the Paying Agent. We will notify you of any changes in the Paying Agent or its address.

DENOMINATIONS; CURRENCY; VARYING INTEREST RATES

     The medium term notes will be issued in registered form only and, if issued in U.S. dollars, in denominations of $1,000 or any amount in excess thereof which is an integral multiple of $1,000. Medium term notes denominated in a specified currency other than U.S. dollars will be issued in the authorized denominations set forth in the applicable pricing supplement. Interest rates offered by us with respect to the medium term notes may differ depending upon, among other things, the aggregate principal amount of medium term notes purchased in any transaction. We expect generally to distinguish, with respect to such offered rates, between purchases that are for less than, and purchases that are equal to or greater than, $100,000. Such different rates may be offered concurrently at any time. We may also concurrently offer medium term notes having different variable terms to different investors, and such different offers may depend upon whether an offered purchase is for an aggregate principal amount of medium term notes equal to, greater than or less than $100,000.

     The term "business day" means:

     - with respect to any medium term note, any day that is not a Saturday or Sunday and that is not a legal holiday or a day on which banking institutions are generally authorized or obligated by law or executive order to close in The City of New York or any other place where the principal and interest on the medium term notes is payable,

     - with respect to LIBOR Notes (as defined elsewhere in this prospectus supplement) only, any such date on which dealings in deposits in U.S. dollars are transacted in the London interbank market (a "London Business Day"), and

     - if the medium term note is denominated in a specified currency other than U.S. dollars, including LIBOR Notes, (a) a day on which banking institutions are not authorized or required by law or regulation to close in the principal financial center of the country issuing the specified currency and (b) a day on which banking institutions in such financial center are carrying out transactions in such specified currency.

For medium term notes denominated in a specified currency that is a unit of a foreign composite currency, "business day" shall have the meaning set forth in the applicable pricing supplement.

     The term "OID Note" means a medium term note to be offered and sold at a discount below its stated principal amount, which medium term note provides for an amount less than the principal amount thereof to be due and payable upon a declaration of acceleration of the maturity thereof upon the occurrence and continuation of an Event of Default, or on the date of redemption or repayment (if any). Information relating to OID Notes is set forth below under "-- Original Issue Discount Notes."

     Unless otherwise specified in the applicable pricing supplement, the medium term notes will be denominated in U.S. dollars and payments of principal, premium, if any, and interest will be made in U.S. dollars. The principal, premium, if any, and interest on each medium term note denominated in any other specified currency is payable by us in the specified currency, unless the holder has made the election described in the following paragraph. If the specified currency for a medium term note is other than U.S. dollars, we will (unless otherwise specified in the applicable pricing supplement) appoint an agent (referred to as the "exchange rate agent") to determine the exchange rate for converting all payments in respect of such medium term note into U.S. dollars in the manner described in the following paragraph. Unless otherwise specified in the applicable pricing supplement, The Chase Manhattan Bank will act as the exchange rate agent.

     In the case of a medium term note denominated in a specified currency other than U.S. dollars, unless the holder has elected otherwise, we are obligated to make payments of principal, premium, if any, and interest in the specified currency (or, if the specified currency is not at the time of such payment legal tender for the payment of public and private debts, in such other coin or currency of the country that issued the specified currency as at the time of such payment is legal tender for the payment of such debts). If the specified currency is other than U.S. dollars, any such amounts so payable by us will be converted by the exchange rate agent into U.S. dollars for payment to the holder of a medium term note, if the holder has made the election set forth below. Payments of principal of (and premium, if any) and interest on any medium term note denominated in a specified currency other than U.S. dollars will be made in U.S. dollars if the registered holder of such medium term note on the relevant regular record date, or at maturity as the case may be, has transmitted a written request for such payment in U.S. dollars to the paying agent at the office of the paying agent in The City of New York on or before such regular record date, or the date 15 days before maturity, as the case may be. Such request may be in writing (mailed or hand delivered) or sent by cable, telex, or other form of facsimile transmission. Any such request made for any medium term note by a registered holder will remain in effect for any further payments of principal of (and premium, if any) and interest on such medium term notes denominated in a specified currency other than U.S. dollars payable to such holder, unless such request is revoked on or before the relevant regular record date or the date 15 days before maturity, as the case may be. Holders of medium term notes denominated in a specified currency other than U.S. dollars that are registered in the name of a broker or nominee should contact such broker or nominee to determine whether and how to elect to receive payments in U.S. dollars. The U.S. dollar amount to be received by a holder of such a medium term note denominated in a specified currency who elects to receive payment in U.S. dollars will be based on the highest bid quotation in The City of New York received by such exchange rate agent at approximately 11:00 a.m. (or, in the case of a payment of principal, prior to the close of business), New York City time, on the second business day preceding the applicable payment date (or, if no such rate is quoted on such date, the last date on which such rate was quoted) from three recognized foreign exchange dealers in The City of New York selected by the exchange rate agent and approved by us (one of which may be the exchange rate agent) for the purchase by the quoting dealer, for settlement on such payment date, of the aggregate amount of the specified currency payable on such payment date in respect of all medium term notes denominated in such specified currency. Unless otherwise set forth in the pricing supplement for the medium term note, all currency exchange costs will be borne by the holders of such medium term notes by deduction from such payments. If three such bid quotations are not available, payment will be made in the specified currency, unless such specified currency is unavailable due to the imposition of exchange controls or other circumstances beyond our control, in which case payment will be made as described under "Risk Factors -- Risks Related to Foreign Currency Notes and Indexed Notes -- Foreign Currency Notes -- Risks of Payment Currency" on page S-10 of this prospectus supplement.

     Unless otherwise specified in the applicable pricing supplement, payment of principal, premium, if any, and interest in U.S. dollars on certificated medium term notes will be made at the office or agency of the Paying Agent in the Borough of Manhattan, The City of New York, or such other places as El Paso Energy may designate; provided, however, that payment of interest may be made at El Paso Energy's option by check or draft mailed to the person entitled thereto at the address appearing in the note register or, if such person designates an account not later than 10 days prior to the date of such payment, by wire transfer to such account. Simultaneously with the election by any holder to receive payments in a specified currency other than U.S. dollars (as provided above), such holder will provide appropriate payment instructions to The Chase Manhattan Bank, and all such payments will be made in immediately available funds to an account maintained by the holder with a bank located outside the United States.

     Unless otherwise specified in the applicable pricing supplement, if the principal of any OID Note is declared to be due and payable immediately as described under "-- Events of Default" below, the amount of principal due and payable with respect to such OID Note will be limited to the sum of the principal amount of such OID Note multiplied by the issue price (expressed as a percentage of the aggregate principal amount), plus the original issue discount accrued from the date of issue to the date of repayment.

REDEMPTION AT THE OPTION OF EL PASO ENERGY

     Unless otherwise specified in the applicable pricing supplement, the medium term notes will not be subject to any sinking fund. The medium term notes will be redeemable at the option of El Paso Energy prior to the stated maturity only if a date (referred to as the "redemption date") is specified in the applicable pricing supplement. If so specified, the medium term notes will be subject to redemption at our option on any date on and after the redemption date in whole or from time to time in part in increments of $1,000 or such other minimum denomination specified in such pricing supplement (provided that any remaining principal amount thereof shall be at least $1,000 or such minimum denomination), at the applicable redemption price, together with unpaid interest accrued to the date of redemption, on notice given not more than 60 nor less than 30 calendar days prior to the date of redemption and in accordance with the provisions of the senior indenture.

     The term "redemption price" as used with respect to a medium term note means an amount equal to the Initial Redemption Percentage specified in the applicable pricing supplement (as adjusted by the Annual Redemption Percentage Reduction, if applicable) multiplied by the unpaid principal amount to be redeemed. The Initial Redemption Percentage, if any, applicable to a medium term note will decline at each anniversary of the initial redemption date by an amount equal to the applicable Annual Redemption

Percentage Reduction, if any, until the redemption price is equal to 100% of the unpaid principal amount to be redeemed.

REPAYMENT AT THE OPTION OF THE HOLDER

     The medium term notes will be repayable by us at the option of the holders thereof prior to the stated maturity only if one or more optional repayment dates (referred to as the "repayment date") are specified in the applicable pricing supplement. If so specified, those medium term notes will be subject to repayment at the option of the holders thereof on any repayment date in whole or from time to time in part in increments of $1,000 or such other minimum denomination specified in the applicable pricing supplement (provided that any remaining principal amount thereof shall be at least $1,000 or such other minimum denomination), at a repayment price equal to 100% of the unpaid principal amount to be repaid, together with unpaid interest accrued to the date of repayment. For any medium term note to be repaid, such medium term note must be received, together with the form thereon entitled "Option to Elect Repayment" duly completed, by the trustee at its Corporate Trust Office (or such other address of which we will notify the holders) not more than 60 nor less than 30 calendar days prior to the date of repayment. Exercise of such repayment option by the holder will be irrevocable.

     Only DTC may exercise the repayment option in respect of global notes representing book-entry notes. Accordingly, beneficial owners of global notes that desire to have all or any portion of the book-entry notes represented by such global notes repaid must instruct the participant through which they own their interest to direct the Depository to exercise the repayment option on their behalf by delivering the related global note and duly completed election form to the trustee as aforesaid. In order to ensure that such global note and election form are received by the trustee on a particular day, the applicable beneficial owner must so instruct the participant through which it owns its interest before such participant's deadline for accepting instructions for that day. Different firms may have different deadlines for accepting instructions for that day from their customers. As a result, beneficial owners should consult the participants through which they own their interest for the respective deadlines for such participants. All instructions given to participants from beneficial owners of global notes relating to the option to elect repayment shall be irrevocable. In addition, when such instructions are given, each such beneficial owner will cause the participant through which it owns its interest to transfer such beneficial owner's interest in the global note or notes representing the related book-entry notes on the Depository's records to the trustee. See
"-- Book-Entry Notes."

     If applicable, we will comply with the requirements of Rule 14e-1 under the Exchange Act, and any other securities laws or regulations in connection with any such repayment.

     We may at any time purchase medium term notes at any price or prices in the open market or otherwise. Medium term notes so purchased by us may, at our discretion, be held, resold or surrendered to the trustee for cancellation.

PAYMENT OF PRINCIPAL AND INTEREST

     Each medium term note will bear interest from the date of issue at the rate per annum, or pursuant to the interest rate formula, specified in that note and in the applicable pricing supplement until the principal amount of that note is paid or made available for payment. El Paso Energy will pay interest on each Interest Payment Date and at stated maturity (or on the redemption date or repayment date, if applicable). Interest will be payable to the person in whose name a medium term note is registered at the close of business on the regular record date next preceding each interest payment date; provided, however, that interest payable at stated maturity or on a redemption date or repayment date, if applicable, will be payable to the person to whom principal is payable. Unless otherwise specified in the applicable pricing supplement, the interest rate in effect for the 10 calendar days immediately prior to maturity, redemption or repayment, if applicable, will be the interest rate in effect on the tenth calendar day preceding such maturity, redemption or repayment. Principal and any premium and interest payable at stated maturity or on a redemption date or repayment date, if applicable, will be paid upon the surrender of the medium term note at the office or agency of the Paying Agent in the Borough of Manhattan, The City of New York, or such other places as may be designated by El Paso Energy.

     If the stated maturity, redemption date or repayment date of a medium term note falls on a day that is not a business day, the payment of principal, premium, if any, and interest will be made on the next succeeding business day and no interest on such payment will accrue for the period from and after such stated maturity, redemption date or repayment date, as the case may be, to the date of the payment on the next succeeding business day. Unless otherwise specified in the applicable pricing supplement, the first payment of interest on any medium term note originally issued between a record date and an Interest Payment Date will be made on the Interest Payment Date following the next succeeding record date to the registered owner on such succeeding record date. Unless otherwise specified in the applicable pricing supplement or this prospectus supplement, a "record date" will be the fifteenth calendar day (whether or not a business day) immediately preceding the related Interest Payment Date.

     Interest rates, or interest rate formulas, are subject to change by us from time to time. Unless we establish a higher interest rate, spread or spread multiplier in conjunction with the exercise of an option to extend the maturity of a medium term note, however, no such change will affect any medium term note already issued or as to which an offer to purchase has been accepted by us.

     Unless otherwise specified in the applicable pricing supplement, the interest rate will be determined in accordance with the applicable provisions below. Except as set forth above or in the applicable pricing supplement, the interest rate in effect on each day will be (i) if such day is an Interest Reset Date (as defined below in this prospectus supplement), the interest rate determined as of the applicable Interest Determination Date (as defined below in this prospectus supplement) immediately preceding such Interest Reset Date or
(ii) if such day is not an Interest Reset Date, the interest rate determined as of the Interest Determination Date immediately preceding the most recent Interest Reset Date.

     Each medium term note will be:

     - a note that bears interest at a fixed rate (referred to as a "Fixed Rate Note"); or

     - a note that bears interest at a floating rate (referred to as a "Floating Rate Note").

     A Floating Rate Note will be determined by reference to an interest rate basis (referred to as the "Base Rate"), which may be a fixed rate of interest, or two or more Base Rates, which may be adjusted by a spread and/or spread multiplier. A Floating Rate Note may also have either or both of the following (in each case expressed as a rate per annum on a simple interest basis):

     - a maximum limitation, or ceiling, on the rate of interest which may accrue during any interest period; and

     - a minimum limitation, or floor, on the rate of interest which may accrue during any interest period.

     The applicable pricing supplement will designate one or more of the following Base Rates applicable to each Floating Rate Note:

     - the commercial paper rate, in which case such note will be a Commercial Paper Rate Note;

     - LIBOR, in which case such note will be a LIBOR Note;

     - the CD Rate, in which case such note will be a CD Rate Note;

     - the Treasury Rate, in which case such note will be a Treasury Rate Note;

     - the CMT Rate, in which case such note will be a CMT Rate Note;

     - the Eleventh District Cost of Funds Rate, in which case such note will be an Eleventh District Cost of Funds Rate Note;

     - the Federal Funds Rate, in which case such note will be a Federal Funds Rate Note;

     - the Prime Rate, in which case such note will be a Prime Rate Note; or

     - such other Base Rate or formula as is set forth in such pricing supplement.

     In addition, the pricing supplement may specify that two or more Base Rates (determined in the same manner as the Base Rates are determined for the types of notes described above) will be applicable to the Floating Rate Notes or that interest on Indexed Notes (as defined on page S-32 under "-- Indexed Notes") will be determined by reference to one or more currencies, currency units, commodity prices, financial or non-financial indices or other indices. The rate of interest on a Floating Rate Note may be reset daily, weekly, monthly, quarterly, semi-annually or annually (each an "Interest Reset Period"), on such dates (each an "Interest Reset Date") as specified in the applicable pricing supplement.

     Unless otherwise specified in the applicable pricing supplement, the Interest Reset Dates will be, in the case of Floating Rate Notes which reset:

     - daily, each business day;

     - weekly, the Wednesday of each week (with the exception of weekly reset Floating Rate Notes as to which the Treasury Rate is an applicable Base Rate, which will reset the Tuesday of each week), except as described below;

     - monthly (other than Eleventh District Cost of Funds Rate Notes), the third Wednesday of each month;

     - quarterly, the third Wednesday of March, June, September and December of each year;

     - semi-annually, the third Wednesday of the two months specified in the applicable pricing supplement; and

     - annually, the third Wednesday of the month specified in the applicable pricing supplement.

For Eleventh District Cost of Funds Rate Notes that reset monthly, the Interest Reset Dates will be the first calendar day of the month.

     If any Interest Reset Date for a Floating Rate Note would otherwise be a day that is not a business day, that Interest Reset Date will be postponed to the next succeeding business day, except that in the case of a Floating Rate Note as to which LIBOR is an applicable Base Rate and such business day falls in the next succeeding calendar month, the Interest Reset Date will be the immediately preceding business day.

     The interest rate applicable to such Interest Reset Period commencing on the related Interest Reset Date will be the rate determined as of the applicable Interest Determination Date on or prior to the calculation date. The "Interest Determination Date" with respect to the CD Rate, the CMT Rate, the Commercial Paper Rate, the Federal Funds Rate and the Prime Rate will be the second business day immediately preceding the applicable Interest Reset Date; and the "Interest Determination Date" with respect to LIBOR will be the second London business day immediately preceding the applicable Interest Reset Date. The "Interest Determination Date" for an Eleventh District Cost of Funds Rate Note will be the last working day of the month immediately preceding the applicable Interest Reset Date on which the Federal Home Loan Bank of San Francisco publishes the FHLB Index (as defined below in this prospectus). With respect to the Treasury Rate, the "Interest Determination Date" will be the day in the week in which the applicable Interest Reset Date falls on which day Treasury Bills (as defined below in this prospectus supplement) are normally auctioned (Treasury Bills are normally sold at an auction held on Monday of each week, unless that day is a legal holiday, in which case the auction is normally held on the following Tuesday, except that such auction may be held on the preceding Friday); provided, however, that if an auction is held on the Friday of the week preceding the applicable Interest Reset Date, the Interest Determination Date will be such preceding Friday; and provided, further, that if an auction falls on the applicable Interest Reset Date, then the Interest Reset Date will instead be the first business day following the auction. The "Interest Determination Date" pertaining to a Floating Rate Note the interest rate of which is determined by reference to two or more Base Rates will be the second business day prior to the applicable Interest Reset Date for such Floating Rate Note on which each Base Rate is determinable. Each Base Rate will be determined as of such date, and the applicable interest rate will take effect on the applicable Interest Reset Date.

     The applicable pricing supplement will specify the Base Rate or Rates and the spread and/or spread multiplier, if any, the terms of the extension option, if any, and the maximum or minimum interest rate limitation, if any, application to each medium term note. In addition, such pricing supplement will define or particularize for each medium term note the following terms, if applicable:

     - Initial Interest Rate,

     - Interest Payment Dates,

     - Regular Record Dates,

     - Index Maturity,

     - Interest Determination Dates,

     - stated maturity,

     - final maturity and

     - redemption date or repayment date.

Unless otherwise provided in the applicable pricing supplement, The Chase Manhattan Bank will be the calculation agent with respect to the Floating Rate Notes. All determinations made by the calculation agent will be at its sole discretion (except to the extent expressly provided herein that any determination is subject to our approval) and, in the absence of manifest error, will be conclusive for all purposes and binding on holders of the medium term notes and the calculation agent will have no liability therefor.

     Unless otherwise specified in the applicable pricing supplement, the "calculation date" pertaining to any Interest Determination Date will be the earlier of

- the tenth calendar day after such Interest Determination Date, or if that day is not a business day, the next succeeding business day and

- the business day preceding the applicable Interest Payment Date, the stated maturity, the redemption date (if any) or the optional repayment date (if any), as the case may be.

Upon the request of the holder of any Floating Rate Note, the calculation agent will provide the interest rate then in effect and, if determined, the interest rate that will become effective as a result of a determination made on the most recent Interest Determination Date with respect to such Floating Rate Note.

     All percentages resulting from any calculation on medium term notes will be rounded to the nearest one hundred-thousandth of a percentage point, with five one-millionths of a percentage point rounded upwards (e.g., 9.876545% (or
 .09876545) would be rounded to 9.87655% (or .0987655)), and all dollar amounts used in or resulting from such calculation will be rounded to the nearest cent or, in the case of medium term notes denominated other than in dollars, the nearest unit (with one-half cent or unit being rounded upward).

     The interest rate on each Floating Rate Note will be calculated by reference to the specified Base Rate or two or more Base Rates, in either case,
(i) plus or minus the spread, if any, and/or (ii) multiplied by the spread multiplier, if any. The term "spread" means the number of basis points specified in the applicable pricing supplement as being applicable to the interest rate for such Floating Rate Note, and the term "spread multiplier" means the percentage specified in the applicable pricing supplement as being applicable to the interest rate for such Floating Rate Note. "Index Maturity" means, with respect to a Floating Rate Note, the period to maturity of the instrument or obligation on which the interest rate is based, as specified in the applicable pricing supplement and in the Floating Rate Note.

     Except as provided below or in the applicable pricing supplement, interest will be payable, in the case of Floating Rate Notes which reset:

     - daily, weekly or monthly, on the third Wednesday of each month, as specified in the applicable pricing supplement;

     - quarterly, on the third Wednesday of March, June, September and December of each year;

     - semiannually, on the third Wednesday of the two months of each year specified in the applicable pricing supplement; and

     - annually, on the third Wednesday of the month of each year specified in the applicable pricing supplement (each, an "Interest Payment Date") and, in each case, at stated maturity (or on the redemption date or repayment date, if applicable).

     If an Interest Payment Date specified in the applicable pricing supplement with respect to any medium term note would otherwise fall on a day that is not a business day,

     - with respect to a Fixed Rate Note, interest with respect to such medium term note will be paid on the next succeeding business day with the same force and effect as if paid on the due date, and no additional interest will be payable as a result of such delayed payment; and

     - with respect to a Floating Rate Note, such Interest Payment Date (unless it is a redemption date, repayment date or stated maturity) will be postponed to the next succeeding business day with respect to such note, except that (i) in the case of a LIBOR Note, if such day falls in the next calendar month, such Interest Payment Date will be the immediately preceding day that is a business day with respect to such LIBOR Note and
       (ii) with respect to an Interest Payment Date that is also the maturity date of a Floating Rate Note, the Interest Payment Date will remain the date specified in the applicable Pricing Supplement, payment due at maturity will be made on the next succeeding day that is a business day and no interest will accrue on the amount so payable for the period from and after such maturity date.

     Unless otherwise indicated in the applicable pricing supplement, interest payments will be the amount of interest accrued from, and including, the date of original issue, or from, and including, the last date to which interest has been paid, to, but excluding, the Interest Payment Date, the stated maturity, the redemption date or the repayment date, as applicable. With respect to a Floating Rate Note, accrued interest from the date of issue or from the last date to which interest has been paid is calculated by multiplying the face amount of such Floating Rate Note by an accrued interest factor. Such accrued interest factor is computed by adding the interest factor calculated for each day for which accrued interest is being calculated. The interest factor for each such day is computed by dividing the interest rate applicable to such day by

     - 360, in the case of Commercial Paper Rate Notes, CD Rate Notes, LIBOR Notes, Eleventh District Cost of Funds Rate Notes, Federal Funds Rates Notes and Prime Rate Notes, or

     - by the actual number of days in the year, in the case of CMT Rate Notes and Treasury Rate Notes.

The interest factor for Floating Rate Notes whose interest rate is calculated with reference to two or more Base Rates will be calculated in each period in the same manner as if only one of the applicable Base Rates applied.

     In addition to any maximum interest rate that may apply to any Floating Rate Note, the interest rate on Floating Rate Notes will in no event be higher than the maximum rate permitted by New York law, as the same may be modified by United States law of general application.

FIXED RATE NOTES

     Each Fixed Rate Note will bear interest from its date of issue at the annual interest rate specified on the face thereof and in the applicable pricing supplement. Unless otherwise specified in the applicable pricing supplement, interest on Fixed Rate Notes will be payable semiannually on January 15 and July 15 of each year to the person(s) in whose names the Fixed Rate Notes are registered at the close of business on the January 1 and July 1 (each a "record date") next preceding such Interest Payment Date. Interest payable at stated maturity (or on the redemption date or repayment date, if applicable) will be payable to the person(s) to whom principal is payable. Interest on Fixed Rate Notes will be computed on the basis of a 360-day year of twelve 30-day months.

FLOATING RATE NOTES

     Commercial Paper Rate Notes. Each Commercial Paper Rate Note will bear interest at the interest rate (calculated with reference to the Commercial Paper Rate and, if any, the spread and/or spread multiplier) specified in such Commercial Paper Rate Note and in the applicable pricing supplement.

     Unless otherwise indicated in the applicable pricing supplement, the term "Commercial Paper Rate" means, with respect to any Interest Determination Date relating to a Commercial Paper Rate Note or any Interest Determination Date for a Note whose interest rate is determined with reference to the Commercial Paper Rate (a "Commercial Paper Interest Determination Date"), the Money Market Yield (as defined below) on such date of the rate for commercial paper having the Index Maturity specified in the applicable pricing supplement as published by the Board of Governors of the Federal Reserve System in "Statistical Release H.15(519), Selected Interest Rates" ("H.15(519)"), or any successor publication, under the heading "Commercial Paper -- Nonfinancial". If such rate is not published by 3:00 p.m., New York City time on the calculation date pertaining to such Commercial Paper Interest Determination Date, then the Commercial Paper Rate shall be the rate on such Commercial Paper Interest Determination Date for commercial paper of the specified Index Maturity as published in H.15 Daily Update, or other recognized electronic source used for the purpose of displaying the applicable rate, under the caption "Commercial Paper -- Nonfinancial" (with an Index Maturity of one month or three months being deemed to be equivalent to an Index Maturity of 30 days or 90 days, respectively). "H.15 Daily Update" means the daily update of H.15(519) available through the world-wide web site of the Board of Governors of The Federal Reserve System at http:/www.bog.frb.fed.us/releases/h15/update, or any successor site or publication. If by 3:00 p.m., New York City time on such calculation date the rate for a Commercial Paper Interest Determination Date is not yet published in either H.15(519) or H.15 Daily Update (or such other recognized electronic source), the rate for that Commercial Paper Interest Determination Date shall be calculated by the calculation agent and shall be the Money Market Yield of the arithmetic mean of the offered rates, as of 11:00 a.m., New York City time, on that Commercial Paper Interest Determination Date, of three leading dealers of commercial paper in The City of New York selected by the calculation agent (after consultation with us) for commercial paper of the specified Index Maturity placed for an industrial issuer whose bond rating is "AA", or the equivalent, from a nationally recognized rating agency; provided, however, that if the dealers selected as aforesaid by the calculation agent are not quoting as mentioned in this sentence, the Commercial Paper Rate will be the Commercial Paper Rate in effect on such Commercial Paper Interest Determination Date or, if no such rate is in effect, the interest rate on the Commercial Paper Notes will be the Initial Interest Rate.

     The term "Money Market Yield" means a yield (expressed as a percentage rounded to the nearest one hundred thousandth of a percent, with five one-thousandths of a percent rounded upward) calculated in accordance with the following formula:

                       D X 360 X 100
Money Market Yield  =  -------------
                       360 - (D X M)

where "D" means the applicable per annum rate for commercial paper quoted on a bank discount basis and expressed as a decimal; and "M" refers to the actual number of days in the interest period for which interest is being calculated.

     LIBOR Notes. Each LIBOR Note will bear interest at the interest rate (calculated with reference to LIBOR and, if any, the spread and/or spread multiplier) specified in such LIBOR Note and in the applicable pricing supplement.

     Unless otherwise indicated in the applicable pricing supplement, LIBOR will be determined by the calculation agent in accordance with the following provisions:

     - With respect to any Interest Determination Date for a medium term note whose interest rate is determined with reference to LIBOR (a "LIBOR Interest Determination Date"), LIBOR will be, as specified in the applicable pricing supplement, either:

          (a) the arithmetic mean of the offered rates for deposits in U.S. dollars having the Index Maturity designated in the applicable pricing supplement, commencing on the second London business day immediately following that LIBOR Interest Determination Date, that appear on the Reuters Screen LIBO Page as of 11:00 a.m., London time, on that LIBOR Interest Determination Date, if at least two such offered rates appear on the Reuters Screen LIBO Page ("LIBOR Reuters"), or

          (b) the rate for deposits in U.S. dollars having the Index Maturity designated in the applicable pricing supplement, commencing on the second London business day immediately following that LIBOR Interest Determination Date, that appears on Telerate Page 3750 as of 11:00 a.m., London time, on that LIBOR Interest Determination Date ("LIBOR Telerate"). "Reuters Screen LIBO Page" means the display designated as page "LIBO" on the Reuters Monitor Money Rates Service (or such other page as may replace the LIBO page on that service for the purpose of displaying London interbank offered rates of major banks). "Telerate Page 3750" means the display designated as page "3750" on Bridge Telerate Inc. (or such other page as may replace the 3750 page on that service or such other service or services as may be nominated by the British Bankers' Association for the purpose of displaying London interbank offered rates for U.S. dollar deposits). If neither LIBOR Reuters nor LIBOR Telerate is specified in the applicable pricing supplement, LIBOR will be determined as if LIBOR Telerate had been specified.

     If fewer than two offered rates appear on the Reuters Screen LIBO Page, or if no rate appears on the Telerate Page 3750, as applicable, LIBOR in respect of that LIBOR Interest Determination Date will be determined as if the parties had specified the rate described in the following bullet point:

     - With respect to a LIBOR Interest Determination Date on which fewer than two offered rates appear on the Reuters Screen LIBO Page as specified in clause (a) above or on which no rate appears on Telerate Page 3750 as specified in clause (b) above, LIBOR will be determined on the basis of the rates, at approximately 11:00 a.m., London time, on such LIBOR Interest Determination Date, at which deposits in U.S. dollars having the Index Maturity specified in the applicable pricing supplement are offered to prime banks in the London interbank market by four major banks in the London interbank market selected by the calculation agent (after consultation with us), commencing on the second London business day immediately following such LIBOR Interest Determination Date and in a principal amount of not less than $1,000,000 that is representative for a single transaction in such market at such time. The calculation agent will request the principal London office of each of such banks to provide a quotation of its rate. If at least two such quotations are provided, LIBOR for such LIBOR Interest Determination Date will be the arithmetic mean of such quotations. If fewer than two quotations are provided, LIBOR for such LIBOR Interest Determination Date will be the arithmetic mean of the rates at approximately 11:00 a.m., New York City time, on such LIBOR Interest Determination Date, quoted by three major banks in the City of New York, selected by the calculation agent (after consultation with us), for loans in U.S. dollars to leading European banks having the specified Index Maturity, commencing on the second London business day immediately following such LIBOR Interest Determination Date and in a principal amount of not less than $1,000,000 that is representative for a single transaction in such market at such time; provided, however, that if the banks selected as aforesaid by the calculation agent are not quoting as mentioned in this sentence, LIBOR will be the

       LIBOR in effect on such LIBOR Interest Determination Date or, if no such rate is in effect, the interest rate on LIBOR Rate Notes will be the Initial Interest Rate.

     CD Rate. Each CD Rate Note will bear interest at the interest rate (calculated with reference to the CD Rate and, if any, the spread and/or spread multiplier) specified in such CD Rate Note and the applicable pricing supplement.

     The CD Rate will be determined as of the applicable Interest Determination Date (a "CD Rate Interest Determination Date") as the rate on that date for negotiable certificates of deposit having the specified Index Maturity as published by the Board of Governors of the Federal Reserve System in "Statistical Release H.15(519), Selected Interest Rates" or any successor publication ("H.15(519)") under the heading "CD (Secondary Market)," or if not so published by 3:00 p.m., New York City time, on the Calculation Date, the CD Rate will be the rate on such CD Rate Interest Determination Date for negotiable certificates of deposit of the specified Index Maturity as published in H.15 Daily Update under the heading, "CDs (Secondary Market)." If that rate is not published in either H.15(519) or H.15 Daily Update by 3:00 p.m., New York City time, on the related Calculation Date, then the CD Rate on that CD Rate Interest Determination Date will be calculated by the calculation agent and will be the arithmetic mean of the secondary market offered rates as of 10:00 a.m., New York City time, on the CD Rate Interest Determination Date, of three leading nonbank dealers in negotiable U.S. dollar certificates of deposit in The City of New York (which may include one or more Agents or their affiliates) selected by the calculation agent for negotiable certificates of deposit of major United States money market banks (in the market for negotiable certificates of deposit) with a remaining maturity closest to the specified Index Maturity in an amount that is representative for a single transaction in that market at that time; provided, however, that if one or more of the dealers selected by the calculation agent as described above are not quoting as described in this sentence, the CD Rate with respect to such CD Rate Interest Determination Date will be the CD Rate in effect on such CD Rate Interest Determination Date, or if no such rate is in effect, the interest rate on the CD Rate Notes will be the Initial Interest Rate.

     Treasury Rate Notes. Each Treasury Rate Note will bear interest at the interest rate (calculated with reference to the Treasury Rate and, if any, the spread and/or spread multiplier) specified in such Treasury Rate Note and in the applicable pricing supplement.

     Unless otherwise indicated in the pricing supplement, the term "Treasury Rate" means with respect to any Interest Determination Date relating to a Treasury Rate Note or any Interest Determination Date for a medium term note whose interest rate is determined with reference to the Treasury Rate (a "Treasury Interest Determination Date"), the rate for the most recent auction of direct obligations of the United States ("Treasury Bills") having the Index Maturity specified in the applicable pricing supplement as that rate appears under the heading "INVESTMENT RATE" on the display on Bridge Telerate, Inc. (or any successor service) on page 56 or 57 (or any other page as may replace page 56 or 57 on that service) or, if not so published by 3:00 p.m., New York City time, on or before the calculation date pertaining to such Treasury Interest Determination Date, the Bond Equivalent Yield, as defined below, of the rate for the applicable Treasury Bills as published in H.15 Daily Update, or other recognized electronics source used for the purpose of displaying the applicable rate, under the caption "U.S. Government Securities/Treasury Bills/Auction High." If on such date, such rate is not so published by 3:00 p.m., New York City time, on the Calculation Date pertaining to such Treasury Interest Determination Date, the Bond Equivalent Yield of the auction rate of the applicable Treasury Bills announced by the United States Department of the Treasury, or if not announced by the United States Department of the Treasury, or if the auction is not held, the Bond Equivalent Yield of the rate on such date of the applicable Treasury Bills published in H.15(519) under the caption "U.S. Government Securities/Treasury Bills/Secondary Market." If on the Calculation Date pertaining to such Treasury Interest Determination Date, such rate for such period is not published by 3:00 p.m., New York City time, then the rate will be calculated by the Calculation Agent as the Bond Equivalent Yield of the arithmetic mean of the secondary market bid rates, as of approximately 3:30 p.m., New York City time, on such Treasury Interest Determination Date, of three leading primary United States government securities dealers, selected by the Calculation Agent (after consultation with us), for the issue of Treasury bills with a remaining maturity closest to the applicable Index Maturity; provided, however, that if the dealers selected as aforesaid by the Calculation Agent are not quoting as mentioned in this sentence, the Treasury Rate with respect to such Treasury Interest Determination Date will be the Treasury Rate in effect on such Treasury Rate Determination Date or, if no such rate is in effect, the interest rate on Treasury Rate Notes will be the Initial Interest Rate.

     "Bond Equivalent Yield" means a yield calculated in accordance with the following formula and expressed as a percentage:

                                  D x N
     Bond Equivalent Yield =  -------------  x 100
                              360 - (D - M)

where "D" refers to the applicable per annum rate for Treasury Bills quoted on a bank discount basis and expressed as a decimal, "N" refers to 365 or 366, as the case may be, and "M" refers to the actual number of days in the interest period for which interest is being calculated.

     CMT Rate Notes. Each CMT Rate Note will bear interest at the interest rate (calculated with reference to the CMT Rate and, if any, the spread and/or spread multiplier) specified in such CMT Rate Note and in the applicable pricing supplement.

     Unless otherwise specified in the applicable pricing supplement, "CMT Rate" means, with respect to any Interest Determination Date relating to a Floating Rate Note for which the interest rate is determined with reference to the CMT Rate (a "CMT Rate Interest Determination Date"), the rate displayed on the Designated CMT Telerate Page under the caption "...Treasury Constant Maturities...Federal Reserve Board Release H.15...Mondays Approximately 3:45 p.m.," under the column for the Designated CMT Maturity Index for (i) if the Designated CMT Telerate Page is 7051, the rate on such CMT Rate Interest Determination Date and (ii) if the Designated CMT Telerate Page is 7052, the week or the month, as applicable, ended immediately preceding the week in which the related CMT Rate Interest Determination Date occurs. If that rate is no longer displayed on the relevant page or is not displayed by 3:00 p.m., New York City time, on the related calculation date, then the CMT Rate for such CMT Rate Interest Determination Date will be such treasury constant maturity rate for the Designated CMT Maturity Index as published in the relevant H.15(519). If that rate is no longer published or is not published by 3:00 p.m., New York City time, on the related calculation date, then the CMT Rate on such CMT Rate Interest Determination Date will be that treasury constant maturity rate for the Designated CMT Maturity Index (or other United States Treasury Rate for the Designated CMT Maturity Index) for the CMT Rate Interest Determination Date as may then be published by either the Board of Governors of the Federal Reserve System or the United States Department of the Treasury that the calculation agent determines to be comparable to the rate formerly displayed on the Designated CMT Telerate Page and published in the relevant H.15(519).

     If such information is not provided by 3:00 p.m., New York City time, on the related calculation date, then the CMT Rate on the CMT Rate Interest Determination Date will be calculated by the calculation agent and will be a yield to maturity, based on the arithmetic mean of the secondary market closing offer side prices as of approximately 3:30 p.m., New York City time, on such CMT Rate Interest Determination Date reported, according to the written records by three leading primary United States government securities dealers (each, a "Reference Dealer") in The City of New York (which may include any of the Agents or their affiliates selected by the calculation agent (from five such Reference Dealers selected by the calculation agent and eliminating the highest quotation (or, in the event of equality, one of the highest) and the lowest quotation (or, in the event of equality, one of the lowest)), for the most recently issued direct noncallable fixed rate obligations of the United States ("Treasury Notes") with an original maturity of approximately the Designated CMT Maturity Index and a remaining term to maturity of not less than such Designated CMT Maturity Index minus one year. If the calculation agent is unable to obtain three such Treasury Note quotations, the CMT Rate for such CMT Rate Interest Determination Date will be calculated by the calculation agent (after consultation with us) and will be a yield to maturity based on the arithmetic mean of the secondary market offer side prices as of approximately 3:30 p.m., New York City time, on such CMT Rate Interest Determination Date of three Reference Dealers in The City of New York (from five such Reference Dealers selected by the calculation agent and eliminating the highest quotation (or, in the event of equality, one of the highest) and the lowest quotation (or, in the event of equality, one of the lowest)), for Treasury Notes with an original maturity of the number of years that is the next highest to the Designated CMT Maturity Index and a remaining term to maturity closest to the Designated CMT Maturity Index and in an amount of at least $100 million. If three or four (and not five) of such Reference Dealers are quoting as described above, then the CMT Rate will be based on the arithmetic mean of the offer prices obtained and neither the highest nor the lowest of such quotes will be eliminated; provided, however, that if fewer than three Reference Dealers so selected by the calculation agent are quoting as mentioned herein, the CMT Rate determined as of such CMT Rate Interest Determination Date will be the CMT Rate in effect on such CMT Rate Interest Determination Date or, if no such rate is in effect, the interest rate on the CMT Rate Notes will be the Initial Interest Rate. If two Treasury Notes with an original maturity as described in the second preceding sentence have remaining terms to maturity equally close to the Designated CMT Maturity Index, the calculation agent will use the quotations for the Treasury Note with the shorter remaining term to maturity.

     "Designated CMT Telerate Page" means the display on Dow Jones Markets Limited on the page specified in the applicable pricing supplement (or any other page as may replace such page on that service for the purpose of displaying Treasury Constant Maturities as reported in H.15(519)) for the purpose of displaying Treasury Constant Maturities as reported in H.15(519). If no such page is specified in the applicable pricing supplement, the Designated CMT Telerate Page will be 7052 for the most recent week.

     "Designated CMT Maturity Index" means the original period to maturity of the U.S. Treasury securities (either 1, 2, 3, 5, 7, 10, 20 or 30 years) specified in the applicable pricing supplement with respect to which the CMT Rate will be calculated. If no such maturity is specified in the applicable pricing supplement, the Designated CMT Maturity Index will be two years.

     Eleventh District Cost of Funds Rate Notes. Eleventh District Cost of Funds Rate Notes will bear interest at the rates (calculated with reference to the Eleventh District Cost of Funds Rate and the spread and/or spread multiplier, if any) specified in such Eleventh District Cost of Funds Rate Notes and in the applicable Pricing Supplement.

     Unless otherwise specified in the applicable pricing supplement, the term "Eleventh District Cost of funds Rate" means, with respect to any Interest Determination Date relating to an Eleventh District Cost of Funds Rate Note or any Floating Rate Note for which the interest rate is determined with reference to the Eleventh District Cost of Funds Rate (an "Eleventh District Cost of Funds Rate Interest Determination Date") the rate of interest equal to the monthly weighted average cost of funds for the calendar month immediately preceding the month in which such Eleventh District Cost of Funds Rate Interest Determination Date falls, as set forth under the caption "11th District" on Telerate Page 7058 as of 11:00 a.m., San Francisco time, on such Eleventh District Cost of Funds Rate Interest Determination Date. If such rate does not appear on Telerate Page 7058 on any related Eleventh District Cost of Funds Rate Interest Determination Date, then the Eleventh District Cost of Funds Rate for such Eleventh District Cost of Funds Rate Interest Determination Date will be the monthly weighted average costs of funds paid by member institutions of the Eleventh Federal Home Loan Bank District that was most recently announced (the "FHLB Index") by the Federal Home Loan Bank of San Francisco as such cost of funds for the calendar month immediately preceding the date of such announcement. If the Federal Home Loan Bank of San Francisco fails to announce such rate for the calendar month immediately preceding such Eleventh District Cost of Funds Rate Interest Determination Date, then the Eleventh District Cost of Funds Rate determined as of such Eleventh District Cost of Funds Rate Interest Determination Date will be the Eleventh District Cost of Funds Rate in effect on such Eleventh District Cost of Funds Rate Interest Determination Date or, if no such rate is in effect, the interest rate on the Eleventh District Cost of Funds Rate Notes will be the Initial Interest Rate.

     Federal Funds Rate Notes. Each Federal Funds Rate Note will bear interest at the interest rate (calculated with reference to the Federal Funds Rate and, if any, the spread and/or spread multiplier) specified in the applicable pricing supplement.

     Unless otherwise indicated in the pricing supplement, the term "Federal Funds Rate" means, with respect to any Interest Determination Date relating to a Federal Funds Rate Note or any Interest

Determination Date for a medium term note whose interest rate is determined with reference to the Federal Funds Rate (a "Federal Funds Interest Determination Date"), the rate of interest for Federal Funds as published in H.15(519) under the heading "Federal Funds (Effective)," as such rate is displayed on Telerate Page 120 (or any other page as may replace such page on such service) or if not so published by 3:00 p.m., New York City time, on the calculation date pertaining to such Federal Funds Interest Determination Date, the Federal Funds Rate will be the rate of interest on such Federal Funds Interest Determination Date for Federal Funds published in H.15 Daily Update, or other recognized electronic source used for the purpose of displaying the applicable rate, under the caption "Federal Funds/Effective Rate." If that rate is not published in either the H.15(519) or H.15 Daily Update (or such other recognized electronic source) by 3:00 p.m., New York City time, on such calculation date, the Federal Funds Rate will be calculated by the calculation agent and will be the average of the rates for the last transaction in overnight Federal Funds arranged by three leading brokers of Federal Funds transactions in New York City selected by the calculation agent (after consultation with us) prior to 9:00 a.m., New York City time, on such Federal Funds Interest Determination Date; provided, however, that if fewer than three brokers selected as aforesaid by the calculation agent are not quoting as described above, the Federal Funds Rate in effect for the applicable period will be the Federal Funds Rate in effect on such Federal Funds Interest Determination Date or, if no such rate is in effect, the interest rate on the Federal Funds Rate Notes will be the Initial Interest Rate.

     Prime Rate Notes. Each Prime Rate Note will bear interest at the interest rate (calculated with reference to the prime rate and, if any, the spread and/or spread multiplier) specified in the applicable pricing supplement.

     Unless otherwise indicated in the pricing supplement, the term "prime rate" means, with respect to any Interest Determination Date relating to a Prime Rate Note or any Interest Determination Date for a medium term note whose interest rate is determined with reference to the prime rate (a "Prime Rate Interest Determination Date"), the rate published in H.15(519), or any successor publication, for that day opposite the caption "Bank Prime Loan". If by 3:00 p.m., New York City time, on the calculation date pertaining to such Prime Rate Interest Determination Date such rate is not yet published in H.15(519), or any successor publication, the rate for that Prime Rate Interest Determination Date will be calculated by the calculation agent and will be the arithmetic mean of the rates of interest publicly announced by each bank that appears on the Reuters Screen USPrime 1 as such bank's prime rate or base lending rate as in effect for that Prime Rate Interest Determination Date. If fewer than four such rates appear on the Reuters Screen USPRIME 1 for that Prime Rate Interest Determination Date, the prime rate will be the arithmetic mean of the prime rates quoted on the basis of the actual number of days in a year divided by 360 for that Prime Rate Interest Determination Date by three major money center banks in New York City selected by the calculation agent (after consultation with us); provided, however, that if the banks selected as aforesaid by the calculation agent are not quoting as described above, the prime rate in effect for the applicable period will be the prime rate in effect on such Prime Rate Interest Determination Date or, if no such rate is in effect, the interest rate on the Prime Rate Notes will be the Initial Interest Rate.

     "Reuters Screen USPrime 1" means the display designated as page "USPRIME 1" on the Reuters Monitor Money Rates Service (or such other page as may replace the USPRIME 1 on that service for the purpose of displaying prime rates or base lending rates of major United States banks).

SUBSEQUENT INTEREST PERIODS

     The applicable pricing supplement relating to each medium term note will indicate whether we have the option to reset the interest rate in the case of a Fixed Rate Note, or the spread and/or spread multiplier in the case of a Floating Rate Note, and, if so, the date or dates on which such interest rate or such spread and/or spread multiplier, as the case may be, may be reset (each an "Optional Reset Date").

     If we elect to reset the interest rate, spread and/or spread multiplier of a note as described above, the holder of such note will have the option to elect repayment of the note by us on any Optional Reset Date at a price equal to the aggregate principal amount thereof outstanding on, plus any interest accrued to, such Optional Reset Date or, for an OID Note, plus any original issue discount amortized from the date of issue to such Optional Reset Date. In order for a note to be repaid on an Optional Reset Date, the noteholder must follow the procedures set forth above under "Repayment at the Option of the Holder" for optional repayment, except that:

     - the period for delivery of the note or notification to the trustee will be at least 25 but not more than 35 days prior to such Optional Reset Date; and

     - a holder who has tendered a medium term note for repayment pursuant to a Reset Notice (as defined below) may, by written notice to the trustee, revoke any such tender until the close of business on the tenth day prior to such Optional Reset Date.

     We may exercise this option with respect to a medium term note by notifying the trustee of the exercise at least 50 but not more than 60 days prior to an Optional Reset Date for the medium term note. Not later than 40 days prior to such Optional Reset Date, the trustee for the note will mail or deliver to the holder of the note a notice (the "Reset Notice"), first class, postage prepaid. The Reset Notice will indicate whether we have elected to reset the interest rate (in the case of a Fixed Rate Note) or the spread and/or spread multiplier (in the case of a Floating Rate Note) and if so,

     - the new interest rate or new spread and/or spread multiplier, as the case may be; and

     - the provisions, if any, for redemption during the period from the Optional Reset Date to the next Optional Reset Date or, if there is no next Optional Reset Date, to the stated maturity of such note (each such period a "Subsequent Interest Period"), including the date or dates on which or the period or periods during which and the price or prices at which such redemption may occur during such Subsequent Interest Period.

     Notwithstanding the foregoing, we may, at our option, revoke the interest rate (in the case of a Fixed Rate Note) or the spread and/or spread multiplier (in the case of a Floating Rate Note) as provided for in the Reset Notice, and establish a higher interest rate or a spread and/or spread multiplier that is higher than the interest rate, spread and/or spread multiplier provided for in the relevant Reset Notice for the Subsequent Interest Period commencing on such Optional Reset Date. To do so, we must cause the trustee to mail, not later than 20 days prior to an Optional Reset Date for a medium term note (or, if that day is not a business day, on the immediately succeeding business day), notice of the higher interest rate, or new spread and/or spread multiplier, to the holder of the note. The notice will be irrevocable. We must notify the trustee of our intentions to revoke the Reset Notice at least 25 days prior to the Optional Reset Date. Each medium term note with respect to which the interest rate, spread and/or spread multiplier is reset on an Optional Reset Date and with respect to which the holder of the note has not tendered the note for repayment (or has validly revoked any such tender) pursuant to the immediately preceding paragraph will bear such higher interest rate or new spread and/or spread multiplier for the Subsequent Interest Period.

EXTENSION OF MATURITY

     Unless otherwise stated in the applicable pricing supplement, each medium term note will mature at the stated maturity of the note. The applicable pricing supplement relating to any note (other than an Amortizing Note) may indicate whether the Company has the option to extend the stated maturity of the note for one or more periods of whole years from one to five (each an "Extension Period") up to but not beyond the date (the "Final Maturity") set forth in the applicable pricing supplement.

     We may exercise such option with respect to a medium term note by notifying the trustee of the exercise at least 50 but not more than 60 days prior to the old stated maturity for the note. Not later than 40 days prior to the old stated maturity of the note, the trustee for the note will mail or deliver to the holder of the note a notice (the "Extension Notice"), first class, postage prepaid. The Extension Notice will set forth:

     - our election to extend the Stated Maturity of such note;

     - the new Stated Maturity;

     - in the case of a Fixed Rate Note, the interest rate applicable to the Extension Period or, in the case of a Floating Rate Note, the spread and/or spread multiplier applicable to the Extension Period; and

     - the provisions, if any, for redemption during the Extension Period, including the date or dates on which or the period or periods during which and the price or prices at which such redemption may occur during the Extension Period.

     Upon the mailing or delivery by the trustee of an Extension Notice to the holder of a medium term note, the stated maturity of the note will be extended automatically, and, except as modified by the Extension Notice and as described in the next paragraph, the note will have the same terms as prior to the mailing or delivery of the Extension Notice.

     Notwithstanding the foregoing, not later than 20 days prior to the old stated maturity of the medium term note (or, if that day is not a business day, on the immediately succeeding business day), we may, at our option, revoke the interest rate (in the case of a Fixed Rate Note) or the spread and/or spread multiplier (in the case of a Floating Rate Note) provided for in the Extension Notice for that note and establish a higher interest rate (in the case of a Fixed Rate Note) or a higher spread and/or spread multiplier (in the case of a Floating Rate Note) for the Extension Period. To do so, we must cause the trustee for the note to mail notice of such higher interest rate or new spread and/or spread multiplier, as the case may be, first class, postage prepaid, to the holder of the note. The notice will be irrevocable. All medium term notes with respect to which the stated maturity is extended will bear such higher interest rate (in the case of Fixed Rate Notes) or new spread and/or spread multiplier (in the case of Floating Rate Notes) for the Extension Period, whether or not tendered for repayment.

     If we extend the stated maturity of a medium term note, the holder of the note will have the option to elect repayment of the note by us on the old stated maturity at a price equal to the principal amount thereof, plus interest accrued to such date. In order for a note to be repaid on the old stated maturity once we have extended the stated maturity thereof, the holder must follow the procedures set forth above under "Repayment at the Option of the Holder" for optional repayment, except that (i) the period for delivery of the note or notification to the trustee for the note will be at least 25 but not more than 35 days prior to the old stated maturity and (ii) a holder who has tendered a note for repayment pursuant to an Extension Notice may, by written notice to the trustee, revoke any such tender for repayment until the close of business on the tenth day before the old stated maturity.

AMORTIZING NOTES

     We may from time to time offer Amortizing Notes. Unless otherwise specified in the applicable pricing supplement, interest on each Amortizing Note will be computed on the basis of a 360-day year of twelve 30-day months. Payments with respect to Amortizing Notes will be applied first to interest due and payable thereon and then to the reduction of the unpaid principal amount thereof. Further information concerning additional terms and provisions of Amortizing Notes will be specified in the applicable pricing supplement. A table setting forth repayment information in respect of each Amortizing Note will be included in the applicable pricing supplement and set forth in each such note.

ORIGINAL ISSUE DISCOUNT NOTES

     We may offer OID Notes from time to time. Original Issue Discount Notes may currently pay no interest or interest at a rate that at the time of issuance is below market rates. In the event of redemption,

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

repayment or acceleration of maturity in respect of an OID Note, the amount payable to the holder of the OID Note will be equal to:

     - the Amortized Face Amount (as defined in the next succeeding paragraph) as of the date of such event, plus

     - with respect to any redemption of an OID Note, the Initial Redemption Percentage specified in the applicable pricing supplement (as adjusted by the Annual Redemption Percentage Reduction, if applicable) minus 100% multiplied by the issue price specified in such pricing supplement (the "Issue Price"), net of any portion of the Issue Price that has been paid prior to the date of redemption, or the portion of the Issue Price (or the net amount) proportionate to the portion of the unpaid principal amount to be redeemed, plus

     - any accrued interest to the date of such event, the payment of which would constitute qualified stated interest payments within the meaning of Treasury Regulation Section 1.1273-1(c) under the Internal Revenue Code of 1986, as amended (the "Code").

Such interest will be computed on the basis of a 360-day year of twelve 30-day months, compounded semiannually.

     If the stated maturity of an OID Note that bears no interest falls on a day that is not a business day, the payment due at maturity will be made on the following day that is a business day as if it were made on the date the payment was due, and no interest will accrue on the amount so payable for the period from and after the stated maturity.

     The "Amortized Face Amount" of an OID Note means an amount equal to:

     - the Issue Price thereof, plus

     - the aggregate portions of the original issue discount (the excess of the amounts considered as part of the "stated redemption price at maturity" of the OID Note within the meaning of Section 1273(a)(2) of the Code, whether denominated as principal or interest, over the Issue Price) that have accrued pursuant to Section 1272 of the Code (without regard to Section 1272(a)(7) of the Code) from the date of issue of the OID Note to the date of determination, minus

     - any amount considered as part of the "stated redemption price at maturity" of such OID Note that has been paid from the date of issue to the date of determination.

Certain additional considerations relating to the offering of any OID Notes may be set forth in the applicable pricing supplement.

     If a bankruptcy case is commenced by or against El Paso Energy under the United States Bankruptcy Code (the "Bankruptcy Code"), it is possible that a portion of the face amount of an OID Note would be treated as interest and the unamortized portion thereof would be treated as unmatured interest under Section 502(b)(2) of the Bankruptcy Code. Unmatured interest is not allowable as part of a claim under Section 502(b)(2) of the Bankruptcy Code. Although it is impossible to predict what portion, if any, of the face amount of an OID Note would be treated as unmatured interest, one possible result is that the bankruptcy court might determine the amount of unmatured interest on the note by reference to the amount of amortized original issue discount of the note for tax purposes, the unamortized debt discount of the note for financial accounting purposes or the yield to maturity (if any) set forth on the face of an OID Note. Each method may yield a substantially different result.

     Holders of medium term notes with original issue discount will be required to include the amount of original issue discount in income in accordance with applicable provisions of the Code and the Treasury Regulations promulgated thereunder. See "Certain United States Federal Income Tax Considerations -- OID."

INDEXED NOTES

     Medium term notes may be issued with the amount of principal (and premium, if any) and/or any interest payable in respect thereof to be determined with reference to the price or prices of specified commodities, securities, financial instruments, the exchange rate of one or more specified currencies relative to an indexed currency or another price or exchange rate ("Indexed Notes"), as set forth in the applicable pricing supplement. In certain cases, holders of Indexed Notes may receive a principal amount on the maturity date that is greater than or less than the face amount of the notes depending upon the relative value on the maturity date of the specified indexed item. Information as to the method for determining the amount of principal (and premium, if any) and/or any interest payable in respect of Indexed Notes, certain historical information with respect to the specified indexed item and tax considerations associated with an investment in Indexed Notes will be set forth in the applicable pricing supplement.

OTHER PROVISIONS; ADDENDA

     Any provisions with respect to the medium term notes, including the calculation of the interest rate applicable to a Floating Rate Note, and the specification of one or more Base Rates, the Interest Payment Dates, the stated maturity or any other variable term relating thereto, may be modified as specified under "Other Provisions" on the face of the note or in an addendum relating thereto, if so specified on the face of the note and in the applicable pricing supplement.

CONSOLIDATION, MERGER OR SALE

     The senior indenture generally permits a consolidation or merger between us and another corporation. It also permits us to sell all or substantially all of our property and assets. If this occurs, the remaining or acquiring corporation will assume all of our responsibilities and liabilities under the senior indenture, including the payment of all amounts due on the medium term notes and performance of the covenants in the senior indenture. For a further description of the provisions in the senior indenture applicable to a consolidation or merger with or into any other corporation or a sale of all or substantially all of our assets, see "Description of Debt Securities -- Consolidation, Merger or Sale" in the accompanying prospectus.

MODIFICATION OF INDENTURE

     For a further description of the provisions in the senior indenture applicable to a modification of your rights and obligations and the rights of the holders, see "Description of Debt Securities -- Modification of Indentures" in the accompanying prospectus.

EVENTS OF DEFAULT

     For a description of the provisions of the senior indenture applicable to an "Event of Default," see "Description of Debt Securities -- Events of Default" in the accompanying prospectus.

COVENANTS

     For a description of our covenants contained in the senior indenture, see "Description of Debt Securities -- Covenants" in the accompanying prospectus.

CONCERNING THE TRUSTEE

     We maintain a banking relationship with The Chase Manhattan Bank or affiliates thereof. The Chase Manhattan Bank serves as the trustee under our senior indenture and our subordinated indenture, and as trustee under certain indentures of our subsidiaries. The Chase Manhattan Bank or affiliates thereof may also have other financial relations with us and other corporations affiliated with us.

BOOK-ENTRY NOTES

     Unless otherwise indicated in the pricing supplement, the medium term notes will be issued in the form of one or more fully registered global notes, which will be deposited with, or on behalf of, DTC and registered in the name of the nominee of DTC. If so specified in a pricing supplement, a global note may be registered in the name of a depository other than DTC (DTC and such other depositories are referred to herein as the "Depository"). Except as described below, a global note may not be transferred except as a whole by the Depository to another nominee of the Depository or to a successor of the Depository or a nominee of such successor. Transfers of a global note will be effected only through records maintained by the Depository and its participants. Beneficial interests in global notes will be exchanged for medium term notes in definitive form only under limited circumstances described herein.

     When we issue a global note, the Depository will credit, on its book-entry registration and transfer system, the respective principal amounts of the medium term notes represented by such global note to the accounts of participants. The accounts to be credited shall be designated by the Agent through which a medium term note was sold, or by us if such medium term note was sold directly by us. Ownership of beneficial interests in a global note will be limited to participants or persons that may hold interests through participants. Ownership of beneficial interests in a global note is limited to participants that have accounts with DTC or its nominee, or persons that may hold interests through those participants. In addition, ownership of beneficial interests by participants in a global note will be evidenced only by, and the transfer of that ownership interest will be effected only through, records maintained by DTC or its nominee for a global note. So long as the Depository for a global note, or its nominee, is the registered owner thereof, the Depository or its nominee, as the case may be, will be considered the sole owner or holder of the medium term notes represented by such global note for all purposes under the senior indenture. Ownership of beneficial interests in a global note by persons that hold through participants will be evidenced only by, and the transfer of that ownership interest within that participant will be effected only through, records maintained by that participant. DTC has no knowledge of the actual beneficial owners of the medium term notes. Beneficial owners will not receive written confirmation from DTC of their purchase, but beneficial owners are expected to receive written confirmations providing details of the transaction, as well as periodic statements of their holdings, from the participants through which the beneficial owners entered the transaction. The laws of some jurisdictions require that certain purchasers of securities take physical delivery of such securities in definitive form. Such laws may impair the ability to transfer beneficial interests in a global note.

     We will make payments of principal of, and interest on, medium term notes represented by a global note registered in the name of or held by DTC or its nominee to DTC or its nominee, as the case may be, as the registered owner and holder of the global note representing those medium term notes. DTC has advised us that upon receipt of any payment of principal of, or interest on, a global note, DTC will immediately credit accounts of participants on its book-entry registration and transfer system with payments in amounts proportionate to their respective beneficial interests in the principal amount of that global note as shown in the records of DTC. Payments by participants to owners of beneficial interests in a global note held through those participants will be governed by standing instructions and customary practices, as is now the case with securities held for the accounts of customers in bearer form or registered in "street name," and will be the sole responsibility of those participants, subject to any statutory or regulatory requirements that may be in effect from time to time.

     Neither we, any trustee nor any of our respective agents, will be responsible for any aspect of the records of any Depository, including DTC, any nominee or any participant relating to, or payments made on account of, beneficial interests in a permanent global debt security or for maintaining, supervising or reviewing any of the records of any Depository, including DTC, any nominee or any participant relating to such beneficial interests.

     A global note is exchangeable for definitive medium term notes registered in the name of, and a transfer of a global note may be registered to, any person other than DTC or its nominee, only if:

     - DTC notifies us that it is unwilling or unable to continue as depositary for that global note or at any time DTC ceases to be registered under the Exchange Act;

     - we determine in our discretion that the global note will be exchangeable for definitive medium term notes in registered form; or

     - there shall have occurred and be continuing an event of default or an event which, with notice or the lapse of time or both, would constitute an event of default under the medium term notes.

Any global note that is exchangeable pursuant to the preceding sentence will be exchangeable in whole for definitive medium term notes in registered form, of like tenor and of an equal aggregate principal amount as the global note, in denominations specified in the applicable pricing supplement, if other than $1,000 and integral multiples of $1,000. The definitive medium term notes will be registered by the registrar in the name or names instructed by the Depository. We expect that these instructions may be based upon directions received by the Depository from its participants with respect to ownership of beneficial interests in the global notes.

     Except as provided above, owners of the beneficial interests in a global note will not be entitled to receive physical delivery of medium term notes in definitive form and will not be considered the holders of medium term notes for any purpose under the senior indenture. No global note will be exchangeable except for another global note of like denomination and tenor to be registered in the name of the Depository or its nominee. Accordingly, each person owning a beneficial interest in a global debt security must rely on the procedures of the Depository and, if that person is not a participant, on the procedures of the participant through which that person owns its interest, to exercise any rights of a holder under the global note or the senior indenture.

     We understand that, under existing industry practices, in the event that we request any action of holders, or an owner of a beneficial interest in a global note desires to give or take any action that a holder is entitled to give or take under the medium term notes or the senior indentures, DTC would authorize the participants holding the relevant beneficial interests to give or take that action, and those participants would authorize beneficial owners owning through those participants to give or take that action or would otherwise act upon the instructions of beneficial owners owning through them.

     DTC has advised us that DTC is a limited purpose trust company organized under the laws of the State of New York, a "banking organization" within the meaning of the New York Banking Law, a member of the Federal Reserve System, a "clearing corporation" within the meaning of the New York Uniform Commercial Code, and a "clearing agency" registered under the Exchange Act. DTC was created to hold securities of its participants and to facilitate the clearance and settlement of securities transactions among its participants in those securities through electronic book-entry changes in accounts of the participants, thereby eliminating the need for physical movement of securities certificates. DTC's participants include securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations. DTC is owned by a number of its participants and by the New York Stock Exchange, Inc., the American Stock Exchange, Inc. and the National Association of Securities Dealers, Inc. Access to DTC's book-entry system is also available to others, such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a participant, either directly or indirectly. The rules applicable to DTC and its participants are on file with the SEC.

DEFEASANCE

     For a description of the defeasance provisions of the senior indenture, see "Description of Debt Securities -- Defeasance" in the accompanying prospectus.

NOTICES

     Notices to holders of medium term notes will be given by mail to the addresses of such holders as they appear in the note register.

             CERTAIN UNITED STATES FEDERAL INCOME TAX CONSEQUENCES

     In the opinion of Andrews & Kurth L.L.P., special tax counsel to El Paso Energy, the following summary describes the material United States federal income tax consequences as of the date hereof of the acquisition, ownership and disposition of the medium term notes to beneficial owners ("holders") purchasing medium term notes at their original issuance. This summary is based on the Internal Revenue Code of 1986, as amended to the date hereof (the "Code"), legislative history, administrative pronouncements, judicial decisions and final, proposed and temporary Treasury Regulations, changes to any of which subsequent to the date of this prospectus supplement may affect the tax consequences described herein. Any such changes may apply retroactively.

     This summary discusses only the material United States federal income tax consequences to those holders holding medium term notes as capital assets within the meaning of Section 1221 of the Code. It does not discuss all of the tax consequences or to holders subject to special rules (including pension plans and other tax-exempt investors, banks, thrifts, real estate investment trusts, regulated investment companies, persons who hold medium term notes as part of a straddle, hedging or conversion transactions, insurance companies, dealers in securities or foreign currencies, and United States Holders (as defined below) whose functional currency (as defined in Section 985 of the Code) is not the U.S. dollar). Further, this summary does not discuss notes which qualify as "applicable high-yield discount obligations" under Section 163(i) of the Code.

     Persons considering the purchase of medium term notes should consult their tax advisors with regard to the application of the United States federal income tax laws to their particular situations as well as any tax consequences to them arising under the laws of any state, local or foreign taxing jurisdiction.

TAX CONSEQUENCES TO UNITED STATES HOLDERS

     As used in this prospectus supplement, the term, "United States Holder" means a beneficial owner of a medium term note who or which is for United States federal income tax purposes either:

     - a citizen or resident of the United States;

     - a corporation or a partnership (including an entity treated as a corporation or a partnership for United States federal income tax purposes) created or organized in or under the laws of the United States, any state thereof or the District of Columbia (unless, in the case of a partnership, Treasury regulations are adopted that provide otherwise);

     - an estate whose income is subject to United States federal income tax regardless of its source;

     - a trust if a court within the United States is able to exercise primary supervision over the administration of the trust and one or more United States persons have the authority to control all substantial decisions of the trust; or

     - any other person whose income or gain in respect of a medium term note is effectively connected with the conduct of a United States trade or business.

Certain trusts not described in the fourth clause above in existence on August 20, 1996 that elect to be treated as a United States person will also be a United States Holder for purposes of the following discussion.

     The term also includes certain former citizens or long-term residents of the United States whose income and gain on the medium term notes will be subject to United States taxation.

TAXATION OF INTEREST

     Stated interest on a medium term note will generally be included in a United States Holder's income as ordinary interest income when actually or constructively received (if such holder uses the cash method of accounting for federal income tax purposes) or when accrued (if such holder uses an accrual method of accounting for federal income tax purposes). Special rules apply in the case of:

     - a Fixed Rate Note that does not provide for "qualified stated interest" (as defined below);

     - a Floating Rate Note that either does not provide for "qualified stated interest" or does not qualify as a "VRDI" (as defined below);

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     - a Fixed Rate Note or a Floating Rate Note issued with "original issue discount" (as defined below);

     - a medium term note with a maturity of one year or less from its issue date (a "Short-Term Note");

     - an Extendible Note;

     - a Foreign Currency Note (as defined below); and

     - an Indexed Note.

These special rules are described below.

  Definition of Qualified Stated Interest

     Interest on a medium term note is "qualified stated interest" if the "interest" is unconditionally payable, or will be constructively received under
Section 451 of the Code, in cash or in property (other than debt instruments of El Paso Energy) at least annually at a single fixed rate (in the case of a Fixed Rate Note) or at a single "qualified floating rate" or "objective rate" (in the case of a Floating Rate Note that qualifies as a variable rate debt instrument). If a Floating Rate Note that qualifies as a variable rate debt instrument provides for interest other than a single qualified floating rate or single objective rate, special rules apply to determine the portion of such interest that constitutes qualified stated interest. See "OID Floating Rate Notes that are VRDIs" below.

  Definition of Variable Rate Debt Instrument (VRDI), Qualified Floating Rate and Objective Rate

     A Floating Rate Note will qualify as a variable rate debt instrument ("VRDI") if all four of the following conditions are met. First, the "issue price" (as defined below under "-- OID") of the medium term note must not exceed the total noncontingent principal payments by more than an amount equal to the lesser of (i) .015 multiplied by the product of the total noncontingent principal payments and the number of complete years to maturity from the issue date (or, in the case of an Amortizing Note or other medium term note that provides for payment of any amount other than qualified stated interest before maturity, its weighted average maturity) and (ii) 15% of the total noncontingent principal payments. A medium term note that does not provide for contingent principal will satisfy this requirement as long as it is not issued at a significant premium.

     Second, except as provided in the preceding paragraph, the Floating Rate Note must not provide for any principal payments that are contingent.

     Third, the medium term note must provide for stated interest (compounded or paid at least annually) at (a) one or more qualified floating rates, (b) a single fixed rate and one or more qualified floating rates, (c) a single objective rate or (d) a single fixed rate and a single objective rate that is a "qualified inverse floating rate" (as defined below).

     Fourth, the medium term note must provide that a qualified floating rate or objective rate in effect at any time during the term of the note is set at the value of the rate on any day that is no earlier than three months prior to the first day on which that value is in effect and no later than one year following that first day. For example, a medium term note could not provide for an interest rate based on the LIBOR rate in effect two years prior to each Interest Payment Date.

     Subject to certain exceptions, a variable rate of interest on a medium term note is a "qualified floating rate" if variations in the value of the rate can reasonably be expected to measure contemporaneous fluctuations in the cost of newly borrowed funds in the currency in which the medium term note is denominated. This definition includes a variable rate equal to (i) the product of an otherwise qualified floating rate and a spread multiplier that is greater than .65 but not more than 1.35 or (ii) an otherwise qualified floating rate (or the product described in clause (i)) plus or minus a spread. If the variable rate equals the product of an otherwise qualified floating rate and a single spread multiplier greater than 1.35 or less than or equal to .65, however, such rate will generally be an objective rate. A variable rate will not be considered a qualified floating rate if the variable rate is subject to a cap, floor, governor (i.e., a restriction on the amount of increase or decrease in the stated interest rate) or similar restriction that is not fixed throughout the term of the medium term note and is reasonably expected as of the issue date to cause the

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

yield on the medium term note to be significantly more or less than the expected yield determined without the restriction.

     Subject to certain exceptions, an "objective rate" is a rate (other than a qualified floating rate) that is determined using a single fixed formula and that is based on objective financial or economic information that is neither within the control of El Paso Energy (or a related party) nor unique to the circumstances of El Paso Energy (or a related party). A rate is not an objective rate if it is reasonably expected that the average value of the rate during the first half of the note's term will be either significantly less than or significantly greater than the average value of the rate during the final half of the term. The Internal Revenue Service may designate rates other than those specified above that will be treated as objective rates. As of the date hereof, no such other rates have been designated. An objective rate is a "qualified inverse floating rate" if (a) the rate is equal to a fixed rate minus a qualified floating rate and (b) the variations in the rate can reasonably be expected to reflect inversely contemporaneous variations in the cost of newly borrowed funds (disregarding any caps, floors, governors or similar restrictions that would not, as described above, cause a rate to fail to be qualified floating rate).

     If interest on a medium term note is stated at a fixed rate for an initial period of less than one year, followed by a variable rate that is either a qualified floating rate or an objective rate for a subsequent period, and the value of the variable rate on the issue date is intended to approximate the fixed rate, the fixed rate and the variable rate together constitute a single qualified floating rate or objective rate.

OID

     Original issue discount is the excess, if any, of a medium term note's "stated redemption price at maturity" over the note's "issue price." A medium term note's "stated redemption price at maturity" is the sum of all payments provided by the note (whether designated as interest or as principal) other than payments of qualified stated interest. The "issue price" of a medium term note is the first price at which a substantial amount of the medium term notes in the issuance that includes the medium term notes is sold for money (excluding sales to bond houses, brokers or similar persons or organizations acting in the capacity of underwriters, placement agents or wholesalers).

     The United States Holders of medium term notes with original issue discount (other than Short-Term Notes) generally will be required to include such original issue discount in income as it accrues in accordance with the constant yield method described below, before the receipt of the related cash payments. A United States Holder's tax basis in a medium term note is increased by each accrual of original issue discount and decreased by each payment other than a payment of qualified stated interest.

     The amount of original issue discount with respect to a medium term note will be treated as zero if the original issue discount is less than an amount equal to .0025 multiplied by the product of the stated redemption price at maturity and the number of complete years to maturity (or, in the case of an Amortizing Note or other medium term note that provides for payment of any amount other than qualified stated interest prior to maturity, the weighted average maturity of the note). If the amount of original issue discount is less than that amount, the original issue discount that is not included in payments of stated interest is included in income as capital gain as principal payments are made. The amount includible with respect to a principal payment equals the product of the total amount of original issue discount and a fraction, the numerator of which is the amount of such principal payment and the denominator of which is the stated principal amount of the medium term note.

  Fixed Rate Notes

     In the case of a Fixed Rate Note issued with original discount, the amount of original issue discount includible in the income of a United States Holder for any taxable year is determined under the constant yield method as follows. First, the "yield to maturity" of the medium term note is computed. The yield to maturity is the discount rate that, when used in computing the present value of all interest and principal payments to be made under the note (including payments of qualified stated interest) produces an amount equal to the issue price of the note. The yield to maturity is constant over the term of the medium term note and, when expressed as a percentage, must be calculated to at least two decimal places.

     Second, the term of the note is divided into "accrual periods." Accrual periods may be of any length and may vary in the length over the term of the medium term note provided that each accrual period is no

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

longer than one year and that each scheduled payment of principal or interest occurs either on the final day of an accrual period or on the first day of an accrual period.

     Third, the total amount of original issue discount on the medium term note is allocated among accrual periods. In general, the original issue discount allocable to an accrual period equals the product of the "adjusted issue price" of the medium term note at the beginning of the accrual period and the yield to maturity of the note, less the amount of any qualified stated interest allocable to the accrual period. The adjusted issue price of a medium term note at the beginning of the first accrual period is its issue price. Thereafter, the adjusted issue price of the note is its issue price, increased by the amount of original issue discount previously includible in the gross income of any holder and decreased by the amount of any payment previously made on the medium term note other than a payment of qualified stated interest. For purposes of computing the adjusted issue price of a medium term note, the amount of original issue discount previously includible in the gross income of any holder is determined without regard to "premium" and "acquisition premium," as those terms are defined below under "Market Discount and Premium."

     Fourth, the "daily portions" of original issue discount are determined by allocating to each day in an accrual period its ratable portion of the original issue discount allocable to the accrual period.

     A United States Holder includes in income in any taxable year the daily portions of original issue discount for each day during the taxable year that such Holder held medium term notes. Under the constant yield method described above, United States Holders generally will be required to include in income increasingly greater amounts of original issue discount in successive accrual periods.

  Floating Rate Notes that are VRDIs

     The taxation of original issue discount (including interest that does not constitute qualified stated interest) on a Floating Rate Note will depend on whether the note is a VRDI, as defined above.

     In the case of a VRDI that provides for qualified stated interest (as defined above) the amount of qualified stated interest and original issue discount, if any, includible in income during a taxable year is determined under the rules applicable to fixed rate debt instruments (described above) by assuming that the variable rate of interest is a fixed rate equal to (i) in the case of a qualified floating rate or a qualified inverse floating rate, the value, as of the issue date, of the qualified floating rate or qualified inverse floating rate, and (ii) in the case of an objective rate (other than a qualified inverse floating rate), the rate that reflects the yield that is reasonably expected for the note. Qualified stated interest allocable to an accrual period is increased (or decreased) if the interest actually paid during an accrual period exceeds (or is less than) the interest assumed to be paid during the accrual period.

     If a medium term note that is a VRDI does not provide for qualified stated interest, the amount of interest and original issue discount accruals are determined by constructing an equivalent fixed rate debt instrument, as follows:

     First, in the case of an instrument that provides for interest at a fixed rate, replace the fixed rate by a qualified floating rate (or qualified inverse floating rate, if applicable) such that the fair market value of the instrument as of the issue date would be approximately the same as the fair market value of an otherwise identical debt instrument that provides for the qualified floating rate (or qualified inverse floating rate) rather than the fixed rate.

     Second, determine the fixed rate substitute for each variable rate provided by the medium term note. The fixed rate substitute for each qualified floating rate provided by the medium term note is the value of that qualified floating rate on the issue date. If the medium term note provides for two or more qualified floating rates with different intervals between interest adjustment dates (for example, the 30-day Commercial Paper Rate and quarterly LIBOR), the fixed rate substitutes are based on intervals that are equal in length (for example, the 90-day Commercial Paper Rate and quarterly LIBOR, or the 30-day Commercial Paper Rate and monthly LIBOR). The fixed rate substitute for an objective rate that is a qualified inverse floating rate is the value of the qualified inverse floating rate on the issue date. The fixed rate substitute for an objective rate, other than a qualified inverse floating rate, is a fixed rate that reflects the yield that is reasonably expected on the medium term note.

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

     Third, construct an equivalent fixed rate debt instrument that has terms that are identical to those provided under the medium term note, except that the equivalent fixed rate debt instrument provides for the fixed rate substitutes determined by the second step, in lieu of the qualified floating rates or objective rate provided by the note.

     Fourth, determine the amount of qualified stated interest and original issue discount for the equivalent fixed rate debt instrument under the rules described above for Fixed Rate Notes. These amounts are taken into account as if the United States Holder held the equivalent fixed rate debt instrument. See "Taxation of Interest" and "OID -- Fixed Rate Notes," above.

     Fifth, make appropriate adjustments for the actual values of the variable rates. In this step, qualified stated interest or original issue discount allocable to an accrual period is increased (or decreased) if the interest actually accrued or paid during the accrual period exceeds (or is less than) the interest assumed to be accrued or paid during the accrual period under the equivalent fixed rate debt instrument. In general, this increase or decrease is an adjustment to qualified stated interest for the accrual period if the equivalent fixed rate debt instrument constructed under the third step provides for qualified stated interest and the increase or decrease is reflected in the amount actually paid during the accrual period, and otherwise the increase or decrease is an adjustment to original issue discount, if any, for the accrual period.

  Floating Rate Notes that are not VRDIs

     A Floating Rate Note that is not a VRDI (a "Contingent Note"), will be taxable under the rules applicable to contingent payment debt instruments (the "Contingent Debt Regulations"), as follows.

     First, El Paso Energy is required to determine, as of the issue date, the comparable yield for the Contingent Note. The comparable yield is generally the yield at which El Paso Energy would issue a fixed rate debt instrument with terms and conditions similar to those of the Contingent Note (including the level of subordination, term, timing of payments and general market conditions) but not taking into consideration the risk of the contingencies or the liquidity of the Contingent Note. Further, the comparable yield may not be less than the Applicable Federal Rate announced monthly by the Internal Revenue Service (the "AFR"). In certain cases where Contingent Notes are marketed or sold in substantial part to tax-exempt investors or other investors for whom the prescribed inclusion of interest is not expected to have a substantial effect on their United States tax liability, the comparable yield for the Contingent Note is, without proper evidence to the contrary, presumed to be the AFR.

     Second, solely for tax purposes, El Paso Energy constructs a projected schedule of payments determined under the Contingent Debt Regulations for the Contingent Note (the "Schedule"). The Schedule is determined as of the issue date and generally remains in place throughout the term of the Contingent Note. If a right to a contingent payment is based on market information, the amount of the projected payment is the expected value of the contingent payment as of the issue date. The Schedule must produce the comparable yield determined as set forth above. Otherwise, the Schedule must be adjusted under the rules set forth in the Contingent Debt Regulations.

     Third, under the usual rules applicable to medium term notes issued with original issue discount and based on the Schedule, the interest income on the Contingent Note for each accrual period is determined by multiplying the comparable yield of the Contingent Note (adjusted for the length of the accrual period) by the Contingent Note's adjusted issue price at the beginning of the accrual period (determined under rules set forth in the Contingent Debt Regulations). The amount so determined is then allocated on a ratable basis to each day in the accrual period that the United States Holder held the Contingent Note.

     Fourth, the appropriate adjustments are made to the interest income determined under the foregoing rules to account for any differences between the Schedule and actual contingent payments. Under the rules set forth in the Contingent Debt Regulations, interest income is generally increased (or decreased) if the actual contingent payment is more (or less) than the projected payment. Differences between the actual amounts of any contingent payments made in a calendar year and the projected amounts of such payments are generally aggregated and taken into account, in the case of a positive difference, as additional interest income, or, in the case of a negative difference, first as a reduction in interest income for such year and thereafter, subject to certain limitations, as ordinary loss.

     The Contingent Debt Regulations require El Paso Energy to provide each holder of a Contingent Note with the Schedule. If El Paso Energy does not create the Schedule or the Schedule is unreasonable, a United States Holder must set its own projected payment schedule and explicitly disclose the fact that the United States Holder's schedule is being used and the reason therefor. Unless otherwise prescribed by the Internal Revenue Service, the United States Holder must make such disclosure on a statement attached to the United States Holder's timely filed federal income tax return for the taxable year in which the Contingent Note was acquired.

     In general, any gain realized by a United States Holder on the sale, exchange or retirement of a Contingent Note is interest income. Any loss on a Contingent Note accounted for under the method described above is ordinary loss to the extent it does not exceed such Holder's prior interest inclusions on the Contingent Note (net of negative adjustments). Special rules also apply with respect to market discount and premium on Contingent Notes that may differ from the rules described below under "-- Market Discount and Premium."

  Other Rules

     Certain medium term notes having original issue discount may be redeemed prior to maturity. Such notes may be subject to rules that differ from the general rules discussed above relating to the tax treatment of original issue discount. Purchasers of such medium term notes with a redemption feature should carefully examine the applicable pricing supplement and should consult their tax advisors with respect to such feature since the tax consequences with respect to interest and original issue discount will depend, in part, on the particular terms and the particular features of the purchased medium term note.

  Short-Term Notes

     In the case of a medium term note that matures one year or less from its date of issuance, a cash method United States Holder of such a note generally is not to accrue original issue discount for United States federal income tax purposes unless such Holder elects to do so. United States Holders who make such an election, United States Holders who report income for federal income tax purposes on the accrual method and certain other United States Holders, including banks and dealers in securities, are required to include original issue discount in income on such Short-Term Notes as it accrues on a straight-line basis, unless an election is made to accrue the original issue discount according to a constant yield method based on daily compounding. In the case of a United States Holder who is not required, and does not elect, to include the original issue discount in income currently, stated interest will generally be taxable at the time it is received and any gain realized on the sale, exchange or retirement of the Short-Term Note will be ordinary income to the extent of the original issue discount accrued on a straight-line basis (or, if elected, according to a constant yield method based on daily compounding) through the date of sale, exchange or retirement (generally reduced by prior payments of interest, if any). In addition, such Holders will be required to defer deductions of all or a portion of any interest paid on indebtedness incurred to purchase or carry Short-Term Notes in an amount not exceeding the accrued original issue discount not previously included in income.

EXTENDIBLE NOTES

     If so indicated in the pricing supplement relating to a medium term note, El Paso Energy will have the option to extend the stated maturity of such note. See "Description of Medium Term Notes -- Extendible Notes" above. The treatment of a United States Holder of medium term notes with respect to which such an option has been exercised who does not elect to have El Paso Energy repay such medium term note on the applicable original stated maturity is unclear and will depend, in part, on the terms established for such medium term notes by El Paso Energy pursuant to the exercise of such option (the "Revised Terms"). Such Holder may be treated for United States federal income tax purposes as having exchanged such medium term notes (the "Old Notes") for new medium term notes with Revised Terms (the "New Notes"). If the United States Holder is treated as having exchanged Old Notes for New Notes, such exchange may be treated as either a taxable exchange or a tax-free recapitalization.

     If the exercise of the option by El Paso Energy is not treated as an exchange of Old Notes for New Notes, no gain or loss will be recognized by a United States Holder as a result thereof. If the exercise of the option is treated as a taxable exchange of Old Notes for New Notes, a United States Holder will recognize gain or loss generally equal to the difference between the issue price of the New Notes and such Holder's tax basis in the Old Notes. If the exercise of the option is treated as a tax-free recapitalization, no loss will be recognized by a United States Holder as a result thereof and gain, if any will be recognized to the extent of the fair value of the excess, if any, of the principal amount of securities received over the principal amount of securities surrendered. In this regard, the meaning of the term "principal amount" is not clear. Such term could be interpreted to mean "issue price" with respect to securities that are received and "adjusted issue price" with respect to securities that are surrendered. Legislation to that effect has been introduced in the past and has recently been proposed by the Clinton administration. It is not possible to determine whether such legislation will be enacted in the future and, if enacted, whether it would apply to recapitalizations occurring prior to the date of enactment.

     The presence of such an option may also affect the calculation of original issue discount, among other things. For purposes of determining the yield and maturity of a medium term note, an issuer of a debt instrument having an unconditional option to require payments to be made on the debt instrument under an alternative payment schedule or schedules will be deemed to exercise or not exercise an option in a manner that minimizes the yield on the debt instrument. If the exercise of such option actually occurs or does not occur, contrary to what is deemed to occur pursuant to the foregoing rules, then, solely for purposes of the accrual of original issue discount, the yield and maturity of the debt instrument are redetermined by treating the debt instrument as reissued on the date of the occurrence or non-occurrence of the exercise for an amount equal to its adjusted issue price on that date.

     The foregoing discussion of Extendible Notes is provided for general information only. Additional tax considerations may arise from the ownership of such notes in light of the particular features or combination of features of such notes and, accordingly, persons considering the purchase of such notes are advised and expected to consult with their own legal and tax advisers regarding the tax consequences of the ownership of such medium term notes.

INDEXED NOTES

     The United States federal income tax treatment of Indexed Notes will depend on whether or not the note qualifies as a VRDI (as defined above under "Taxation of Interest -- Definition of Variable Rate Debt Instrument (VRDI), Qualified Floating Rate and Objective Rate"). The treatment of an Indexed Note that qualifies as a VRDI is described above under "Taxation of Interest" and "OID." An Indexed Note that does not qualify as a VRDI will be treated as a Contingent Note (as defined above) assuming it is properly treated as indebtedness for federal income tax purposes, taxable in the manner described above under "OID-Floating Rate Notes that are not VRDIs." An Indexed Note denominated in U.S. dollars, and having payments of interest or principal determined with reference to a single foreign currency, is generally subject to the special rules for Foreign Currency Notes described below under "Foreign Currency Notes." The tax treatment of Indexed Notes including more than one foreign currency is uncertain at this time.

AMORTIZING NOTES

     Payments received pursuant to an Amortizing Note may consist of both a principal and an interest component. The interest component will generally be taxed as described in "Taxation of Interest" above. The principal component will generally constitute a tax-free return of capital that will reduce a United States Holder's adjusted tax basis in the note.

MARKET DISCOUNT AND PREMIUM

     If a United States Holder that acquires a note having a maturity date of more than one year from the date of its issuance has a tax basis in the medium term note that is less than its "stated redemption price at maturity" (or, in the case of a medium term note with original issue discount, less than its "adjusted issue price"), the amount of the difference will be treated as "market discount" for federal income tax purposes, unless such difference is less than a specified de minimis amount. Under the market discount rules of the Code, a United States Holder will be required to treat any principal payment (or, in the case

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

of a medium term note having original issue discount, any payment that does not constitute a payment of qualified stated interest) on, or any gain on the sale, exchange, retirement or other disposition of, a medium term note as ordinary income to the extent of the accrued market discount that has not previously been included in income. If such medium term note is disposed of in certain nontaxable transactions, accrued market discount will be includible as ordinary income to the United States Holder as if such Holder had sold the medium term note at its then fair market value. Market discount generally accrues on a straight-line basis over the remaining term of a medium term note except that, at the election of the United States Holder, market discount may accrue on a constant yield basis. A United States Holder may not be allowed to deduct immediately all or a portion of the interest expense on any indebtedness incurred or continued to purchase or to carry such medium term note. A United States Holder may elect to include market discount in income currently, as it accrues (either on a straight-line basis or, if the United States Holder so elects, on a constant yield basis), in which case the interest deferral rule set forth in the preceding sentence will not apply. An election to include market discount in income currently will apply to all debt instruments acquired by the United States Holder on or after the first day of the first taxable year to which such election applies and may be revoked only with the consent of the Internal Revenue Service.

     A United States Holder that purchases a medium term note having original issue discount for an amount that is greater than its adjusted issue price but less than or equal to the sum of all remaining amounts payable on the medium term note other than payments of qualified stated interest will be considered to have purchased such medium term note at an "acquisition premium." In such a case, the amount of original issue discount otherwise includible in the United States Holder's income during an accrual period is reduced by a fraction. The numerator of this fraction is the excess of the adjusted basis of the medium term note immediately after its acquisition by the purchaser over the adjusted issue price of the medium term note. The denominator of this fraction is the excess of the sum of all amounts payable on the medium term note after the purchase date, other than payments of qualified stated interest, over the medium term note's adjusted issue price. As an alternative to reducing the amount of original issue discount otherwise includible in income by this fraction, the United States Holder may elect to compute original issue discount accruals by treating the purchase as a purchase at original issuance and applying the constant yield method described above.

     If a United States Holder purchases a medium term note for an amount in excess of the sum of all amounts payable on the medium term note after the date of acquisition (other than payments of qualified stated interest), such Holder will be considered to have purchased such medium term note with "amortizable bond premium" equal in amount to such excess, and generally will not be required to include any original issue discount in income. Generally, a United States Holder may elect to amortize such premium as an offset to qualified stated interest income, using a constant yield method similar to that described above (see -- "OID"), over the remaining term of the medium term note (where such medium term note is not redeemable prior to its maturity date). In the case of medium term notes that may be redeemed prior to maturity, the premium is calculated assuming that the issuer or holder will exercise or not exercise its redemption rights in a manner that maximizes the United States Holder's yield. A United States Holder who elects to amortize bond premium must reduce such Holder's tax basis in the medium term note by the amount of the premium used to offset qualified stated interest income as set forth above. An election to amortize bond premium applies to all taxable debt obligations then owned and thereafter acquired by such Holder and may be revoked only with the consent of the Internal Revenue Service.

     A United States Holder may elect to include in gross income its entire return on a medium term note (i.e., in general, the excess of all payments to be received on the medium term note over the amount paid for the medium term note by such Holder) in accordance with a constant yield method based on the compounding of interest. Such an election for a medium term note with amortizable bond premium will result in a deemed election to amortize bond premium for all of the United States Holder's debt instruments with amortizable bond premium and may be revoked only with the permission of the Internal Revenue Service with respect to debt instruments acquired after revocation. Similarly, such an election for a medium term note with market discount will result in a deemed election to accrue market discount in income currently for such medium term note and for all other debt instruments acquired by the United

States Holder with market discount on or after the first day of the taxable year to which such election first applies and may be revoked only with the permission of the Internal Revenue Service.

SALE, EXCHANGE OR RETIREMENT OF THE NOTES

     Upon the sale, exchange or retirement of a medium term note, a United States Holder will recognize taxable gain or loss equal to the difference between the amount realized on the sale, exchange or retirement (not including any amount attributable to accrued but unpaid qualified stated interest) and such Holder's adjusted tax basis in the medium term note. To the extent attributable to accrued but unpaid qualified stated interest, the amount realized by the United States Holder will be treated as a payment of interest. See "Taxation of Interest" above. A United States Holder's adjusted tax basis in a medium term note will equal the cost of the medium term note to such Holder, increased by the amount of any market discount, any discount with respect to a Short-Term Note and original issue discount, in each case to the extent previously included in income by such Holder with respect to such medium term note, and reduced by any amortized bond premium and any principal payments received by such Holder and, in the case of a note having original issue discount by the amounts of any other payments included in the stated redemption price at maturity, as described above.

     Generally, gain or loss realized on the sale, exchange or retirement of a medium term note will be capital gain or loss (except as provided under "OID -- Floating Rate Notes that are not VRDIs," "Short-Term Notes" and "Market Discount and Premium" above and "Foreign Currency Notes" below), and will be long-term capital gain or loss if at the time of sale, exchange or retirement the medium term note has been held for more than one year. The excess of net long-term capital gains over net short-term capital losses is taxed at a lower rate than ordinary income for certain non-corporate taxpayers. The distinction between capital gain or loss and ordinary income or loss is also relevant for purposes of, among other things, limitations on the deductibility of capital losses.

FOREIGN CURRENCY NOTES

     The following summary relates to medium term notes that are denominated in, or provide for payments determined by reference to, a currency or currency unit other than the U.S. dollar ("Foreign Currency Notes").

     A United States Holder of a Foreign Currency Note who receives a payment of interest in a foreign currency that is not required to be included in income by such Holder prior to its receipt (e.g., stated interest, or in the case of a Foreign Currency Note having original issue discount qualified stated interest, received by a United States Holder using the cash method of accounting) will be required to include in income the U.S. dollar value of such foreign currency payment determined on the date such payment is received, regardless of whether the payment is in fact converted to U.S. dollars at that time, and such U.S. dollar value will be the United States Holder's tax basis in the foreign currency.

     In the case of interest income on a Foreign Currency Note that is required to be included in income by a United States Holder prior to the receipt of payment (e.g., stated interest on a Foreign Currency Note held by a United States Holder using the accrual method of accounting, accrued original issue discount, or accrued market discount includible in income as it accrues), a United States Holder will be required to include in income the U.S. dollar value of the interest income (including original issue discount or market discount but reduced by acquisition premium and amortizable bond premium, to the extent applicable) that accrued during the relevant accrual period. Original issue discount, market discount, acquisition premium, and amortizable bond premium of a Foreign Currency Note are to be determined in the relevant foreign currency. Unless the United States Holder makes the election discussed below, the U.S. dollar value of such accrued income will be determined by translating such income at the average rate of exchange for each business day during the accrual period or, with respect to an accrual period that spans two taxable years, at the average rate for each business day during the partial period within the taxable year. Such United States Holder will recognize ordinary income or loss with respect to accrued interest income on the date such income is actually received, reflecting fluctuations in currency exchange rates between the time the income accrued and the date of payment. The amount of ordinary income or loss recognized will equal the difference between the U.S. dollar value of the foreign currency payment received (determined on the date such payment is received) and the U.S. dollar value of interest income that has accrued during such accrual period (as determined above). A United States Holder may elect to translate interest income (including original issue discount and market discount) into U.S. dollars at the spot rate on the last day of the interest accrual period (or, in the case of a partial accrual period, the spot rate on the last date of the taxable year) or, if the date of receipt is within five business days of the last day of the interest accrual period, the spot rate on the date of receipt. Such United States Holder will recognize ordinary income or loss with respect to accrued interest income on the date such income is actually received, equal to the difference (if any) between the U.S. dollar value of the foreign currency payment received (determined on the date such payment is received) and the U.S. dollar value of interest income translated at the relevant spot rate described in the preceding sentence. Any such election will apply to all debt instruments held by the United States Holder at the beginning of the first taxable year to which the election applies or thereafter acquired by the United States Holder, and will be irrevocable without the consent of the Internal Revenue Service.

     Where the taxpayer elects to include market discount in income currently, the amount of market discount will be determined for any accrual period in the relevant foreign currency and then translated into U.S. dollars on the basis of the average rate in effect during such accrual period. Exchange gain or loss realized with respect to such accrued market discount is determined in accordance with the rules relating to accrued interest described above. The amount of accrued market discount (other than market discount currently includible in income) taken into account upon receipt of any partial principal payment or upon the sale, exchange, retirement or other disposition of a Foreign Currency Note will be the U.S. dollar value of such accrued market discount determined on the date of receipt of such partial principal payment or on the date of such sale, exchange, retirement or other disposition.

     Any gain or loss realized on the sale, exchange or retirement of a Foreign Currency Note with amortizable bond premium by a United States Holder who has not elected to amortize such premium (under the rules described above) will be ordinary income or loss to the extent attributable to fluctuations in currency exchange rates determined as described in the second succeeding paragraph. If such an election is made, amortizable bond premium taken into account on a current basis will reduce interest income in units of the relevant foreign currency. Exchange gain or loss will be realized on such amortized bond premium with respect to any period by treating the bond premium amortized in such period as a return of principal as described in the second succeeding paragraph. Similar rules apply in the case of acquisition premium.

     A United States Holder's tax basis in a Foreign Currency Note, and the amount of any subsequent adjustment to such Holder's tax basis, will be the U.S. dollar value of the foreign currency amount paid for such Foreign Currency Note, or the U.S. dollar value of the foreign currency amount of the adjustment, determined on the date of such purchase or adjustment. In the case of an adjustment resulting from an accrual of original issue discount or market discount, such adjustment will be made at the rate at which such original issue discount or market discount is translated into U.S. dollars under the rules described above. A United States Holder that converts U.S. dollars to a foreign currency and immediately uses that currency to purchase a Foreign Currency Note denominated in the same currency normally will not recognize gain or loss in connection with such conversion and purchase. A United States Holder who purchases a Foreign Currency Note with previously owned foreign currency will recognize ordinary income or loss in an amount equal to the difference, if any, between such United States Holder's tax basis in the foreign currency and the U.S. dollar value of the Foreign Currency Note on the date of purchase.

     Gain or loss realized upon the sale, exchange or retirement of, or the receipt of principal on, a Foreign Currency Note, to the extent attributable to fluctuations in currency exchange rates, will be ordinary income or loss. Gain or loss attributable to fluctuations in exchange rates will equal the difference between (i) the U.S. dollar value of the foreign currency purchase price for such medium term note, determined on the date such medium term note is disposed of, and (ii) the U.S. dollar value of the foreign currency purchase price for such medium term note, determined on the date such United States Holder acquired such medium term note. Any portion of the proceeds of such sale, exchange or retirement attributable to accrued interest income may result in exchange gain or loss under the rules set forth above. Such foreign currency gain or loss will be recognized only to the extent of the overall gain or loss realized by a United States Holder on the sale, exchange or retirement of the Foreign Currency Note. In general, the source of such foreign currency gain or loss will be determined by reference to the residence of the United States Holder or the "qualified business unit" of such Holder on whose books the Foreign Currency Note is properly reflected. Any gain or loss realized by a United States Holder in excess of such foreign currency gain or loss will be capital gain or loss (except to the extent of any accrued market discount not previously included in such Holder's income or, in the case of a Short-Term Note, to the extent of any original issue discount not previously included in such Holder's income) and will be a long-term capital gain or loss, if, at the time of the sale, exchange or retirement, the Foreign Currency Note has been held for more than one year.

     A United States Holder will have a tax basis in any foreign currency received on the sale, exchange or retirement of a Foreign Currency Note equal to the U.S. dollar value of such foreign currency, determined at the time of such sale, exchange or retirement. Regulations provide a special rule for purchases and sales of publicly traded debt instruments by a cash method taxpayer under which units of foreign currency paid or received are translated into U.S. dollars at the spot rate on the settlement date of the purchase or sale. Accordingly, no exchange gain or loss will result from currency fluctuations between the trade date and the settlement of such a purchase or sale. An accrual method taxpayer may elect the same treatment required of cash method taxpayers with respect to the purchases and sale of publicly traded debt instruments provided the election is applied consistently. Such election cannot be changed without the consent of the Internal Revenue Service. United States Holders should consult their tax advisors concerning the applicability of the special rules summarized in this paragraph to Foreign Currency Notes.

     The tax consequences of an issuance of a Foreign Currency Note that is denominated either in a so-called hyperinflationary currency or in more than one currency (e.g., a Foreign Currency Note providing for payments determined by reference to the exchange rate of one or more specified currencies (or a composite currency such as the ECU) relative to an indexed currency), or that is treated as a Contingent Note under the rules described above are unclear. Foreign Currency Notes containing such features may be subject to rules that differ from the general rules discussed above. United States Holders intending to purchase Foreign Currency Notes with such features should carefully examine the applicable pricing supplement and should consult with their own tax advisors with respect to the purchase, ownership and disposition of such Foreign Currency Notes.

TAX CONSEQUENCES TO NON-UNITED STATES HOLDERS

     Under present United States federal income and estate tax law, and subject to the discussion below concerning backup withholding:

          (a) payments of principal, interest (including original issue discount, if any) and premium on the medium term notes by El Paso Energy or any paying agent to a beneficial owner of a medium term note that is not a United States Holder, as defined above (hereinafter, a "Non-United States Holder"), will not be subject to withholding of United States federal income tax, provided that, in the case of interest, (i) such Holder does not own, actually or constructively, 10 percent or more of the total combined voting power of all classes of stock of El Paso Energy entitled to vote, within the meaning of Section 871(h)(3) of the Code and Treasury Regulations thereunder, (ii) such Holder is not, for United States federal income tax purposes, a controlled foreign corporation (as defined in Section 957 of the Code) related, directly, indirectly, or constructively to El Paso Energy through stock ownership, (iii) such Holder is not a bank receiving interest described in Section 881(c)(3)(A) of the Code, (iv) such Holder is not a foreign tax exempt organization or a foreign private foundation for United States Federal income tax purposes, (v) the certification requirements under Section 871(h) or Section 881(c) of the Code and Treasury Regulations thereunder (summarized below) are met, and
     (vi) such interest is not interest described in Section 871(h)(4) of the Code (which in general is limited to certain types of contingent interest, as summarized below);

          (b) a Non-United States Holder of a medium term note will not be subject to United States federal income tax on gain realized on the sale, exchange or other disposition of such medium term note, unless (i) such Holder is an individual who is present in the United States for 183 days or more in the taxable year of sale, exchange or other disposition, and certain conditions are met or

     (ii) such gain is effectively connected with the conduct by such Holder of a trade or business in the United States; and

          (c) a medium term note held by an individual who is not a citizen or resident of the United States at the time of his death will not be subject to United States federal estate tax as a result of such individual's death, provided that (i) the individual does not own, actually or constructively, 10 percent or more of the total combined voting power of all classes of stock of El Paso Energy entitled to vote, (ii) the note does not provide for interest described in Section 871(h)(4) of the Code (as summarized below), and (iii) at the time of such individual's death, payments with respect to such note would not have been effectively connected to the conduct by such individual of a trade or business in the United States.

     Sections 871(h) and 881(c) of the Code and Treasury Regulations thereunder require that, in order to obtain the exemption from withholding tax described in paragraph (a) above, either (i) the beneficial owner of a medium term note must certify, under penalties of perjury, to El Paso Energy or its paying agent, as the case may be, that such owner is a Non-United States Holder and must provide such owner's name and address, and United States taxpayer identification number, if any, or (ii) a securities clearing organization, bank or other financial institution that holds customers' securities in the ordinary course of its trade or business (a "Financial Institution") and holds the medium term note on behalf of the beneficial owner thereof must certify, under penalties of perjury, to El Paso Energy or paying agent, as the case may be, that such certificate has been received from the beneficial owner by it or by a Financial Institution between it and the beneficial owner and must furnish the payor with a copy thereof. A certificate described in this paragraph (a "Certificate of Foreign Status") is effective only with respect to payments of interest (including original issue discount) made to the certifying Non-United States Holder after issuance of the certificate in the calendar year of its issuance and the two immediately succeeding calendar years. Under temporary United States Treasury Regulations, such requirement will be fulfilled if the beneficial owner of a medium term note certifies on Internal Revenue Service Form W-8, under penalties of perjury, that it is not a United States Holder and provides its name and address, and any Financial Institution holding the medium term note on behalf of the beneficial owner, files a statement with the withholding agent to the effect that it has received such a statement from the beneficial owner (and furnishes the withholding agent with a copy thereof).

     Interest described in Section 871(h)(4) of the Code will be subject to United States withholding tax at a 30% rate (or such lower rate provided by an applicable treaty). In general, interest described in Section 871(h)(4) of the Code includes (subject to certain exceptions) any interest the amount of which is determined by reference to receipts, sales or other cash flow of El Paso Energy or a related person, any income or profits of El Paso Energy or a related person, any change in the value of any property of El Paso Energy or a related person or any dividend, partnership distributions or similar payments made by El Paso Energy or a related person. Interest described in Section 871(h)(4) of the Code may include other types of contingent interest identified by the Internal Revenue Service in future Treasury Regulations.

     If a Non-United States Holder is engaged in a trade or business in the United States, and if interest (including original issue discount or market discount) on the medium term note, or gain realized on the sale, exchange or other disposition of a medium term note, is effectively connected with the conduct of such trade or business, the Non-United States Holder, although exempt from United States withholding tax, will generally be subject to regular United States income tax on such interest (including any original issue discount or market discount) or gain in the same manner as if it were a United States Holder. See "Tax Consequences to United States Holders" above. In lieu of the Certificate of Foreign Status, such a holder will be required to provide to El Paso Energy a properly executed Internal Revenue Service Form 4224 in order to claim an exemption from withholding tax. In addition, if such Non-United States Holder is a foreign corporation, it may be subject to a branch profits tax equal to 30% (or such lower rate provided by an applicable treaty) of its effectively connected earnings and profits for the taxable year, subject to certain adjustments. For purposes of the branch profits tax, interest (including original issue discount or market discount) on, and any gain recognized on the sale, exchange or other disposition of, a medium term note will be included in the earnings and profits of such Non-United States Holder if such interest is effectively connected with the conduct by the United States Alien Holder of a trade or business in the United States.

     On October 14, 1997, the Internal Revenue Service published in the Federal Register final regulations (the "1997 Final Regulations") which affect the United States taxation of United States Alien Holders. The 1997 Final Regulations, although originally to be effective January 1, 1999, are now effective for payments after December 31, 2000, regardless of the issue date of the instrument with respect to which such payments are made, subject to certain transition rules (see below). The discussion under this heading and under "Backup Withholding and Information Reporting," below, is not intended to be a complete discussion of the provisions of the 1997 Final Regulations, and prospective purchasers of the medium term notes are urged to consult their tax advisors concerning the tax consequences of their acquiring, holding and disposing of the medium term notes in light of the 1997 Final Regulations.

     The 1997 Final Regulations provide documentation procedures designed to simplify compliance by withholding agents. The 1997 Final Regulations generally do not affect the documentation rules described above, but add other certification options. Under one such option, a withholding agent will be allowed to rely on an intermediary withholding certificate furnished by a "qualified intermediary" (as defined below) on behalf of one or more beneficial owners (or other intermediaries) without having to obtain the beneficial owner certificate described above. "Qualified intermediaries" include: (i) foreign financial institutions or foreign clearing organizations (other than a United States branch or United States office of such institution or organization) or
(ii) foreign branches or offices of United States financial institutions or foreign branches or offices of United States clearing organizations, which, as to both (i) and (ii), have entered into withholding agreements with the Internal Revenue Service. In addition to certain other requirements, qualified intermediaries must obtain withholding certificates, such as revised Internal Revenue Service Form W-8 (see below), from each beneficial owner. Under another option, an authorized foreign agent of a United States withholding agent will be permitted to act on behalf of the United States withholding agent, provided certain conditions are met.

     For purposes of the certification requirements, the 1997 Final Regulations generally treat, as the beneficial owners of payments on a medium term note, those persons that, under United States tax principles, are the taxpayers with respect to such payments, rather than persons such as nominees or agents legally entitled to such payments. In the case of payments to an entity classified as a foreign partnership under United States tax principles, the partners, rather than the partnership, generally will be required to provide the required certifications to qualify for the withholding exemption described above. A payment to a United States partnership, however, is treated for these purposes as payment to a United States payee, even if the partnership has one or more foreign partners. The 1997 Final Regulations provide certain presumptions with respect to withholding for holders not furnishing the required certifications to qualify for the withholding exemption described above. In addition, the 1997 Final Regulations will replace a number of current tax certification forms (including Internal Revenue Service Form W-8 and Internal Revenue Service Form 4224, discussed above) with a new Internal Revenue Service Form W-8 series of tax certification forms (including Internal Revenue Service Forms W-8 BEN and W-8 ECI, which, in certain circumstances, require information in addition to that previously required). Under the 1997 Final Regulations, this Form W-8 will remain valid until the last day of the third calendar year following the year in which the certificate is signed, unless a change in circumstances makes any information on the form incorrect. The 1997 Final Regulations contain detailed rules governing tax certifications during the transition period prior to and immediately following the effectiveness of the 1997 Final Regulations.

     Under the 1997 Final Regulations, withholding of United States federal income tax with respect to accrued original issue discount may apply to payments on a taxable sale or other disposition of a medium term note by a United States Alien Holder who does not provide appropriate certification to the withholding agent with respect to such transaction.

BACKUP WITHHOLDING AND INFORMATION REPORTING

     Under current United States federal income tax law, a 31% backup withholding tax and information reporting requirements apply to certain payments of principal, premium and interest (including original issue discount) made to, and to the proceeds of sale before maturity by, certain holders of the medium term notes.

     In the case of a non-corporate United States Holder, backup withholding will apply only if (i) such Holder fails to furnish its Taxpayer Identification Number ("TIN") which, for an individual, would be his Social Security number,
(ii) such Holder furnishes an incorrect TIN, (iii) the payor is notified by the Internal Revenue Service that such Holder has failed to properly report payments of interest or dividends or (iv) under certain circumstances, such Holder fails to certify, under penalties of perjury, that it has furnished a correct TIN and has not been notified by the Internal Revenue Service that it is subject to backup withholding for failure to report interest or dividend payments. Backup withholding will not apply with respect to payments made to certain exempt recipients, such as tax-exempt organizations. United States Holders should consult their tax advisors regarding their qualification for exemption from backup withholding and the procedure for obtaining such an exemption if applicable.

     The amount of any backup withholding from a payment to a United States Holder will be allowed as a credit against such Holder's United States federal income tax liability and may entitle such Holder to a refund, provided that the required information is furnished to the Internal Revenue Service.

     In the case of a United States Alien Holder, under current Treasury Regulations, backup withholding will not apply to payments of principal, premium or interest made by El Paso Energy or any paying agent thereof on a medium term note if such Holder has provided the required certification under penalties of perjury that it is not a United States Holder (as defined above) or has otherwise established an exemption, provided in each case that El Paso Energy or such paying agent, as the case may be, does not have actual knowledge that the payee is a United States Holder. El Paso Energy will, when required, report to United States Alien Holders of the medium term notes and the Internal Revenue Service the amount of any interest paid or original issue discount accruing on the medium term notes in each calendar year and the amounts of tax withheld, if any, with respect to such payments.

     Under current Treasury Regulations, if payments of principal, premium or interest (including original issue discount) are made to or through the foreign office of a custodian, nominee or other agent acting on behalf of a beneficial owner of a medium term note, such custodian, nominee or other agent will not be required to apply backup withholding to such payments made to such beneficial owner and generally will not be subject to information reporting requirements. However, if such custodian, nominee or other agent is a United States person for United States tax purposes, a controlled foreign corporation for United States tax purposes, or a foreign person 50 percent or more of whose gross income is effectively connected with a United States trade or business for a specified three-year period, such custodian, nominee or other agent may be subject to certain information reporting requirements with respect to such payments unless it has in its records documentary evidence that the beneficial owner is not a United States Holder and certain conditions are met or the beneficial owner otherwise establishes an exemption.

     Under current Treasury Regulations, payments on the sale, exchange or other disposition of a medium term note made to or through a foreign office of a broker generally will not be subject to backup withholding. However, if such broker is a United States person for United States tax purposes, a controlled foreign corporation for United States tax purposes or a foreign person 50 percent or more of whose gross income is effectively connected with a United States trade or business for a specified three-year period, information reporting will be required unless the broker has in its records documentary evidence that the beneficial owner is not a United States Holder and certain other conditions are met or the beneficial owner otherwise establishes an exemption.

     In general, the 1997 Final Regulations do not significantly alter the substantive backup withholding and information reporting requirements described above. As under current law, backup withholding and information reporting will not apply to (i) payments to a Non-United States Holder of principal, premium and interest (including original issue discount, if any) and (ii) payments to a Non-United States Holder on the sale, exchange or other disposition of a medium term note, in each case if such Non-United States Holder provides the required certification to establish an exemption from the withholding of United States federal income tax or otherwise establishes an exemption. Similarly, unless the payor has actual knowledge that the payee is a United States Holder backup withholding will not apply to (i) payments of interest (including original issue discount, if any) made outside the United States to certain offshore accounts and

(ii) payments on the sale, exchange, redemption, retirement or other disposition of a medium term note effected outside the United States. However, information reporting (but not backup withholding) will apply to (i) payments of interest made by a payor outside the United States and (ii) payments on the sale, exchange, redemption, retirement or other disposition of a medium term note effected outside the United States if payment is made by a broker that is, for United States federal income tax purposes, (a) a United States person, (b) a controlled foreign corporation, (c) a United States branch of a foreign bank or foreign insurance company, (d) a foreign partnership controlled by United States persons or engaged in a United States trade or business or (e) a foreign person 50% or more of whose gross income is effectively connected with the conduct of a United States trade or business for a specified three-year period, in each case unless such payor or broker has in its records documentary evidence that the beneficial owner is not a United States Holder and certain other conditions are met or the beneficial owner otherwise establishes an exemption.

     Non-United States Holders of medium term notes should consult their tax advisors regarding the application of information reporting and backup withholding in their particular situations, the availability of an exemption therefrom, and the procedure for obtaining such an exemption, if available. Any amounts withheld from a payment to a Non-United States Holder under the backup withholding rules will be allowed as a credit against such Holder's United States federal income tax liability and may entitle such Holder to a refund, provided that the required information is furnished to the United States Internal Revenue Service.

     THE FEDERAL INCOME TAX DISCUSSION SET FORTH ABOVE IS INCLUDED FOR GENERAL INFORMATION ONLY AND MAY NOT BE APPLICABLE DEPENDING UPON A HOLDER'S PARTICULAR SITUATION. HOLDERS SHOULD CONSULT THEIR TAX ADVISORS WITH RESPECT TO THE TAX CONSEQUENCES TO THEM OF THE OWNERSHIP AND DISPOSITION OF THE MEDIUM TERM NOTES, INCLUDING THE TAX CONSEQUENCES UNDER STATE, LOCAL, FOREIGN AND OTHER TAX LAWS AND POSSIBLE EFFECTS OF CHANGES IN FEDERAL OR OTHER TAX LAWS.

                                 ERISA MATTERS

     The Employee Retirement Income Security Act of 1974, as amended ("ERISA"), imposes certain restrictions on employee benefit plans ("Plans") that are subject to ERISA and on persons who are fiduciaries with respect to such Plans. In accordance with the ERISA's general fiduciary requirements, a fiduciary with respect to any such Plan who is considering the purchase of medium term notes on behalf of such Plan should determine whether such purchase is permitted under the governing Plan documents and is prudent and appropriate for the Plan in view of its overall investment policy and the composition and diversification of its portfolio. Other provisions of ERISA and Section 4975 of the Code prohibit certain transactions between a Plan and persons who have certain specified relationships to the Plan ("parties in interest" within the meaning of ERISA or "disqualified persons" within the meaning of Section 4975 of the Code). Thus, a Plan fiduciary considering the purchase of medium term notes should consider whether such a purchase might constitute or result in a prohibited transaction under ERISA or Section 4975 of the Code.

     El Paso Energy may be considered a "party in interest" or a "disqualified person" with respect to many Plans that are subject to ERISA. The purchase of medium term notes by a Plan that is subject to the fiduciary responsibility provisions of ERISA or the prohibited transaction provisions of Section 4975 of the Code (including individual retirement accounts and other plans described in Section 4975(e)(1) of the Code) and with respect to which El Paso Energy is a party in interest or a disqualified person may constitute or result in a prohibited transaction under ERISA or Section 4975 of the Code, unless such medium term notes are "marketable obligations" (as defined in Section 407(e) of ERISA) or are acquired pursuant to and in accordance with an applicable exemption, such as Prohibited Transaction Class Exemption ("PTCE") 84-14 (an exemption for certain transactions determined by an independent qualified professional asset manager), PTCE 91-38 (an exemption for certain transactions involving bank collective investment funds), PTCE 90-1 (an exemption for certain transactions involving insurance company pooled separate accounts), PTCE 95-60 (an exemption for certain transactions involving insurance company general accounts) or PTCE 96-23 (an exemption for certain transactions effected by in-house asset managers). ANY PENSION OR OTHER EMPLOYEE BENEFIT PLAN PROPOSING TO ACQUIRE ANY MEDIUM TERM NOTES SHOULD CONSULT WITH ITS COUNSEL.

                              PLAN OF DISTRIBUTION

     Under the terms of a Restated Distribution Agreement dated as of October 5, 2000, as amended, the Agents may offer the medium term notes they have purchased as principal to other dealers. The Agents may sell medium term notes to any dealer at a discount and, unless otherwise specified in the applicable pricing supplement, such discount allowed to any dealer will not be in excess of the discount to be received by such Agent from us. The medium term notes are also being offered on a continuing basis by us. We may designate additional parties to be "Agents" for purposes of offering or soliciting sales of the medium term notes on the same terms and conditions as the Agents have agreed to. The names of any other agents so appointed will be set forth in the applicable pricing supplement. Unless otherwise indicated in the applicable pricing supplement, any medium term note sold to an Agent as principal will be purchased by such Agent at a price equal to 100% of the principal amount thereof less a percentage equal to the commission applicable to any agency sale of a medium term note of identical maturity, and may be resold by the Agent to investors and other purchasers from time to time as described above. After the initial public offering of medium term notes to be resold to investors and other purchasers, the public offering price (in the case of medium term notes to be resold at a fixed public offering price) and any dealer discount may be changed. We reserve the right to withdraw, cancel or modify the offer made hereby without notice and will have the sole right to accept offers to purchase medium term notes. We or the Agents may reject any proposed purchase of medium term notes in whole or in part.

     Unless otherwise specified in the applicable pricing supplement, payment of the purchase price of the medium term notes will be required to be made in immediately available funds on the date of settlement.

     We have agreed to indemnify the Agents against certain liabilities, including liabilities under the Securities Act of 1933, or to contribute to payments the Agents may be required to make in respect thereof.

     The medium term notes are a new issue of securities with no established trading market and will not be listed on any securities exchange. No assurance can be given as to the existence or liquidity of a secondary market for the medium term notes.

     In the ordinary course of its business, the Agents and their affiliates have from time to time provided, and may in the future provide, investment banking, financial advisory and other services to El Paso Energy. Chase Securities Inc. is an affiliate of The Chase Manhattan Bank which is, among other things, administrative agent and a lender to El Paso Energy under its existing revolving credit facility. Banc of America Securities LLC and ABN AMRO Incorporated are also affiliates of other lenders to El Paso Energy under its existing revolving credit facility. The Chase Manhattan Bank and such other affiliates will receive their proportionate share of any repayment by El Paso Energy of amounts outstanding under such facility from the proceeds of any offering of medium term notes. If more than 10% of the net proceeds of any offering of the medium term notes are to be paid to affiliates of the Agents, such offering will be made pursuant to the requirements of Rule 2710(c)(8) of the Conduct Rules of the National Association of Securities Dealers, Inc. The Chase Manhattan Bank also serves as trustee under the senior indenture.

     Unless otherwise specified in the applicable pricing supplement, we will pay each Agent a commission ranging from .125% to .75% of the initial offering price of each medium term note sold through that Agent, depending upon the maturity of the medium term note. If we sell medium term notes directly to investors, no commission or discount will be paid unless otherwise specified in the applicable pricing supplement. We will have the right to accept orders or reject any proposed purchase in whole or in part. Each Agent will have the right, in its reasonable discretion, to reject any proposed purchase in whole or in part. We can withdraw, cancel or modify the offer without notice.

     We may also sell medium term notes to any Agent as principal for its own account at a discount equal to the commission the agent would receive if it purchased the medium term notes as agent, unless otherwise specified in the applicable pricing supplement. The Agent may resell medium term notes to investors and other purchasers at prevailing market prices as determined by the Agent or, if so specified in an applicable pricing supplement, at a fixed public offering price. In addition, the Agents may offer the medium term notes they have purchased as principal to other dealers. The Agents may sell medium term notes to any dealer at a discount which will not exceed the discount we paid the Agent, unless otherwise specified in the applicable pricing supplement. After the initial public offering of medium term notes, we may change the public offering price (for those medium term notes to be resold at a fixed public offering price), the concession and the discount.

     Each Agent may be deemed to be an "underwriter" within the meaning of the Securities Act. We have agreed to indemnify the Agents against certain liabilities, including liabilities under the Securities Act.

     In connection with an offering of medium term notes, the Agents may engage in transactions that stabilize the price of the medium term notes. These transactions may consist of bids or purchases for the purpose of pegging, fixing or maintaining the price of the medium term notes. If an Agent creates a short position in the medium term notes, i.e., if the agent sells our medium term notes in an aggregate principal amount exceeding the amount set forth in the applicable pricing supplement, the Agent may reduce that short position by purchasing medium term notes in the open market. In general, purchases of medium term notes for the purpose of stabilization or to reduce a short position could cause the price of the notes to be higher than it might be in the absence of the purchases.

     NEITHER WE NOR ANY OF THE AGENTS MAKES ANY REPRESENTATION OR PREDICTION AS TO THE DIRECTION OR MAGNITUDE OF ANY EFFECT THAT THE TRANSACTIONS DESCRIBED IN THE IMMEDIATELY PRECEDING PARAGRAPH MAY HAVE ON THE PRICE OF THE MEDIUM TERM NOTES. IN ADDITION, NEITHER WE NOR ANY OF THE AGENTS MAKES ANY REPRESENTATION THAT THE AGENTS WILL ENGAGE IN ANY TRANSACTIONS OR THAT TRANSACTIONS, ONCE COMMENCED, WILL NOT BE DISCONTINUED WITHOUT NOTICE.

                             VALIDITY OF SECURITIES

     The validity of the medium term notes will be passed upon for El Paso Energy by Andrews & Kurth L.L.P., Houston, Texas. If the securities are being distributed in an underwritten offering, the validity of the securities will be passed upon for the underwriters by counsel identified in the related pricing supplement.

PROSPECTUS

                                  $900,000,000

                           EL PASO ENERGY CORPORATION
                             SENIOR DEBT SECURITIES
                          SUBORDINATED DEBT SECURITIES
                                PREFERRED STOCK
                                  COMMON STOCK
                             ---------------------

                        EL PASO ENERGY CAPITAL TRUST II
                        EL PASO ENERGY CAPITAL TRUST III

                           TRUST PREFERRED SECURITIES
                   (GUARANTEED BY EL PASO ENERGY CORPORATION)

     El Paso Energy Corporation may offer and sell in one or more offerings:

     - unsecured debt securities consisting of senior notes and debentures and subordinated notes and debentures and/or other unsecured evidences of indebtedness in one or more series;

     - shares of preferred stock, in one or more series, which may be convertible or exchangeable for common stock or debt securities; and

     - shares of common stock.

     El Paso Energy Capital Trust II and El Paso Energy Capital Trust III, each a wholly owned subsidiary of El Paso Energy Corporation, may offer and sell in one or more offerings:

     - trust preferred securities representing undivided beneficial interests in the assets of each trust. As described in this document, we will provide a limited guarantee of the payment by each trust of distributions on the trust preferred securities and the payment upon liquidation and redemption.

     The aggregate initial offering price of the securities that we offer by this prospectus will not exceed $900,000,000. We will offer the securities in amounts, at prices and on terms to be determined by market conditions at the time of our offerings.

     We will provide the specific terms of the securities in supplements to this prospectus. You should read this prospectus and the prospectus supplements carefully before you invest in any of our securities. This prospectus may not be used to consummate sales of our securities unless it is accompanied by a prospectus supplement.

     Our common stock is listed for trading on the New York Stock Exchange under the symbol "EPG."

     NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR DETERMINED WHETHER THIS PROSPECTUS IS TRUTHFUL OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

                                December 3, 1999

                               TABLE OF CONTENTS

About this Prospectus.......................................    2
Cautionary Statement Regarding Forward-looking Statements...    3
Where You Can Find More Information.........................    3
El Paso Energy Corporation..................................    7
The Trusts..................................................    9
Use of Proceeds.............................................   10
Ratio of Earnings to Fixed Charges and Ratio of Earnings to
  Combined Fixed Charges and Preferred and Preference Stock
  Dividend Requirements.....................................   10
Description of the Debt Securities..........................   11
Description of Capital Stock................................   21
Description of the Trust Preferred Securities...............   24
Description of the Trust Guarantees.........................   25
Relationship among the Trust Preferred Securities, the
  Subordinated Debt Securities and the Guarantees...........   28
Plan of Distribution........................................   30
Legal Matters...............................................   31
Experts.....................................................   31

                             ABOUT THIS PROSPECTUS

     This prospectus is part of a registration statement that we have filed with the Securities and Exchange Commission (SEC) utilizing a "shelf" registration process. Under this shelf process, we may, over the next two years, sell different types of securities described in this prospectus in one or more offerings up to a total offering amount of $900 million. This prospectus provides you with a general description of the securities we may offer. Each time we sell securities, we will provide a prospectus supplement that will contain specific information about the terms of that offering and the securities offered by us in that offering. The prospectus supplement may also add, update or change information in this prospectus. You should read both this prospectus and any prospectus supplement together with additional information described under the heading "Where You Can Find More Information."

     In this prospectus, references to "El Paso Energy," "we," "us" and "our" mean El Paso Energy Corporation, and references to an "EPE Trust" or a "trust" mean El Paso Energy Capital Trust I and El Paso Energy Capital Trust II.

           CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

     We have made statements in this prospectus, the accompanying prospectus supplement and in documents that are incorporated by reference into this document that constitute forward-looking statements, as that term is defined in the Private Securities Litigation Reform Act of 1995. These statements are subject to risks and uncertainties. Forward-looking statements include information concerning possible or assumed future results of our operations. These statements may relate to, but are not limited to, information or assumptions about earnings per share, capital and other expenditures, dividends, financing plans, capital structure, cash flow, pending legal proceedings and claims, including environmental matters, future economic performance, operating income, cost savings, management's plans, goals and objectives for future operations and growth and markets for our common stock. These forward-looking statements generally are accompanied by words such as "intend," "anticipate," "believe," "estimate," "expect," "should" or similar expressions. You should understand that these forward-looking statements are necessarily estimates reflecting the best judgment of our senior management, not guarantees of future performance. They are subject to a number of assumptions, risks and uncertainties that could cause actual results to differ materially from those expressed or implied in the forward-looking statements.

     Important factors that could cause actual results to differ materially from estimates or projections contained in forward-looking statements include, among others, those risks, uncertainties and factors discussed in our 1998 Annual Report on Form 10-K. Other factors that could cause actual results to differ materially from estimates and projections contained in forward-looking statements are described in the documents that have been incorporated by reference into this document. You should not place undue reliance on forward-looking statements, which speak only as of the date of this prospectus, or, in the case of documents incorporated by reference, the date of those documents.

     All subsequent written and oral forward-looking statements attributable to us or any person acting on our behalf are expressly qualified in their entirety by the cautionary statements contained or referred to in this section. We will not release publicly any revisions to these forward-looking statements reflecting events or circumstances after the date of this prospectus or reflecting the occurrence of unanticipated events, unless the securities laws require us to do so.

                      WHERE YOU CAN FIND MORE INFORMATION

     We have filed a registration statement with the SEC under the Securities Act of 1933 that registers the securities offered by this prospectus. The registration statement, including the attached exhibits, contains additional relevant information about us. The rules and regulations of the SEC allows us to omit some information included in the registration statement from this prospectus.

     In addition, we file reports, proxy statements and other information with the SEC under the Securities Exchange Act of 1934. You may read and copy this information at the following locations of the SEC:

Public Reference Room        New York Regional Office      Chicago Regional Office
Room 1024                    Suite 100                     Citicorp Center
450 Fifth Street, N.W        7 World Trade Center          Suite 1400
Washington, D.C. 20549       New York, New York 10048      500 West Madison Street
                                                           Chicago, Illinois
                                                           60661-2511

     You may also obtain copies of this information by mail from the public reference section of the SEC, 450 Fifth Street, N.W., Room 1024, Washington, D.C. 20549, at prescribed rates. Please call the SEC at 1-800-SEC-0330 for further information on the public reference rooms. The SEC also maintains an Internet world wide web site that contains reports, proxy statements and other information about issuers, including El Paso Energy, who file electronically with the SEC. The address of that site is http://www.sec.gov. You can also inspect reports, proxy statements and other information about each of us at the offices of The New York Stock Exchange, Inc., located at 20 Broad Street, New York, New York 10005.

     The SEC allows us to "incorporate by reference" information into this document. This means that we can disclose important information to you by referring you to another document filed separately with the SEC. The information incorporated by reference is considered to be part of this document, except for any information that is superseded by information that is included directly in this document.

     We incorporate by reference the documents listed below that we have previously filed with the SEC. They contain important information about us and our financial condition. Some of these filings have been amended by later filings, which are also listed.

       SEC FILINGS (FILE NO. 1-14365)                 DESCRIPTION OR PERIOD/AS OF DATE
       ------------------------------                 --------------------------------
Annual Report on Form 10-K                      Year ended December 31, 1998
Quarterly Reports on Form 10-Q                  Quarters ended March 31, 1999, June 30, 1999
                                                and September 30, 1999
Current Report on Form 8-K, dated March 15,     Discloses the entering into of the merger
  1999                                          agreement between El Paso Energy and Sonat
                                                Inc. and related matters
Current Report on Form 8-K, dated April 23,     Discloses preliminary unaudited pro forma
  1999                                          financial information of El Paso Energy and
                                                Sonat Inc. giving effect to their proposed
                                                merger
Current Report on Form 8-K, dated April 23,     Discloses first quarter operating results of
  1999                                          El Paso Energy
Current Report on Form 8-K/A, dated April 30,   Amends our Current Report on Form 8-K dated
  1999                                          April 23, 1999 disclosing pro forma financial
                                                information, and includes the audited
                                                consolidated financial statements of Sonat
                                                Inc. as of December 31, 1998 and 1997 and for
                                                the years ended December 31, 1998, 1997 and
                                                1996
Current Report on Form 8-K, dated May 10,       Contains exhibits related to our issuance of
  1999                                          $500 million of 6 3/4% senior notes due 2009
Current Report on Form 8-K, dated June 11,      Discloses approval by El Paso Energy's
  1999                                          stockholders of the proposed merger with
                                                Sonat Inc.
Current Report on Form 8-K, dated July 2,       Discloses preliminary unaudited pro forma
  1999                                          condensed financial information of El Paso
                                                Energy and Sonat Inc. giving effect to the
                                                proposed merger, and includes the unaudited
                                                consolidated financial statements of Sonat
                                                Inc. as of March 31, 1999 and for the
                                                quarters ended March 31, 1999 and 1998
Current Report on Form 8-K, dated July 26,      Discloses second quarter and year to date
  1999                                          operating results of El Paso Energy

       SEC FILINGS (FILE NO. 1-14365)                 DESCRIPTION OR PERIOD/AS OF DATE
       ------------------------------                 --------------------------------
Current Report on Form 8-K, dated               Discloses preliminary unaudited pro forma
  August 24, 1999                               condensed financial information of El Paso
                                                Energy and Sonat Inc. giving effect to the
                                                proposed merger, and includes the unaudited
                                                consolidated financial statements of Sonat
                                                Inc. as of June 30, 1999 and for the quarters
                                                ended June 30, 1999 and 1998
Current Report on Form 8-K, dated               Discloses the completion of the merger of
  October 26, 1999                              Sonat Inc. into El Paso Energy and includes a
                                                copy of the press release regarding same as
                                                an exhibit
Current Report on Form 8-K, dated               Discloses the acquisition of Sonat, Inc.
  October 29, 1999                              pursuant to the merger completed on October
                                                25, 1999 and includes (i) the consolidated
                                                financial balance sheets of Sonat, Inc. and
                                                its subsidiaries as of December 31, 1998 and
                                                1997 and the related consolidated statements
                                                of operations, changes in stockholders'
                                                equity and cash flows for each of the three
                                                years in the period ended December 31, 1998
                                                and (ii) pro forma financial information for
                                                El Paso Energy giving effect to the Sonat
                                                merger
Current Report on Form 8-K, dated December 1,   Discloses the combined results of operations
  1999                                          for the first thirty days following the
                                                merger of El Paso Energy and Sonat
Current Report on Form 8-K, dated December 2,   Discloses preliminary unaudited pro forma
  1999                                          condensed financial information as of
                                                September 30, 1999 and for the nine months
                                                ended September 30, 1999 of El Paso Energy
                                                and Sonat giving effect to their merger
Registration Statement on Form 8-A, dated       Contains a description of the El Paso Energy
  August 3, 1998                                common stock
Registration Statement on Form 8-A/A dated      Contains a description of the El Paso Energy
  January 29, 1999                              preferred stock purchase rights
Definitive Proxy Statement on Schedule 14A      Definitive proxy statement relating to the
                                                1999 annual meeting of El Paso Energy's
                                                stockholders (filed on March 11, 1999)

     We incorporate by reference additional documents that we may file with the SEC until all of the securities offered by this prospectus have been sold. These documents include periodic reports, including Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K, as well as proxy statements.

     You can obtain any of the documents incorporated by reference in this document through us or from the SEC through the SEC's web site at the address provided above. Documents incorporated by reference are available from us without charge, excluding any exhibits to those documents unless the exhibit is specifically incorporated by reference as an exhibit in this document. You can obtain documents incorporated by reference in this document by requesting them in writing or by telephone from us at the following address:

                                El Paso Energy Corporation
                                Office of Investor Relations
                                El Paso Energy Building
                                1001 Louisiana Street
                                Houston, Texas 77002
                                Telephone No.: (713) 420-2131

     WE HAVE NOT AUTHORIZED ANYONE TO GIVE ANY INFORMATION OR MAKE ANY REPRESENTATION THAT DIFFERS FROM, OR ADDS TO, THE INFORMATION IN THIS DOCUMENT OR IN OUR DOCUMENTS THAT ARE PUBLICLY FILED WITH THE SEC. THEREFORE, IF ANYONE DOES GIVE YOU DIFFERENT OR ADDITIONAL INFORMATION, YOU SHOULD NOT RELY ON IT.

     IF YOU ARE IN A JURISDICTION WHERE IT IS UNLAWFUL TO OFFER TO EXCHANGE OR SELL, OR TO ASK FOR OFFERS TO EXCHANGE OR BUY, THE SECURITIES OFFERED BY THIS DOCUMENT, OR IF YOU ARE A PERSON TO WHOM IT IS UNLAWFUL TO DIRECT THESE ACTIVITIES, THEN THE OFFER PRESENTED BY THIS DOCUMENT DOES NOT EXTEND TO YOU.

     THE INFORMATION CONTAINED IN THIS DOCUMENT SPEAKS ONLY AS OF ITS DATE UNLESS THE INFORMATION SPECIFICALLY INDICATES THAT ANOTHER DATE APPLIES.

                           EL PASO ENERGY CORPORATION

     Our principal operations include:

     - the interstate and transportation, gathering, and processing of natural gas;

     - the marketing of natural gas, power, and other energy-related commodities;

     - power generation;

     - domestic exploration and production of oil and natural gas; and

     - the development and operation of energy infrastructure facilities worldwide.

     On October 25, 1999 we completed our merger with Sonat Inc. The combination with Sonat was a stock-for-stock merger accounted for as a pooling of interests transaction in which we issued a total of approximately 110 million shares of our common stock. Sonat was a diversified energy holding company engaged in domestic oil and natural gas exploration and production, the transmission and storage of natural gas and natural gas and power marketing. As a result of the merger, we have succeeded to Sonat's assets and operations.

     We are currently engaged in a comprehensive review of the businesses and operations of Sonat. We intend to integrate, for the most part, the operations of Sonat with our operations to increase operating and administrative efficiencies through consolidation and re-engineering of facilities, workforce reductions and coordination of purchasing, sales and marketing operations.

     After giving effect to the Sonat merger, we own or have interest in over 40,000 miles of interstate and intrastate pipeline connecting the nation's principal natural gas supply regions to four of the largest consuming regions in the United States, namely the Gulf Coast, California, the Northeast, and the Midwest. Our interstate natural gas transmission operations include one of the nation's largest and only coast-to-coast mainline natural gas transmission systems which is comprised of

     - the El Paso Natural Gas pipeline and the Mojave pipeline, which include 10,200 miles of pipeline transporting natural gas from New Mexico, Texas, Oklahoma and Colorado to markets in California, the Southwestern United States and northern Mexico; and

     - the Eastern Pipeline Group comprised of the Tennessee Gas pipeline, the Midwestern Gas Transmission pipeline and the Southern Natural Gas pipeline, which consist of approximately 30,000 miles of pipeline transporting natural gas to markets in the southeastern and northeastern United States.

     In addition to interstate services, we provide related services, including natural gas gathering, products extraction, dehydration, purification, compression, and intrastate transmission. These services include gathering of natural gas from more than 10,000 natural gas wells with approximately 11,000 miles of gathering lines, and 23 natural gas processing and treating facilities located in some of the most prolific and active production areas of the United States, including the San Juan and Permian Basins and in east Texas, south Texas, Louisiana, and the Gulf of Mexico. We conduct intrastate transmission operations through our interests in four Texas intrastate systems, which include the Oasis pipeline running from west Texas to Katy, Texas, the Channel pipeline extending from south Texas to the Houston Ship Channel, and the Shoreline and Tomcat gathering systems which gather gas from offshore Texas. We also provide intrastate transportation in north Louisiana through its Gulf States pipeline that runs from the Texas border to Ruston, Louisiana. Our marketing activities, which are conducted through El Paso Merchant Energy, include the marketing and trading of natural gas, power, and other energy-related commodities, as well as providing integrated price risk management services associated with these commodities. We also participate in the development and ownership of domestic power generation facilities and other power-related assets and joint ventures.

     In addition, El Paso Production Company conducts the oil and gas exploration and production activities formerly conducted by Sonat's exploration subsidiary. Through El Paso Production, we own interests in oil and gas producing properties in Louisiana, Texas, Oklahoma, Arkansas, New Mexico and the Gulf of Mexico. As of December 31, 1998, Sonat owned approximately 1.6 trillion cubic feet of proved reserves.

     Our international activities focus on the development and operation of international energy infrastructure projects and include ownership interests in three major operating natural gas transmission systems in Australia and natural gas transmission systems and power generation facilities currently in operation or under construction in Argentina, Bolivia, Brazil, Chile, the Czech Republic, Hungary, Indonesia, Mexico, Pakistan, Peru, the United Kingdom, Bangladesh, the Philippines, and China.

     Our principal executive offices are in the El Paso Energy Building, located at 1001 Louisiana Street, Houston, Texas 77002, and its telephone number at that address is (713) 420-2131.

                                   THE TRUSTS

     Each of El Paso Energy Capital Trust II and El Paso Energy Capital Trust III is a statutory business trust created under Delaware law through the filing of a certificate of trust with the Delaware Secretary of State. Each trust's business is defined in a declaration of trust which we will execute, as sponsor for each of the trusts. We will also be the trustees, as defined below, for each of the trusts. Each declaration will be amended and restated before any trust preferred securities are sold by that trust. Each declaration will also be qualified as an indenture under the Trust Indenture Act of 1939, as amended. Each trust exists for the exclusive purposes of:

     - issuing and selling the trust preferred securities and the trust common securities;

     - investing the gross proceeds from the sale of the trust preferred securities in subordinated debt securities issued by us; and

     - engaging in only those other activities necessary or incidental to these purposes.

     We will, directly or indirectly, in connection with an offering of trust preferred securities by an EPE Trust purchase trust common securities in an aggregate liquidation amount equal to 3% of the total capital of the trust.

     Each trust's business and affairs will be conducted by its trustees. A majority of the trustees of each trust will be administrative trustees and will be persons who are employees or officers of or affiliated with us. One trustee of each trust will be a financial institution that will be unaffiliated with us and that will act as property trustee and as indenture trustee for purposes of the Trust Indenture Act, as described in the applicable prospectus supplement. In addition, unless the property trustees maintain a principal place of business in the State of Delaware, and otherwise meet the requirements of applicable law, one trustee of each trust, the Delaware trustee, will have its principal place of business or reside in the State of Delaware. The administrative trustees and the property trustees, together with the Delaware trustee, are referred to in this document as the "trustees." Each trust's business and affairs will be conducted by the administrative trustees appointed by us, as the direct or indirect holder of all the trust common securities. Except in limited circumstances, we, as the holder of the trust common securities, will be entitled to appoint, remove or replace any of, or increase or reduce the number of, the trustees of a trust. The declaration of each trust will govern the duties and obligations of the trustees. We will pay and guarantee all fees and expenses related to the trusts and the offering of trust securities.

     The office of the Delaware Trustee for each EPE Trust in the State of Delaware is 1201 Market Street, Wilmington, Delaware 19801. The principal place of business of each EPE Trust shall be c/o El Paso Energy Corporation, El Paso Energy Building, 1001 Louisiana Street, Houston, Texas 77002, and its telephone number is (713) 420-2131.

                                USE OF PROCEEDS

     We will use the net proceeds we receive from the sale of the securities offered by this prospectus for general corporate purposes unless we specify otherwise in an applicable prospectus supplement. We may invest any funds we do not require immediately for general corporate purposes in marketable securities and short-term investments. The trusts will use all proceeds received from the sale of the trust preferred securities to purchase subordinated debt securities from us.

                RATIO OF EARNINGS TO FIXED CHARGES AND RATIO OF
                     EARNINGS TO COMBINED FIXED CHARGES AND
              PREFERRED AND PREFERENCE STOCK DIVIDEND REQUIREMENTS

                                                                                        NINE MONTHS
                                                                                           ENDED
                                                     YEAR ENDED DECEMBER 31,           SEPTEMBER 30,
                                              -------------------------------------   ---------------
                                              1994    1995    1996    1997    1998    1998     1999
                                              -----   -----   -----   -----   -----   -----   -------
Ratio of Earnings to Fixed Charges and Ratio
  of Earnings to Combined Fixed Charges and
  Preferred and Preference Stock Dividend
  Requirements(1)...........................  2.87x   2.51x   1.59x   2.26x   2.01x   2.02x    1.66x

---------------

(1) The ratio of earnings to combined fixed charges and preferred and preference stock dividend requirements for the periods presented is the same as the ratio of earnings to fixed charges since we have no outstanding preferred stock or preference stock and, therefore, no dividend requirements.

     For the purpose of computing these ratios, earnings means income from continuing operations before:

     - income taxes;

     - interest expense, not including interest on rate refunds;

     - amortization of debt costs;

     - that portion of rental expense which we believe to represent an interest factor; and

     - the actual amount of any preferred stock dividend requirements of majority-owned subsidiaries, as adjusted to reflect actual distributions from equity investments.

     Fixed charges means the sum of the following:

     - interest cost, not including interest on rate refunds;

     - amortization of debt costs;

     - that portion of rental expense which we believe to represent an interest factor; and

     - the pre-tax preferred stock dividend requirements of majority-owned subsidiaries.

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

                       DESCRIPTION OF THE DEBT SECURITIES

     Any debt securities we offer will be our direct, unsecured general obligations. The debt securities will be either senior debt securities or subordinated debt securities and will be issued under one or more separate indentures between us and The Chase Manhattan Bank, as indenture trustee. Senior debt securities will be issued under a "senior indenture" and subordinated debt securities will be issued under a "subordinated indenture." Together the senior indenture and the subordinated indenture are called "indentures."

     We have summarized selected provisions of the indentures below. The following description is a summary of the material provisions of the indentures. It does not restate those agreements in their entirety. We urge you to read each of the indentures because each one, and not this description, defines your rights as holders of the debt securities. A senior indenture and a subordinated indenture between us and The Chase Manhattan Bank, as trustee, have been filed as exhibits to the registration statement.

GENERAL

     The debt securities will be our direct, unsecured obligations. The senior debt securities will rank equally with all of our other senior and unsubordinated debt. The subordinated debt securities will have a junior position to all of our senior debt securities.

     If El Paso Energy Capital Trust II or El Paso Energy Capital Trust III issues trust preferred securities, we will also issue subordinated debt securities to the trust or a trustee of either trust. If the trusts are subsequently dissolved upon the occurrence of the events described in the prospectus supplement relating to the trust preferred securities, the trusts or trustees may distribute these subordinated debt securities ratably to the holders of trust preferred securities.

     A prospectus supplement and a supplemental indenture relating to any series of debt securities being offered will include specific terms relating to the offered debt securities. These terms will include some or all of the following:

     - the title and type of the debt securities;

     - the total principal amount of the debt securities and the currency, if other than U.S. dollars, in which such notes are denominated;

     - the percentage of the principal amount at which the debt securities will be issued and any payments due if the maturity of the debt securities is accelerated;

     - the dates on which the principal of the debt securities will be payable and the terms on which any such maturity date may be extended;

     - the interest rate which the debt securities will bear and the interest payment dates for the debt securities;

     - the form of the subordinated debt securities we will issue to the trusts or a trustee if the trusts issue trust preferred securities;

     - in the case of subordinated debt securities issued to the trusts or trustees, the right to extend payment periods and the duration of that extension;

     - any optional redemption periods;

     - any sinking fund or other provisions that would obligate us to repurchase or otherwise redeem some or all of the debt securities;

     - any changes to or additional events of defaults or covenants;

     - any special tax implications of the debt securities, including provisions for original issue discount securities, if offered;

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

     - restrictions on the declaration of dividends or requiring the maintenance of any asset ratio or the creation or maintenance of reserves; and

     - any other terms of the debt securities.

     None of the indentures limits the amount of debt securities that may be issued. Each indenture allows debt securities to be issued up to the principal amount that we may authorize and may be in any currency or currency unit we designate.

     Debt securities of a series may be issued in registered, bearer, coupon or global form.

DENOMINATIONS

     The prospectus supplement for each issuance of debt securities will state whether the securities will be issued in registered form of $1,000 each or multiples of $1,000 or bearer form of $5,000 each.

SUBORDINATION

     Under the subordinated indenture, payment of the principal, interest and any premium on the subordinated debt securities will generally be subordinated and junior in right of payment to the prior payment in full of all senior debt securities. The subordinated indenture states that no payment of principal, interest and any premium on the subordinated debt securities may be made in the event:

     - of any insolvency, bankruptcy or similar proceeding involving us or our property, or

     - we fail to pay the principal, interest, any premium or any other amounts on any senior debt when due.

     The subordinated indenture will not limit the amount of senior debt that we may incur.

     Senior debt includes all notes or other unsecured evidences of indebtedness, including guarantees given by us, for money borrowed by us, not expressly subordinate or junior in right of payment to any of our other indebtedness.

CONSOLIDATION, MERGER OR SALE

     Each indenture generally permits a consolidation or merger between us and another corporation. They also permit us to sell all or substantially all of our property and assets. If this occurs, the remaining or acquiring corporation will assume all of our responsibilities and liabilities under the indentures, including the payment of all amounts due on the debt securities and performance of the covenants in the indentures. However, we will consolidate or merge with or into any other corporation or sell all or substantially all of our assets only according to the terms and conditions of the indentures. The remaining or acquiring corporation will be substituted for us in the indentures with the same effect as if it had been an original party to the indentures. After that the successor corporation may exercise our rights and powers under any indenture, in our name or in its own name. Any act or proceeding required or permitted to be done by our board or any of our officers may be done by the board or officers of the successor corporation. If we sell all or substantially all of our assets, we will be released from all our liabilities and obligations under any indenture and under the debt securities.

MODIFICATION OF INDENTURES

     Under each indenture our rights and obligations and the rights of the holders may be modified with the consent of the holders of a majority in aggregate principal amount of the outstanding debt securities of each series affected by the modification. No modification of the principal or interest payment terms, and no modification reducing the percentage required for modifications, is effective against any holder without its consent.

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

EVENTS OF DEFAULT

     "Event of default" when used in an indenture, will mean any of the following:

     - failure to pay the principal of or any premium on any debt security when due;

     - failure to pay interest on any debt security for 30 days;

     - failure to perform any other covenant in the indenture that continues for 60 days after being given written notice;

     - certain events in our bankruptcy, insolvency or reorganization; or

     - any other event of default included in any indenture or supplemental indenture.

     An event of default for a particular series of debt securities does not necessarily constitute an event of default for any other series of debt securities issued under an indenture. The trustee may withhold notice to the holders of debt securities of any default, except in the payment of principal or interest, if it considers such withholding of notice to be in the best interests of the holders.

     If an event of default for any series of debt securities occurs and continues, the trustee or the holders of at least 25% in aggregate principal amount of the debt securities of the series may declare the entire principal of all the debt securities of that series to be due and payable immediately. If this happens, subject to certain conditions, the holders of a majority of the aggregate principal amount of the debt securities of that series can void the declaration.

     Other than its duties in case of a default, a trustee is not obligated to exercise any of its rights or powers under any indenture at the request, order or direction of any holders, unless the holders offer the trustee reasonable indemnity. If they provide this reasonable indemnification, the holders of a majority in principal amount of any series of debt securities may direct the time, method and place of conducting any proceeding or any remedy available to the trustee, or exercising any power conferred upon the trustee, for any series of debt securities.

COVENANTS

  General

     Under the indentures, we will:

     - pay the principal of, and interest and any premium on, the debt securities when due;

     - maintain a place of payment;

     - deliver a report to the trustee at the end of each fiscal year reviewing our obligations under the indentures; and

     - deposit sufficient funds with any paying agent on or before the due date for any principal, interest or premium.

     The senior indenture provides that we will not, nor will we permit any restricted subsidiary to, create, assume, incur or suffer to exist any lien upon any principal property, whether owned or leased on the date of the senior indenture or thereafter acquired, to secure any of our debt or any other person (other than the senior debt securities issued under the senior indenture), without causing all of the senior debt securities outstanding under the senior indenture to be secured equally and ratably with, or prior to, the new debt so long the new debt is so secured. This restriction does not prohibit us from creating the following:

          (i) any lien upon any of our property or assets or any restricted subsidiary in existence on the date of the senior indenture or created pursuant to an "after-acquired property" clause or similar term

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

     in existence on the date of the senior indenture or any mortgage, pledge agreement, security agreement or other similar instrument in existence on the date of the senior indenture;

          (ii) any lien upon any property or assets created at the time of acquisition of such property or assets by or any of our restricted subsidiaries or within one year after such time to secure all or a portion of the purchase price for such property or assets or debt incurred to finance such purchase price, whether such debt was incurred prior to, at the time of or within one year of such acquisition;

          (iii) any lien upon any property or assets existing on the property at the time of the acquisition of the property by us or any of our restricted subsidiaries (whether or not the obligations secured are assumed by us or any of our restricted subsidiaries);

          (iv) any lien upon any property or assets of a person existing on the property at the time that person becomes a restricted subsidiary by acquisition, merger or otherwise;

          (v) the assumption by us or any of our restricted subsidiaries of obligations secured by any lien existing at the time of the acquisition by us or any of our restricted subsidiaries of the property or assets subject to such lien or at the time of the acquisition of the person which owns that property or assets;

          (vi) any lien on property to secure all or part of the cost of construction or improvements on the property or to secure debt incurred prior to, at the time of, or within one year after completion of such construction or making of such improvements, to provide funds for any such purpose;

          (vii) any lien on any oil, gas, mineral and processing and other plant properties to secure the payment of costs, expenses or liabilities incurred under any lease or grant or operating or other similar agreement in connection with or incident to the exploration, development, maintenance or operation of such properties;

          (viii) any lien arising from or in connection with a conveyance by us or any of our restricted subsidiaries of any production payment with respect to oil, gas, natural gas, carbon dioxide, sulphur, helium, coal, metals, minerals, steam, timber or other natural resources;

          (ix) any lien in favor of us or any of our restricted subsidiaries;

          (x) any lien created or assumed by us or any of our restricted subsidiaries in connection with the issuance of debt the interest on which is excludable from gross income of the holder of such debt pursuant to the Internal Revenue Code of 1986, as amended, or any successor statute, for the purpose of financing, in whole or in part, the acquisition or construction of property or assets to be used by us or any of our subsidiaries;

          (xi) any lien upon property or assets of any foreign restricted subsidiary to secure debt of that foreign restricted subsidiary;

          (xii) permitted liens (as defined below);

          (xiii) any lien upon any additions, improvements, replacements, repairs, fixtures, appurtenances or component parts thereof attaching to or required to be attached to property or assets pursuant to the terms of any mortgage, pledge agreement, security agreement or other similar instrument, creating a lien upon such property or assets permitted by clauses (i) through (xii), inclusive, above; or

          (xiv) any extension, renewal, refinancing, refunding or replacement (or successive extensions, renewals, refinancing, refundings or replacements) of any lien, in whole or in part, that is referred to in clauses (i) through (xiii), inclusive, above, or of any debt secured thereby; provided, however, that the principal amount of debt secured shall not exceed the greater of the principal amount of debt so secured at the time of such extension, renewal, refinancing, refunding or replacement and the original principal amount of debt so secured (plus in each case the aggregate amount of premiums, other payments, costs and expenses required to be paid or incurred in connection with such extension, renewal, refinancing, refunding or replacement); provided further, however, that such extension,

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

     renewal, refinancing, refunding or replacement shall be limited to all or a part of the property (including improvements, alterations and repairs on such property) subject to the encumbrance so extended, renewed, refinanced, refunded or replaced (plus improvements, alterations and repairs on such property).

     Notwithstanding the foregoing, under the senior indenture, we may, and may permit any restricted subsidiary to, create, assume, incur, or suffer to exist any lien upon any principal property to secure our debt or any person (other than the senior debt securities) that is not excepted by clauses (i) through
(xiv), inclusive, above without securing the senior debt securities issued under the senior indenture, provided that the aggregate principal amount of all debt then outstanding secured by such lien and all similar liens, together with all net sale proceeds from sale-leaseback transactions (excluding sale-leaseback transactions permitted by clauses (i) through (iv), inclusive, of the first paragraph of the restriction on sale-leasebacks covenant described below) does not exceed 15% of consolidated net tangible assets.

     The senior indenture also provides that we will not, nor will we permit any restricted subsidiary to, engage in a sale-leaseback transaction, unless: (i) such sale-leaseback transaction occurs within one year from the date of acquisition of the principal property subject thereto or the date of the completion of construction or commencement of full operations on such principal property, whichever is later; (ii) the sale-leaseback transaction involves a lease for a period, including renewals, of not more than three years; (iii) we or any of our restricted subsidiaries would be entitled to incur debt secured by a lien on the principal property subject thereto in a principal amount equal to or exceeding the net sale proceeds from such sale-leaseback transaction without securing the senior debt securities; or (iv) we or any of our restricted subsidiaries, within a one-year period after such sale-leaseback transaction, applies or causes to be applied an amount not less than the net sale proceeds from such sale-leaseback transaction to (A) the repayment, redemption or retirement of funded debt of us or any such restricted subsidiary, or (B) investment in another principal property.

     Notwithstanding the foregoing, under the senior indenture we may, and may permit any restricted subsidiary to, effect any sale-leaseback transaction that is not excepted by clauses (i) through (iv), inclusive, of the above paragraph, provided that the net sale proceeds from such sale-leaseback transaction, together with the aggregate principal amount of outstanding debt (other than the senior debt securities) secured by liens upon principal properties not excepted by clauses (i) through (xiv), inclusive, of the first paragraph of the limitation on liens covenant described above, do not exceed 15% of the consolidated net tangible assets.

  Subordinated Indenture Covenants

     If we issue subordinated debt securities to an EPE Trust in connection with the issuance of trust securities by the EPE Trust and

     - an event of default under the subordinated indenture has occurred,

     - we are default of our payment obligations under the related trust guarantee or the guarantee of the trust common securities, or

     - we have elected to defer payments of interest on the subordinated debt securities by extending the interest payment period as provided in the subordinated indenture, and the interest payment period, or any extension of it, is continuing, then we will be subject to restrictions regarding the declaration or payment of dividends on, and the making of guarantee payments with respect to, any of our capital stock, and the making of any payment of interest, principal or premium, if any, on, or the repayment, repurchase or redemption of, any debt securities (including guarantees) issued by us which rank the same as or junior to the subordinated debt securities. These restrictions will be more fully described in the prospectus supplement applicable to the particular series of subordinated debt securities issued to a trust.

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

     In the event we issue subordinated debt securities to an EPE Trust in connection with the EPE Trust's issuance of trust securities, for so long as such those trust securities remain outstanding, we will covenant in the declaration, the guarantees or the supplemental indenture to the subordinated indenture with respect to such EPE Trust:

     - to directly or indirectly maintain 100% ownership of the common securities of the EPE Trust; however, any permitted successor to us under the subordinated indenture may succeed to our ownership of the trust common securities and

     - not to voluntarily terminate, wind-up or liquidate the EPE Trust, except in connection with

          (i) the distribution of subordinated debt securities to the holders of trust securities in liquidation of the trust,

          (ii) the redemption of all of the trust securities of the trust, or

          (iii) certain mergers, consolidations or amalgamations, each as permitted by the declaration of the trust.

We will also covenant to use our commercially reasonable efforts, consistent with the terms and provisions of the declaration of the EPE Trust, to cause the trust to remain classified as a grantor trust and not taxable as a corporation for United States federal income tax purposes.

  Certain Definitions

     The following are definitions of some terms used in the above covenant descriptions:

          "Consolidated net tangible assets" means, at any date of determination, the total amount of assets after deducting (i) all current liabilities (excluding (A) any current liabilities that by their terms are extendable or renewable at the option of the obligor thereon to a time more than 12 months after the time as of which the amount thereof is being computed, and (B) current maturities of long-term debt), and (ii) the value (net of any applicable reserves) of all goodwill, trade names, trademarks, patents and other like intangible assets, all as set forth on our consolidated balance sheet and our consolidated subsidiaries for our most recently completed fiscal quarter, prepared in accordance with generally accepted accounting principles.

          "Debt" means any obligation created or assumed by any person to repay money borrowed and any purchase money obligation created or assumed by such person.

          "Funded debt" means all debt maturing one year or more from the date of the creation thereof, all debt directly or indirectly renewable or extendible, at the option of the debtor, by its terms or by the terms of any instrument or agreement relating thereto, to a date one year or more from the date of the creation thereof, and all debt under a revolving credit or similar agreement obligating the lender or lenders to extend credit over a period of one year or more.

          "Lien" means any mortgage, pledge, security interest, charge, lien or other encumbrance of any kind, whether or not filed, recorded or perfected under applicable law.

          "Permitted liens" means (i) liens upon rights-of-way for pipeline purposes; (ii) any governmental lien, mechanics', materialmen's, carriers' or similar lien incurred in the ordinary course of business which is not yet due or which is being contested in good faith by appropriate proceedings and any undetermined lien which is incidental to construction;
     (iii) the right reserved to, or vested in, any municipality or public authority by the terms of any right, power, franchise, grant, license, permit or by any provision of law, to purchase or recapture or to designate a purchaser of, any property; (iv) liens of taxes and assessments which are
     (a) for the then current year, (b) not at the time delinquent, or (C) delinquent but the validity of which is being contested at the time by us or any subsidiary in good faith; (v) liens of, or to secure performance of, leases; (vi) any lien upon, or deposits of, any assets in favor of any surety company or clerk of court for the purpose of obtaining

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

     indemnity or stay of judicial proceedings; (vii) any lien upon property or assets acquired or sold by us or any restricted subsidiary resulting from the exercise of any rights arising out of defaults on receivables; (viii) any lien incurred in the ordinary course of business in connection with workmen's compensation, unemployment insurance, temporary disability, social security, retiree health or similar laws or regulations or to secure obligations imposed by statute or governmental regulations; (ix) any lien upon any property or assets in accordance with customary banking practice to secure any debt incurred by us or any restricted subsidiary in connection with the exporting of goods to, or between, or the marketing of goods in, or the importing of goods from, foreign countries; or (x) any lien in favor of the U.S. or any state thereof, or any other country, or any political subdivision of any of the foregoing, to secure partial, progress, advance, or other payments pursuant to any contract or statute, or any lien securing industrial development, pollution control, or similar revenue bonds.

          "Person" means any individual, corporation, partnership, joint venture, limited liability company, association, joint-stock company, trust, other entity, unincorporated organization, or government or any agency or political subdivision thereof.

          "Principal property" means (a) any pipeline assets owned by us or by any of our subsidiaries, including any related facilities employed in the transportation, distribution or marketing of natural gas, that are located in the U.S. or Canada, and (b) any processing or manufacturing plant owned or leased by us or any of our subsidiaries that is located within the U.S. or Canada, except, in the case of either clause (a) or (b), any such assets or plant which, in the opinion our board of directors, is not material in relation to our activities and our subsidiaries as a whole.

          "Restricted subsidiary" means any of our subsidiaries owning or leasing any principal property.

          "Sale-leaseback transaction" means the sale or transfer by us or any of our restricted subsidiaries of any principal property to a person (other than us or a subsidiary) and the taking back by us or any of our restricted subsidiaries, as the case may be, of a lease of such principal property.

     If the trusts issue trust preferred securities and we issue subordinated debt securities to the trust or a trust in connection with the issuance of the trust preferred securities and (1) an event of default as defined in this document has occurred, (2) we are in default with respect to our payment of any obligations under the related trust guarantee or the guarantee of the trust common securities or (3) we have given notice of our election to defer payments of interest on these subordinated debt securities by extending the interest payment period as provided in the indenture governing these subordinated debt securities, and this interest payment period, or any extension of this interest payment period, is continuing, we will be subject to restrictions regarding

     - the declaration of payment of dividends on, and the making of guarantee payments with respect to, any of our capital stock; and

     - the making of any payment of interest, principal or premium, if any, on or the repayment, repurchase or redemption of debt securities including guarantees issued by us which rank equally with or junior to these subordinated debt securities.

     These restrictions will be described in more detail in the prospectus supplement relating to these subordinated debt securities.

     If the trusts issue trust preferred securities and we issue subordinated debt securities to the trust or a trustee in connection with the issuance of the trust preferred securities, for so long as the trust preferred securities remain outstanding, we will covenant in the declaration of the trusts, the related guarantees or the indenture governing these subordinated debt securities:

     - To directly or indirectly maintain 100% ownership of the common securities of each trust; provided, however, that any permitted successor under the indenture governing the subordinated debt securities may succeed to our ownership of the trust common securities; and

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

     - Not to voluntarily terminate, wind-up or liquidate either El Paso Energy Capital Trust II or El Paso Energy Capital Trust III, except in connection with

      - the distribution of subordinated debt securities to the holders of trust preferred securities in liquidation of either trust;

      - the redemption of all trust preferred securities of either trust; or

      - mergers, consolidations or amalgamations permitted by the declaration of either trust.

     We will also covenant to use our commercially reasonable efforts, consistent with the terms and provisions of the declaration of either trust, to cause each trust to remain classified as a grantor trust and not taxable as a corporation for U.S. federal income tax purposes.

PAYMENT AND TRANSFER

     Unless we specify otherwise in a prospectus supplement, we will pay principal, interest and any premium on the debt securities, and they may be surrendered for payment or transferred, at the offices of the trustee. We will make payment on registered securities by check mailed to the persons in whose names the debt securities are registered or by transfer to an account maintained by the registered holder on days specified in the indentures or any prospectus supplement. If we make debt securities payments in other forms, we will specify the form and place in a prospectus supplement.

     We will maintain a corporate trust office of the trustee or another office or agency for the purpose of transferring or exchanging fully registered securities, without the payment of any service charge except for any tax or governmental charge.

GLOBAL SECURITIES

     We may issue one or more series of the debt securities as permanent global debt securities deposited with a depositary. Unless otherwise indicated in the prospectus supplement, the following is a summary of the depository arrangements applicable to debt securities issued in permanent global form and for which The Depositary Trust Company (DTC) acts as depositary.

     Each global debt security will be deposited with, or on behalf of, DTC, as depositary, or its nominee and registered in the name of a nominee of DTC. Except under the limited circumstances described below, global debt securities are not exchangeable for definitive certificated debt securities.

     Ownership of beneficial interests in a global debt security is limited to participants that have accounts with DTC or its nominee, or persons that may hold interests through those participants. In addition, ownership of beneficial interests by participants in a global debt security will be evidenced only by, and the transfer of that ownership interest will be effected only through, records maintained by DTC or its nominee for a global debt security. Ownership of beneficial interests in a global debt security by persons that hold through participants will be evidenced only by, and the transfer of that ownership interest within that participant will be effected only through, records maintained by that participant. DTC has no knowledge of the actual beneficial owners of the debt securities. Beneficial owners will not receive written confirmation from DTC of their purchase, but beneficial owners are expected to receive written confirmations providing details of the transaction, as well as periodic statements of their holdings, from the participants through which the beneficial owners entered the transaction. The laws of some jurisdictions require that certain purchasers of securities take physical delivery of such securities in definitive form. Such laws may impair the ability to transfer beneficial interests in a global debt security.

     We will make payment of principal of, and interest on, debt securities represented by a global debt security registered in the name of or held by DTC or its nominee will be made to DTC or its nominee, as the case may be, as the registered owner and holder of the global debt security representing those debt securities. DTC has advised us that upon receipt of any payment of principal of, or interest on, a global debt security, DTC will immediately credit accounts of participants on its book-entry registration and

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

transfer system with payments in amounts proportionate to their respective beneficial interests in the principal amount of that global debt security as shown in the records of DTC. Payments by participants to owners of beneficial interests in a global debt security held through those participants will be governed by standing instructions and customary practices, as is now the case with securities held for the accounts of customers in bearer form or registered in "street name," and will be the sole responsibility of those participants, subject to any statutory or regulatory requirements that may be in effect from time to time.

     Neither we, any trustee nor any of our respective agents, will be responsible for any aspect of the records of DTC, any nominee or any participant relating to, or payments made on account of, beneficial interests in a permanent global debt security or for maintaining, supervising or reviewing any of the records of DTC, any nominee or any participant relating to such beneficial interests.

     A global debt security is exchangeable for definitive debt securities registered in the name of, and a transfer of a global debt security may be registered to, any person other than DTC or its nominee, only if:

     - DTC notifies us that it is unwilling or unable to continue as depositary for that global debt security or at any time DTC ceases to be registered under the Exchange Act;

     - we determine in our discretion that the global debt security shall be exchangeable for definitive debt securities in registered form; or

     - there shall have occurred and be continuing an event of default or an event which, with notice or the lapse of time or both, would constitute an event of default under the debt securities.

     Any global debt security that is exchangeable pursuant to the preceding sentence will be exchangeable in whole for definitive debt securities in registered form, of like tenor and of an equal aggregate principal amount as the global debt security, in denominations specified in the applicable prospectus supplement, if other than $1,000 and integral multiples of $1,000. The definitive debt securities will be registered by the registrar in the name or names instructed by DTC. We expect that these instructions may be based upon directions received by DTC from its participants with respect to ownership of beneficial interests in the global debt security.

     Except as provided above, owners of the beneficial interests in a global debt security will not be entitled to receive physical delivery of debt securities in definitive form and will not be considered the holders of debt securities for any purpose under the indentures. No global debt security shall be exchangeable except for another global debt security of like denomination and tenor to be registered in the name of DTC or its nominee. Accordingly, each person owning a beneficial interest in a global debt security must rely on the procedures of DTC and, if that person is not a participant, on the procedures of the participant through which that person owns its interest, to exercise any rights of a holder under the global debt security or the indentures.

     We understand that, under existing industry practices, in the event that we request any action of holders, or an owner of a beneficial interest in a global debt security desires to give or take any action that a holder is entitled to give or take under the debt securities or the indentures, DTC would authorize the participants holding the relevant beneficial interests to give or take that action, and those participants would authorize beneficial owners owning through those participants to give or take that action or would otherwise act upon the instructions of beneficial owners owning through them.

     DTC has advised us that DTC is a limited purpose trust company organized under the laws of the State of New York, a "banking organization" within the meaning of the New York Banking Law, a member of the Federal Reserve System, a "clearing corporation" within the meaning of the New York Uniform Commercial Code, and a "clearing agency" registered under the Exchange Act. DTC was created to hold securities of its participants and to facilitate the clearance and settlement of securities transactions among its participants in those securities through electronic book-entry changes in accounts of the participants, thereby eliminating the need for physical movement of securities certificates. DTC's participants include securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations. DTC is owned by a number of its participants and by the New York Stock
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

Exchange, Inc., the American Stock Exchange, Inc. and the National Association of Securities Dealers, Inc. Access to DTC's book-entry system is also available to others, such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a participant, either directly or indirectly. The rules applicable to DTC and its participants are on file with the SEC.

DEFEASANCE

     We will be discharged from our obligations on the debt securities of any series at any time if we deposit with the trustee sufficient cash or government securities to pay the principal, interest, any premium and any other sums due to the stated maturity date or a redemption date of the debt securities of the series. If this happens, the holders of the debt securities of the series will not be entitled to the benefits of the indenture except for registration of transfer and exchange of debt securities and replacement of lost, stolen or mutilated debt securities.

     Under U.S. federal income tax laws as of the date of this prospectus, a discharge may be treated as an exchange of the related debt securities. Each holder might be required to recognize gain or loss equal to the difference between the holder's cost or other tax basis for the debt securities and the value of the holder's interest in the trust. Holders might be required to include as income a different amount than would be includable without the discharge. Prospective investors should seek tax advice to determine their particular consequences of a discharge, including the applicability and effect of tax laws other than the U.S. federal income tax laws.

GOVERNING LAW

     Each indenture and the debt securities will be governed by and construed in accordance with the laws of the State of New York.

NOTICES

     Notices to holders of debt securities will be given by mail to the addresses of such holders as they appear in the security register.

                          DESCRIPTION OF CAPITAL STOCK

     The statements under this caption are brief summaries and are subject to, and are qualified in their entirety by reference to, the more complete descriptions contained in (a) our Restated Certificate of Incorporation, as amended (the "charter"), and the Amended and Restated Shareholder Rights Agreement, dated as of January 20, 1999, between us and BankBoston, N.A., as rights agent (the "shareholder rights agreement"), copies of which are filed as exhibits to the registration statement of which this prospectus is a part, and
(b) the certificate of designation relating to each series of preferred stock, which will be filed with the SEC at, or prior to, the time of the offering of such series of preferred stock.

GENERAL

     We are currently authorized by our charter to issue up to 750,000,000 shares of common stock and up to 50,000,000 shares of preferred stock. As of November 8, 1999, 228,319,547 shares of common stock and no shares of preferred stock were issued and outstanding.

COMMON

     We are currently authorized by our charter to issue up to 750,000,000 shares of common stock. The holders of common stock are entitled to one vote for each share held of record on all matters submitted to a vote of stockholders. Subject to preferences that may be applicable to any outstanding preferred stock, holders of common stock are entitled to receive ratably dividends which are declared by our board of directors out of funds legally available for such a purpose. In the event of our liquidation, dissolution, or winding up, holders of common stock are entitled to share ratably in all assets remaining after payment of liabilities and liquidation preference of any outstanding preferred stock. Holders of common stock have no preemptive rights and have no rights to convert their common stock into any other securities. The common stock is not redeemable. All of the outstanding shares of common stock are, and the common stock offered by this prospectus will be, fully paid and nonassessable upon issuance against full payment of the purchase price.

     BankBoston, N.A. is the transfer agent and registrar for our common stock.

PREFERRED STOCK

     Our board of directors, without any further action by our stockholders, is authorized to issue up to 50,000,000 shares of preferred stock, and to divide the preferred stock into one or more series. We will fix by resolution or resolutions any of the designations, powers, preferences and rights, and the qualifications, limitations, or restrictions of the shares of each such series, including, but not limited to, dividend rates, conversion rights, voting rights, terms of redemption and liquidation preferences, and the number of shares constituting each such series. The issuance of preferred stock may have the effect of delaying, deterring, or preventing a change in control of El Paso Energy. Preferred stock, upon issuance against full payment of the purchase price therefor, will be fully paid and nonassessable. The specific terms of a particular series of preferred stock will be described in the prospectus supplement relating to that series. The description of preferred stock set forth below and the description of the terms of the particular series of preferred stock set forth in the related prospectus supplement do not purport to be complete and are qualified in their entirety by reference to the certificate of designation relating to the particular series of preferred stock.

     The designations, powers, preferences and rights, and the qualifications, limitations, or restrictions of the preferred stock of each series will be fixed by the certificate of designation relating to such series. The prospectus supplement relating to each series will specify the terms of the preferred stock as follows:

          (a) The maximum number of shares to constitute each series and the distinctive designation of the shares;

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

          (b) The annual dividend rate, if any, on shares of each series, whether such rate is fixed or variable or both, the date or dates from which dividends will begin to accrue or accumulate, and whether dividends will be cumulative;

          (c) The purchase price and terms of conditions of the shares of each series, including the time during which shares of each series may be redeemed and any accumulated dividends that the holders of shares of each series shall be entitled to receive upon the redemption of the shares;

          (d) The liquidation preference, if any, and any accumulated dividends thereon, that the holders of shares of each series shall be entitled to receive upon the liquidation, dissolution, or winding up of the affairs of El Paso Energy;

          (e) Whether or not the shares of each series will be subject to operation of a retirement or sinking fund, and, if so, the extent and manner in which any such fund shall be applied to the purchase or redemption of the shares of such series for retirement or for other corporate purposes, and the terms and provisions relating to the operation of such fund;

          (f) The terms and conditions, if any, on which the shares of each series shall be convertible into, or exchangeable for, debt securities, shares of any other class or classes of our capital stock, or any series of any other class or classes, or of any other series of the same class, including the price or prices or the rate or rates of conversion or exchange and the method, if any, of adjusting the same;

          (g) The voting rights, if any, on the shares of each series; and

          (h) Any or all other preferences and relative, participating, operational, or other special rights, qualifications, limitations, or restrictions on each series.

     You should also refer to the prospectus supplement for a general description of the federal income tax consequences and special considerations applicable to any such series of preferred stock.

     As of the date of this prospectus, no shares of preferred stock are outstanding. Pursuant to the shareholder rights agreement (as described below), our board of directors has designated 7,500,000 shares of the series A preferred stock (as defined below).

SHAREHOLDER RIGHTS AGREEMENT

     In July 1992, the board of directors of El Paso Natural Gas Company, our predecessor ("EPG"), declared a dividend distribution of one preferred stock purchase right (an "EPG right") for each share of EPG's common stock, par value $3.00 per share, then outstanding. In July 1997, EPG's board amended EPG's shareholders rights agreement pursuant to which the EPG rights were issued. All shares of EPG common stock issued subsequent to July 1992 also included these EPG rights. In connection with the holding company reorganization effected as of August 1, 1998, each one-half EPG right then associated with each outstanding share of EPG common stock was converted into one preferred stock purchase right (a "right") associated with each share of our common stock. All shares of our common stock issued after August 1, 1998 will also include a right. Under certain conditions, each right may be exercised to purchase from us one two-hundredth of a share of a series of our preferred stock, designated as Series A junior participating preferred stock, par value $.01 per share (the "Series A preferred stock"), at a price of $75 per one two-hundredth of a share, subject to adjustment. In January 1999, the shareholder rights agreement was amended and restated.

     Our charter provides that the holders of a whole share of Series A preferred stock are entitled to 200 votes per share on all matters submitted to a vote of our stockholders subject to adjustment. In addition, during any period that dividends on the Series A preferred stock are in arrears in an amount equal to six quarterly dividend payments, the holders of Series A preferred stock will have the right to vote together as a class to elect two of our directors as described above.

     The rights will separate from the common stock and will become exercisable on the earlier of (1) the first date of the public announcement that a person or group has acquired or obtained the right to acquire
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

beneficial ownership of 15% or more of the voting power of all of our outstanding voting securities and (2) 10 business days (or such later date as the board may determine) after the commencement of, or announcement of an intention to commence, a tender or exchange offer, that would result in a person or group beneficially owning 15% or more of our voting securities. If, after the rights become exercisable, we are involved in a merger or other business combination transaction in which our common stock is exchanged or changed, or it sells 50% or more of its assets or earning power, each holder of a right will have the right to purchase, at the right's then-current exercise price, common stock of the acquiring company which at the time of such transaction will have a market value of two times the exercise price of the right. If a person becomes the beneficial owner of securities having 15% or more of the voting power of all of our then-outstanding voting securities (except pursuant to a "permitted offer"), or if, during any period of such ownership, there shall be any reclassification of securities or recapitalization of us, or any merger or consolidation of us with any of our subsidiaries or any other transaction or series of transactions which has the effect, directly or indirectly, of increasing by more than 1% the proportionate share of the outstanding shares of any class of our equity securities or any of our subsidiaries which is directly or indirectly owned by such person, then for the next 60 days each right not owned by such person will entitle the holder of the right to purchase, at the right's then-current exercise price, shares of common stock or, in the discretion of the board, the number of one two-hundredths of a share of series A preferred stock (or in certain circumstances other of our equity securities with at least the same economic value as the common stock) having a market value of twice the right's then-current exercise price. The rights, which have no voting rights, expire no later than 5:00 p.m., New York time on July 7, 2002. A "permitted offer" is a tender or exchange offer for all outstanding shares of common stock which is at a price and on terms determined, prior to the purchase of shares in such offer, by a majority of the disinterested directors to be adequate and otherwise in the best interests of us and our stockholders (other than the person and its affiliates making the offer), taking into account all factors that such disinterested directors deem relevant. "Disinterested directors" are directors who are neither our officers nor the officers an acquiring company or affiliate, associate or representative of such a company, or a person directly or indirectly proposed or nominated as director by a transaction person (as defined in the shareholder rights agreement). We may redeem the rights under certain circumstances prior to their expiration date at a purchase price of $.01 per right. It is possible that the existence of the rights may have the effect of delaying, deterring or preventing our takeover.

SECTION 203 OF THE DELAWARE GENERAL CORPORATION LAW

     We are a Delaware corporation subject to Section 203 of the Delaware General Corporation Law (the DGCL). Generally, Section 203 prohibits a publicly held Delaware corporation from engaging in a "business combination" with an "interested stockholder" for a period of three years after the date of the transaction in which the person became an interested stockholder, unless (1) prior to such date, either the business combination or such transaction which resulted in the stockholder becoming an interested stockholder is approved by the board of directors of the corporation, (2) upon consummation of the transaction which resulted in the stockholder becoming an interested stockholder, the interested stockholder owns at least 85% of the outstanding voting stock, or (3) on or after such date, the business combination is approved by the board of directors of the corporation and by the affirmative vote at least 66 2/3% of the outstanding voting stock that is not owned by the interested stockholder. A "business combination" includes mergers, asset sales and other transactions resulting in a financial benefit to the interested stockholder. An "interested stockholder" is a person who, together with affiliates and associates, owns, or, within three years, did own, 15% or more of the corporation's outstanding voting stock.

EL PASO ENERGY'S RESTATED CERTIFICATE OF INCORPORATION

     Our charter contains provisions applicable to a merger, consolidation, asset sale, liquidation, recapitalization, or certain other business transactions, including the issuance of our stock ("business combinations"). Our charter requires the affirmative vote of 51% or more of our voting stock, excluding any voting stock held by an interested stockholder (defined in our charter as any person who owns 10% or more of the voting stock and certain defined affiliates), with respect to all business combinations involving the interested stockholder, unless directors who served as such prior to the time the interested stockholder became an interested stockholder determine by a two-thirds vote that (i) the proposed consideration meets certain minimum price criteria, or (ii)(A) the interested stockholder holds 80% or more of the voting stock and (B) the interested stockholder has not received (other than proportionately as a stockholder) the benefit of any financial assistance from us, whether in anticipation of or in connection with such business combination. To meet the minimum price criteria, all stockholders must receive consideration or retain value per share after the transaction which is not less than the price per share paid by the interested stockholder. Our charter also requires the dissemination to stockholders of a proxy or information statement describing the business combination.

     Our charter also prohibits the taking of any action by written stockholder consent in lieu of a meeting and the subsequent amendment of our charter to repeal or alter the above provisions without the affirmative vote of 51% of our voting stock, excluding voting stock held by any interested stockholder.

                   DESCRIPTION OF TRUST PREFERRED SECURITIES

     Each trust may issue in one or more offerings only one series of trust preferred securities having terms described in the applicable prospectus supplement. The declaration of each trust authorizes the administrative trustees to issue on behalf of that trust one series of trust preferred securities. The declaration of each trust, as amended in connection with the trust's sale of trust preferred securities, will be qualified as an indenture under the Trust Indenture Act.

     The trust preferred securities will have such terms, including distributions, redemption, voting, conversion, exchange, liquidation rights and such other preferred, deferred or other special rights or such restrictions as are set forth in the declaration or made part of the declaration by the Trust Indenture Act. You should refer to the prospectus supplement relating to the trust preferred securities of the trust for specific terms, including:

     - the distinctive designation of the trust preferred securities;

     - the number of trust preferred securities issued by each trust;

     - the annual distribution rate (or method of determining such rate) for trust preferred securities issued by the trust and the date or dates upon which the distributions are payable;

     - the date or dates or method of determining the date or dates from which distributions on trust preferred securities will be cumulative;

     - the amount or amounts that will be paid out of the assets of the trust to the holders of trust preferred securities upon voluntary or involuntary dissolution, winding-up or termination of the trust;

     - the obligation, if any, of the trust to purchase or redeem the trust preferred securities and the price or prices at which, the period or periods within which, and the terms and conditions upon which, trust preferred securities will be purchased or redeemed, in whole or in part, pursuant to that obligation;

     - the voting rights, if any, of trust preferred securities in addition to those required by law, including the number of votes per trust preferred security and any requirement for the approval by the holders of trust preferred securities, as a condition to specified action or amendments to the declaration of the trust;

     - the terms and conditions, if any, upon which the assets of the trust may be distributed to holders of trust preferred securities;

     - provisions regarding convertibility or exchangeability of the trust preferred securities for our capital stock or debt securities;

     - if applicable, any securities exchange upon which the trust preferred securities will be listed; and

     - any other relevant rights, preferences, privileges, limitations or restrictions of trust preferred securities not inconsistent with the declaration of the trust or with applicable law.

     We will guarantee all trust preferred securities offered to the limited extent set forth below under "Description of the Trust Guarantees."

     Any U.S. federal income tax considerations applicable to any offering of trust preferred securities will be described in the applicable prospectus supplement.

     In connection with the issuance of trust preferred securities, each trust will issue one series of trust common securities. The declaration of each trust authorizes the administrative trustees of the trust to issue on behalf of the trust one series of trust common securities. The declaration of the trust will set forth the terms of the trust common securities, including terms regarding distributions, redemption, voting, liquidation rights and any restrictions. The terms of the trust common securities issued by each trust will be substantially identical to the terms of the trust preferred securities issued by the trust. The trust common securities will rank equally, and payments will be made on the trust common securities pro rata, with the trust preferred securities. However, upon an event of default under the declaration, the rights of the holders of the trust common securities to payment in respect of distributions and payments upon liquidation, redemption and otherwise will be subordinated to the rights of the holders of the trust preferred securities. Except in certain limited circumstances discussed in the declaration, the trust common securities will also carry the right to vote to appoint, remove or replace any of the trustees of a trust. All of the trust common securities of each trust will be directly or indirectly owned by us.

            DESCRIPTION OF THE TRUST PREFERRED SECURITIES GUARANTEES

     A summary of information concerning the trust guarantees which we will execute and deliver from time to time for the benefit of the holders of the trust preferred securities is set forth below. Each trust guarantee will be qualified as an indenture under the Trust Indenture Act. The Chase Manhattan Bank will act as the trust guarantee trustee, or indenture trustee, under each trust guarantee. The terms of each trust guarantee will be those set forth in that trust guarantee and those made part of that trust guarantee by the Trust Indenture Act. The following is a summary of the material terms and provisions of the trust preferred securities guarantees. You should refer to the provisions of the form of trust guarantee and the Trust Indenture Act for a more complete discussion. We have filed the form of trust guarantee as an exhibit to the registration statement of which this prospectus is a part. Each trust guarantee will be held by the trust guarantee trustee for the benefit of the holders of the trust preferred securities of the applicable trust.

GENERAL

     Under each trust guarantee, we will irrevocably and unconditionally agree, to the extent set forth in each applicable trust guarantee, to pay the trust guarantee payments described below in full to the holders of the trust preferred securities issued by a trust, in the event they are not paid by or on behalf of the applicable trust when due, regardless of any defense, right of set-off or counterclaim which the trust may have or assert.

     The following payments (the trust guarantee payments) with respect to trust preferred securities of any trust not paid by the trust when due, will be subject to the related trust guarantee:

     - any accrued and unpaid distributions required to be paid on the trust preferred securities, to the extent that trust will have funds legally and immediately available for payment;

     - the redemption price of any trust preferred securities called for redemption by that trust, including all accrued and unpaid distributions to the date of redemption, to the extent that trust has funds available for payment; and

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

     - upon dissolution, winding-up or termination of that trust (other than in connection with the distribution of the assets of the trust to the holders of trust preferred securities or the redemption of all of the trust preferred securities), the lesser of:

          (a) the aggregate of the liquidation amount and all accrued and unpaid distributions on the trust preferred securities to the date of payment, to the extent that trust has funds available for payment and

          (b) the amount of assets of the trust remaining available for distribution to holders of its trust preferred securities in liquidation of the trust.

     Our obligation to make a trust guarantee payment will be satisfied by our direct payment of the required amounts to the holders of the applicable trust preferred securities or by causing the applicable trust to pay the required amounts to the holders.

     Each trust guarantee will be a full and unconditional guarantee with respect to the applicable trust preferred securities, but will not apply to any payment of distributions when the applicable trust does not have funds "legally and immediately" available for payment. If we do not make interest payments on the subordinated debt securities purchased by a trust, that trust will not pay distributions on the trust preferred securities issued by it and will not have funds "legally and immediately" available for such payment. See "Description of the Debt Securities -- Certain Covenants" included in this prospectus.

     We have also agreed separately to irrevocably and unconditionally guarantee the obligations of the trusts with respect to the trust common securities (the trust common securities guarantees) to the same extent as the trust guarantees, except that upon an event of default under the subordinated indenture relating to the subordinated debt securities purchased by that trust, holders of trust preferred securities will have priority over holders of trust common securities with respect to distributions and payments on liquidation, redemption or otherwise.

COVENANTS

     In each trust guarantee, we will covenant that, so long as any trust preferred securities remain outstanding, if any event that would constitute an event of default under the trust guarantee or the declaration of the applicable trust occurs, then we will not declare or pay any dividend on, make any distributions with respect to, or redeem, purchase or make any liquidation payment with respect to, any of our capital stock, with the following exceptions:

     - purchases or acquisitions of shares of our common stock in connection with our obligations under our employee benefit plans,

     - purchases or acquisitions of shares of our common stock in connection with our obligations under any contract or security requiring us to purchase shares of our common stock or,

     - the purchase of fractional interests in shares of our capital stock as a result of a reclassification of our capital stock or the exchange or conversion of one class or series of our capital stock for another class or series of our capital stock, or make any guarantee payments with respect to the foregoing.

     Additionally, we will not make any payment of interest, principal or premium, if any, on or repay, repurchase or redeem any debt securities, including guarantees, issued by us which rank equally with or junior to the subordinated debt securities.

MODIFICATION OF THE TRUST GUARANTEES; ASSIGNMENT

     Except with respect to any changes which do not adversely affect the rights of holders of trust preferred securities, in which case no vote will be required, each trust guarantee may be amended only with the prior approval of the holders of not less than a majority in liquidation amount of the outstanding trust preferred securities of the applicable trust. The manner of obtaining this approval of holders of the trust preferred securities will be described in an accompanying prospectus supplement. All guarantees and agreements contained in a trust guarantee will bind our successors, assigns, receivers, trustees and representatives and will inure to the benefit of the holders of the trust preferred securities of the applicable trust then outstanding.

TERMINATION

     Each trust guarantee will terminate as to the trust preferred securities of the applicable trust upon the first to occur of:

     - full payment of the redemption price of all trust preferred securities of the applicable trust;

     - distribution of the assets of the trust to the holders of the trust preferred securities of the applicable trust; and

     - full payment of the amounts payable upon liquidation of the trust in accordance with the declaration of the trust.

     Each trust guarantee will continue to be effective or will be reinstated, as the case may be, if at any time any holder of trust preferred securities issued by the applicable trust must restore payment of any sums paid under the trust preferred securities or the trust guarantee.

EVENTS OF DEFAULT

     An event of default under a trust guarantee will occur upon our failure to perform any of our payment or other obligations under that trust guarantee.

     The holders of a majority in liquidation amount of the trust preferred securities to which the trust guarantee relates have the right to direct the time, method and place of conducting any proceeding for any remedy available to the trust guarantee trustee in respect of the trust guarantee or to direct the exercise of any trust or power conferred upon the trust guarantee trustee under the trust preferred securities guarantee. If the trust guarantee trustee fails to enforce the trust guarantee, any holder of trust preferred securities relating to the trust guarantee may institute a legal proceeding directly against us to enforce the trust guarantee trustee's rights under the trust guarantee, without first instituting a legal proceeding against the relevant trust, the trust guarantee trustee or any other person or entity. However, if we have failed to make a guarantee payment, a holder of trust preferred securities may directly institute a proceeding against us for enforcement of the trust guarantee for such payment. We waive any right or remedy to require that any action be brought first against the trust or any other person or entity before proceeding directly against us.

STATUS OF THE TRUST GUARANTEES

     The trust guarantees will constitute our unsecured obligations and will rank:

     - subordinate and junior in right of payment to all of our other liabilities, except those obligations or liabilities made equal in priority or subordinate by their terms;

     - equally with the most senior preferred or preference stock that we may issue and with any guarantee that we may enter into in respect of any preferred or preference stock of any our affiliates; and

     - senior to our common stock.

     The terms of the trust preferred securities provide that each holder of trust preferred securities of the applicable trust, by acceptance of the securities, agrees to the subordination provisions and other terms of the trust guarantee relating to the applicable trust preferred securities.

     The trust guarantees will constitute a guarantee of payment and not of collection. Accordingly, the guaranteed party may institute a legal proceeding directly against the guarantor to enforce its rights under the trust guarantee without instituting a legal proceeding against any other person or entity.

INFORMATION CONCERNING THE TRUST GUARANTEE TRUSTEE

     Prior to the occurrence of a default with respect to a trust guarantee and after the curing or waiving of all events of default with respect to that trust guarantee, the trust guarantee trustee undertakes to perform only those duties as are specifically set forth in that trust guarantee. In case an event of default has occurred and has not been cured or waived, the guarantee trustee will exercise the same degree of care as a prudent individual would exercise in the conduct of his or her own affairs. Subject to these provisions, the trust guarantee trustee is under no obligation to exercise any of the powers vested in it by a trust guarantee at the request of any holder of trust preferred securities, unless offered reasonable indemnity against the costs, expenses and liabilities which might be incurred through the exercise of those powers.

     We and certain of our affiliates may, from time to time, maintain a banking relationship with the trust guarantee trustee.

GOVERNING LAW

     The trust guarantees will be governed by, and construed in accordance with, the laws of the State of New York.

               RELATIONSHIP AMONG THE TRUST PREFERRED SECURITIES,
              THE SUBORDINATED DEBT SECURITIES AND THE GUARANTEES

     As long as we make payments of interest and other payments when due on the subordinated debt securities, those payments will be sufficient to cover distributions and other payments due on the trust preferred securities, primarily because:

     - the aggregate principal amount of the subordinated debt securities will be equal to the sum of the aggregate stated liquidation preference of the trust securities;

     - the interest rate and interest and other payment dates of the subordinated debt securities will match the distribution rate and distribution and other payment dates for the trust preferred securities;

     - we will pay any and all costs, expenses and liabilities of the trusts, except the trusts' obligations to holders of its trust preferred securities under the terms of such trust preferred securities; and

     - the declaration of each trust prohibits the trust from engaging in any activity that is not consistent with the limited purposes of the trust.

     We irrevocably guarantee payments of distributions and other amounts due on the trust preferred securities of a trust, to the extent the trust has funds available for the payment of such distributions as described in "Description of Trust Guarantees" in this prospectus. Taken together, our obligations under the subordinated debt securities, the subordinated indenture, the declarations of the trusts and the trust guarantees provide a full, irrevocable and unconditional guarantee of payments of distributions and other amounts due on the trust preferred securities. No single document standing alone or operating in conjunction with fewer than all of the other documents constitutes such a guarantee. It is only the combined operation of these documents that has the effect of providing a full, irrevocable and unconditional guarantee of each of the trust's obligations under its trust preferred securities. If we do not make payments on the subordinated debt securities, the trusts will not pay distributions or other amounts due on the trust preferred securities. The trust guarantees do not cover payment of distributions when the applicable trust does not have sufficient funds to pay the distributions. In this event, the remedies of a holder of the trust preferred securities of the trust are described in this prospectus under "Description of

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

the Trust Guarantees -- Events of Default." Our obligations under the trust guarantees are unsecured and are subordinate and junior in right of payment to all of our other liabilities.

     Notwithstanding anything to the contrary in the subordinated indenture and to the extent set forth in the subordinated indenture, we have the right to set-off any payment we are otherwise required to make under the subordinated indenture with and to the extent we have made, or are concurrently on the date of such payment making, a payment under a trust guarantee.

     A holder of trust preferred securities of a trust may institute a legal proceeding directly against us to enforce its rights under the trust guarantee without first instituting a legal proceeding against the trust guarantee trustee, the trust or any other person or entity.

     The trust preferred securities of a trust evidence a beneficial interest in the trust. The trusts exist for the sole purpose of issuing the trust securities and investing the proceeds in subordinated debt securities. A principal difference between the rights of a holder of trust preferred securities and a holder of subordinated debt securities is that a holder of subordinated debt securities is entitled to receive from us the principal amount of and interest accrued on subordinated debt securities held, while a holder of trust preferred securities is entitled to receive distributions from a trust, or from us under the trust guarantee, if and to the extent the trust has funds available for the payment of such distributions.

     Upon any voluntary or involuntary termination, winding-up or liquidation of a trust involving the liquidation of the subordinated debt securities, the holders of the trust preferred securities of the trust will be entitled to receive, out of assets held by the trust and after satisfaction of liabilities to creditors of the trust as provided by applicable law, the liquidation distribution in cash. Upon any voluntary or involuntary liquidation or bankruptcy of us, the property trustees of a trust, as holder of the subordinated debt securities of the trust, would be a subordinated creditor of us, subordinated in right of payment to all of our senior debt, but entitled to receive payment in full of principal and interest, before any of our stockholders receive payments or distributions. Since we are the guarantor under the trust guarantees and we have agreed to pay for all costs, expenses and liabilities of the trusts other than the trusts' obligations to the holders of the trust preferred securities, the positions of a holder of trust preferred securities and a holder of subordinated debt securities relative to other creditors and to our shareholders in the event of our liquidation or bankruptcy would be substantially the same.

     A default or event of default under any of our senior debt will not constitute a default or event of default under the subordinated indenture. However, in the event of payment defaults under, or acceleration of, our senior debt, the subordination provisions of the subordinated indenture provide that no payments may be made on the subordinated debt securities until our senior debt has been paid in full or any payment default under our senior debt has been cured or waived. Our failure to make required payments on a series of subordinated debt securities would constitute an event of default under the subordinated indenture.

                              PLAN OF DISTRIBUTION

     We may sell our securities through agents, underwriters or dealers, or directly to purchasers.

     We may designate agents to solicit offers to purchase our securities.

     - We will name any agent involved in offering or selling our securities, and any commissions that we will pay to the agent, in our prospectus supplement.

     - Unless we indicate otherwise in our prospectus supplement, our agents will act on a best efforts basis for the period of their appointment.

     - Our agents may be deemed to be underwriters under the Securities Act of 1933 of any of our securities that they offer or sell.

     We may use one or more underwriters in the offer or sale of our securities.

     - If we use an underwriter, we will execute an underwriting agreement with the underwriter(s) at the time that we reach an agreement for the sale of our securities.

     - We will include the names of the managing underwriter(s), as well as any other underwriters, and the terms of the transaction, including the compensation the underwriters and dealers will receive, in our prospectus supplement.

     - The underwriters will use our prospectus supplement to sell our securities.

     We may use a dealer to sell our securities.

     - If we use a dealer, we, as principal, will sell our securities to the dealer.

     - The dealer will then sell our securities to the public at varying prices that the dealer will determine at the time it sells our securities.

     - We will include the name of the dealer and the terms of our transactions with the dealer in our prospectus supplement.

     We may directly solicit offers to purchase our securities, and we may directly sell our securities to institutional or other investors. We will describe the terms of our direct sales in our prospectus supplement.

     We may indemnify agents, underwriters, and dealers against certain liabilities, including liabilities under the Securities Act of 1933. Our agents, underwriters, and dealers, or their affiliates, may be customers of, engage in transactions with or perform services for us, in the ordinary course of business.

     We may authorize our agents and underwriters to solicit offers by certain institutions to purchase our securities at the public offering price under delayed delivery contracts.

     - If we use delayed delivery contracts, we will disclose that we are using them in the prospectus supplement and will tell you when we will demand payment and delivery of the securities under the delayed delivery contracts.

     - These delayed delivery contracts will be subject only to the conditions that we set forth in the prospectus supplement.

     - We will indicate in our prospectus supplement the commission that underwriters and agents soliciting purchases of our securities under delayed delivery contracts will be entitled to receive.

     Underwriters, dealers and agents may engage in transactions with, or perform services for, or be customers of, El Paso Energy in the ordinary course of business.

     Other than common stock, all securities offered will be a new issue of securities with no established trading market. Any underwriter to whom securities are sold by us or any EPE Trust for public offering and sale may make a market in such securities, but such underwriters will not be obligated to do so and may discontinue any market making at any time without notice. The securities may or may not be listed on a national securities exchange or a foreign securities exchange, except for the common stock which is listed and traded on the NYSE. Any common stock sold by this prospectus will be listed for trading on the NYSE, subject to official notice of issuance. We cannot give you any assurance as to the liquidity of or the trading markets for any securities.

                                 LEGAL MATTERS

     The validity of the common stock, preferred stock, senior debt securities, subordinated debt securities and trust guarantees will be passed upon for El Paso Energy and the EPE Trusts by Andrews & Kurth L.L.P., Houston, Texas. The validity of the trust preferred securities under Delaware Law will be passed upon for the EPE Trusts by special Delaware counsel identified in the related prospectus supplement. If the securities are being distributed in an underwritten offering, the validity of the securities will be passed upon for the underwriters by counsel identified in the related prospectus supplement.

                                    EXPERTS

     The consolidated financial statements and financial statement schedule of El Paso Energy as of December 31, 1998 and 1997, and for the years ended December 31, 1998, 1997 and 1996, incorporated by reference in this Prospectus, have been incorporated herein in reliance on the report of PricewaterhouseCoopers LLP, independent accountants, given on the authority of such firm as experts in accounting and auditing.

     The consolidated financial statements of Sonat Inc. as of December 31, 1998 and 1997, and for the years ended December 31, 1998, 1997 and 1996 included in our Current Report on Form 8-K/A dated April 30, 1999, have been audited by Ernst & Young LLP, independent auditors, as set forth in their report thereon included therein and incorporated herein by reference, which, as to the year ended December 31, 1996, is based on the report of KPMG LLP, independent auditors. The report of KPMG LLP refers to a change by Zilkha Energy Company in accounting for oil and gas properties from the full cost method to the successful efforts method. Such restated consolidated financial statements are incorporated herein by reference in reliance upon such reports given upon the authority of such firms as experts in accounting and auditing.

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

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                           EL PASO ENERGY CORPORATION

                                  $900,000,000

                      MEDIUM TERM NOTES DUE NINE MONTHS OR
                            MORE FROM DATE OF ISSUE

                            ------------------------
                             PROSPECTUS SUPPLEMENT
                               DECEMBER 13, 2000
                            ------------------------

                         BANC OF AMERICA SECURITIES LLC
                             ABN AMRO INCORPORATED
                             CHASE SECURITIES INC.

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